Exhibit 10.27

STANDARD FORM OF OFFICE LEASE

1.             SUMMARY OF BASIC LEASE PROVISIONS, DEFINITIONS AND TABLE OF CONTENTS

BASIC DEFINITIONS

1.1   The following are the basic definitions and provisions of this Lease and are subject to all the terms and provisions of this Lease or any amendments or exhibits hereto:

(a)	Date of Lease:	July 14th, 2004

(b)	Landlord:	PW/MS OP SUB I, LLC, a Delaware limited liability company

	Landlord’s Address:	c/o PW/MS Management Co., Inc. The Gale Company, L.L.C. Park Avenue at Morris County 100 Campus Drive, Suite 200 Florham Park, New Jersey 07932

(c)	Tenant:	INFORMATION STRATEGIES GROUP, INC., a New Jersey corporation

	Tenant’s Address:	20 Waterview Boulevard
Parsippany-Troy Hills, New Jersey 07054

Tenant’s Tax Identification Number: 22-3361801

(d)	Building:	20 Waterview Boulevard Parsippany-Troy Hills, New Jersey

(e)	Demised Premises:	a portion of the third (3rd) floor in the Building, as shown on Exhibit A attached and made a part hereof

(f)	Rentable Size of Building: deemed as 226,145 square feet

(g)	Rentable Size of Demised Premises: deemed as 10,497 square feet

(h)	Tenant’s Occupancy Percentage: deemed as 4.64%

(i)	Base Taxes:

the amount determined by multiplying (a) the real estate tax rate in effect on January 1, 2004 and (b) the assessed valuation of the Real Estate for the calendar year ending December 31, 2004, as such assessed valuation is or may be ultimately determined by final administrative or judicial proceeding, or by abatement by an appropriate taxing authority

(j)	First Operating Year:	the calendar year ending December 31, 2004

First Tax Year: the calendar year ending December 31, 2004

(k)	Term of Lease: 5 years and 2 months

(l)	Estimated Commencement Date: September 30, 2004

(m)	Minimum Rent:

Lease Months	Annual	Monthly

1-24	$238,386.84	$19,865.57
25-62	$256,756.38	$21,396.39

(n)           Prepayment of Rent:           $19,865.57

(o)           Security:       $42,792.78 in the form of cash or Letter of Credit

(p)           Permitted Use:     first-class general, executive and administrative office use only and for   no other purpose

(q)           Allotted Parking:  37 spaces of which 5 spaces will be Designated Spaces

(r)            Brokers:       Williams Real Estate of New Jersey, LLC
119 Cherry Hill Road
Suite 110
Parsippany, New Jersey 07054
Attention:  Douglas Rowe
Vice President

- and -

The Gale Real Estate Advisors Company, L.L.C.
Park Avenue at Morris County
100 Campus Drive, Suite 200
Florham Park, New Jersey 07932
Attention:      Mark Yeager
        President

(s)           Rental Credit:  $39,731.14

(t)            Renewal Options:  two (2), five (5) year renewal options

(u)           Tenant Drawing Date:  Date of Lease

(v)           Construction Credit:  $188,946.00

1.2           Additional Definitions.  For the purposes of this Lease, the following terms shall have the meanings set forth below:

Accelerated Rent shall have the meaning given to it in Section 35.1(c) hereof.

Adjusted Minimum Rent shall mean the Minimum Rent as increased in accordance with this Lease to reflect any increase in Taxes and Operating Costs.

Affiliated Property shall have the meaning given to it in Section 16.5 hereof.

Agent(s) shall mean any agent, consultant, contractor or subcontractor hired by or reporting to Tenant or its employee, and any employee of any such entity.

Appraiser(s) shall have the meaning given to it in Section 5l.3(c).

Article(s) shall refer to the major subdivisions of this Lease listed in Section 1.3 hereof.

Assignee(s) or assignee(s) shall have the meaning given to it in Section 16.9 hereof.

Assignment or assignment shall have the meaning given to it in Section 16.9 hereof.

Assignor or assignor shall have the meaning given to it in Section 16.9 hereof.

Bankruptcy Code shall have the meaning given to it in Section 39.1 hereof.

Billing Date shall have the meaning given to it in Section 6.2(a) hereof.

Building Lessor shall have the meaning given it in Section 3.4 hereof.

Cleaning Service Rider shall mean Exhibit: C and all amendments thereto.

Commencement Date shall have the meaning given to it in Section 3.1 hereof.

Commencement Date Notice shall have the meaning given to it in Section 3.4 hereof.

Controlling Interest shall have the meaning given to it in Section 16.9(d) hereof.

Cure Period shall have the meaning given to it in Section 34.2 hereof.

Default shall have the meaning given to it in Section 34.1 hereof.

Environmental shall mean anything affecting the physical health, safety or condition of human beings, wildlife, or natural resources.

Environmental Authority shall have the meaning given to it in Section 15.2 hereof.

Estimated Minimum Rent shall have the meaning given to it in Section 51.3(d) hereof.

Event of Default shall have the meaning given to it in Section 34.2 hereof.

Expiration Date shall have the meaning given to it in Section 3.4 hereof.

Governmental Authority(ies) shall mean any governmental or quasi-governmental legislative, executive, judicial, regulative or independent body, department, office, agency, bureau or similar entity or any agent, officer or representative thereof.

HVAC shall mean heating, ventilation and air conditioning.

Improvements shall mean the Building and other improvements on the Land.

Initial Term shall have the meaning given to it in Section 3.4 hereof.

Interest shall have the meaning given to it in Section 34.3 hereof.

Land shall mean the land described in Exhibit B.

Land Lessor shall have the meaning given it in Section 29.3 hereof.

Landlord shall have the meaning given, to it in Section 29.2 hereof.

Landlord’s Determination shall have the meaning given to it in Section 6.2 (e) hereof.

Landlord’s Determination Notice shall have the meaning given to it in Section 51.3(a) hereof.

Landlord’s Recapture Notice shall have the meaning given to it in Section 16.4 hereof.

Landlord’s Recapture Right shall have the meaning given to it in Section 16.4 hereof.

Landlord’s Work shall have the meaning given to it in Section 23.1 hereof.

Law(s) shall mean any statute, ordinance, order, code, rule or regulation of a Governmental Authority now or hereafter in effect as applicable under the circumstances.

Legal Holiday(s) shall have the meaning given to it in Exhibit D.

Letter of Credit shall have the meaning given to it in Section 8.7 hereof.

License shall have the meaning given to it in Section 10.2 hereof.

Managing Agent shall mean the managing agent named on the signature page of this Lease, or such other person or entity as Landlord may designate by written notice from Landlord to Tenant, subject to Article 45 hereof.

Market Rent shall have the meaning given to it in Section 51.4(b) hereof.

Monument shall have the meaning given to it in Section 59.1 hereof.

Operating Costs shall have the meaning given to it in Section 6.2 (b) hereof.

Operating Statement shall have the meaning given to it in Section 6.2(a) hereof.

Operating Year shall mean any calendar year (or portion thereof) during the Term of Lease after the First Operating Year.

Parking Area(s) shall have the meaning given to it in Section 10.2 hereof.

Partner(s) shall have the meaning given it in Section 42.1 hereof.

Partnership Tenant shall have the meaning given to it in Section 42.1 hereof.

Pass-Through Capital Improvements shall have the meaning given to it in Section 6.2(f) hereof.

Profit shall have the meaning given to it in Section 16.6 hereof.

Real Estate shall mean, collectively, the Land and the Building and other improvements thereon.

Renewal Option(s) shall have the meaning given to it in Section 51.1 hereof.

Renewal Term shall have the meaning given to it in Section 51.1 hereof.

Rent Commencement Data shall have the meaning given to it in Section 3.5 hereof.

Rules and Regulations shall mean the rules and regulations set forth in Exhibit E, as same may be amended from time to time as provided herein.

Section(s) shall refer to subdivisions of each Article.

Service Charge shall have the meaning given to it in Section 34.3 hereof.

State shall mean the state of the United States in which the Land is located.

Sublease shall have the meanings given to it in Sections 16.2 and 16.3 hereof.

Subleasing shall have the meaning given to it in Section 16.3 hereof.

Sublessee(s) shall have the meaning given to it in Section 16.2 hereof.

Substantial Completion shall have the meaning given to it in Section 3.2 hereof.

Tax Statement shall have the meaning given to it in Section 6.1(c) hereof.

Tax Year shall mean any calendar year or portion thereof during the Term of Lease after the First Tax Year.

Taxes shall have the meaning given to it in Section 6.1(b) hereof.

Tenant’s Notice of Disagreement shall have the meaning given to it in Section 51.3 (a) hereof.

Tenant’s Renewal Notice shall have the meaning given to it in Section 51.2(a) hereof.

Tenant’s Share of Operating Costs shall have the meaning given to it in Section 6.2(a) hereof.

Tenant’s Share of Taxes shall have the meaning given to it in Section 6.1(a) hereof.

Tenant’s Transfer Notice shall have the meaning given to it in Section 16.3 hereof.

Tenant’s Work shall have the meaning given to it in Section 13.1(b) hereof.

Visitor(s) shall mean any visitor, guest, licensee or invitee of Tenant or any Sublessee, including any Agent, while on the Real Estate.

	1.3 Table of Contents.

1.	SUMMARY OF BASIC LEASE PROVISIONS, DEFINITIONS AND TABLE OF CONTENTS	1

2.	LEASE OF DEMISED PREMISES	8

3.	COMMENCEMENT OF TERM; EXPIRATION DATE	8

4.	INTENTIONALLY DELETED PRIOR TO EXECUTION	9

5.	RENT	10

6.	TAXES; OPERATING COSTS; REIMBURSEMENTS	10

7.	TENANT’S PERSONAL TAXES	15

8.	SECURITY	15

9.	USE AND OCCUPANCY	16

10.	ACCESS; COMMON AREAS; PARKING	17

11.	RESTRICTIVE COVENANT - FOOD SERVICE	18

12.	TENANT’S CARE AND REPAIR OF DEMISED PREMISES	19

13.	TENANT’S WORK AND INSTALLATIONS	19

14.	COMPLIANCE WITH LAWS	22

15.	ENVIRONMENTAL COMPLIANCE	23

16.	ASSIGNMENT; SUBLEASING	24

17.	NOTIFICATION BY TENANT	30

18.	RULES AND REGULATIONS	31

19.	PEACEABLE ENJOYMENT	31

20.	SURRENDER	31

21.	HOLDING OVER	32

22.	INDEMNITY	32

23.	LANDLORD’S WORK	33

24.	SERVICES TO BE PROVIDED BY LANDLORD	34

25.	ELECTRICITY	35

26.	HEATING, VENTILATION AMD AIR CONDITIONING	36

27.	CLEANING SERVICES	36

28.	LANDLORD’S ACCESS TO DEMISED PREMISES AMD ALTERATIONS	37

29.	LIMITATION OP LIABILITY	38

30.	PROPERTY LOSS; DAMAGE; INSURANCE	39

31.	DAMAGES BY FIRE OR OTHER CASUALTY	40

32.	WAIVER OF SUBROGATION	42

33.	EMINENT DOMAIN	42

34.	DEFAULTS) EVENTS OF DEFAULT	43

35.	REMEDIES FOR EVENTS OF DEFAULT	44

36.	LANDLORD’S PERFORMANCE; EXPENDITURES	46

37.	ACCORD AND SATISFACTION	47

38.	EFFECT OF WAIVERS	47

39.	BANKRUPTCY; INSOLVENCY	48

40.	STATUTORY WAIVER; WAIVER OF TRIAL BY JURY	49

41.	SUBORDINATION OF LEASE; ESTOPPEL CERTIFICATES	49

42.	PARTNERSHIP TENANT	51

43.	INTENTIONALLY DELETED PRIOR TO EXECUTION	52

44.	CORPORATE AUTHORITY	52

45.	MANAGING AGENT	53

46.	BROKER	53

47.	NOTICES	53

48.	INTERPRETATION	54

49.	NO OFFER, AGREEMENT OR REPRESENTATIONS	56

50.	APPLICABILITY TO HEIRS AMD ASSIGNS	56

51.	RENEWAL OPTIONS	56

52.	INTENTIONALLY DELETED PRIOR TO EXECUTION	59

53.	INTENTIONALLY DELETED PRIOR TO EXECUTION	59

54.	FORCE MAJEURE	59

55.	SATELLITE ANTENNA	59

56.	RIGHT OF FIRST OFFER	60

57.	USA PATRIOT ACT	61

58.	SUPPLEMENTAL HVAC	61

59.	EXTERIOR SIGNAGE	61

SIGNATURE PAGE

EXHIBITS

A	RENTAL PLAN

B	LEGAL DESCRIPTION OF LAND

C	CLEANING SERVICE RIDER

D	LEGAL HOLIDAYS

E	RULES AND REGULATIONS

F	LANDLORD’S BUILDING WORK

2.             LEASE OF DEMISED PREMISES

2.1           Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon the terms and conditions herein set forth, the Demised Premises in the Building which is situated on the Land.

3.             COMMENCEMENT OF TERM; EXPIRATION DATE

3.1           The parties intend that the Term of Lease shall commence on or about the Estimated Commencement Date.  However, the actual commencement of the Term of Lease (“Commencement Date”) shall be the earlier of:  (1) the date upon which Landlord’s Work shall be substantially completed; or (2) the date on which Tenant shall have taken possession or control of or moved furniture or other personal property into all or any portion of the Demised Premises for the purpose of conducting Tenant’s business in and from the Demised Premises.

3.2           For purposes hereof, Landlord’s Work shall be deemed to be substantially completed for all purposes hereunder (“Substantial Completion”) on the date upon which Landlord has procured a temporary or permanent certificate of occupancy permitting occupancy of the Demised Premises by Tenant.

3.3           (a)           Substantial Completion shall be deemed to have occurred even though:  (1) minor details of Landlord’s Work remain to be done, provided such details do not materially interfere with Tenant’s occupancy of the Demised Premises; or (2) any work or installation other than Landlord’s Work being performed by Tenant itself or its own Agent (s) has not been completed.

(b)           Notwithstanding anything to the contrary contained in this Article, if for any reason the Demised Premises are not ready for occupancy on the Estimated Commencement Date solely due to factors beyond the reasonable control of Landlord, other than delays caused by Tenant or its Agent, such as any of the delays set forth in Section 23.4 hereof: (1) this Lease shall nevertheless continue in full force and effect; (2) the Commencement Date shall be postponed until Substantial Completion has occurred; and (3) the Expiration Date shall be adjusted to provide for the full Term of Lease.

(c)           Notwithstanding anything to the contrary contained in this Article, should the Demised Premises not be ready for Tenant’s occupancy on the Estimated Commencement Date and said delay is due in whole or in part to the modification by Tenant or its Agent of any plans for Landlord’s Work in the Demised Premises after the Tenant Drawing Date, or due to other delays caused by Tenant or its Agent or the employees of either, then, provided Landlord shall have given Tenant prior notice to such effect, the Commencement Date shall be the Estimated Commencement Date.

3.4           On or about the Commencement Date, Landlord or Managing Agent shall deliver to Tenant a notice (the “Commencement Date Notice”) fixing the Commencement Date and the expiration date (“Expiration Data”), which shall be the last day of the month which reflects the Term of Lease (the “Initial Term”), as well as the payee and address for all rental payments.  Tenant shall acknowledge receipt of the Commencement Date Notice by signing a copy of same and returning it to Landlord within five (5) business days of the receipt thereof.  Tenant’s failure to sign an accurate Commencement Date Notice and return same to Landlord as provided in this Section shall be deemed to be Tenant’s acceptance of the Commencement Date and Expiration Date as correctly stated in an accurate Commencement Date Notice.

3.5           The date upon which Tenant is obligated to commence payment of Minimum Rent hereunder (“Rent Commencement Data”) shall be the Commencement Date.  Notwithstanding the foregoing, Tenant shall pay Landlord upon the execution of this Lease:  (a) the Prepayment of Rent, which shall be applied to Minimum Rent due beginning the first (1st) full month that Tenant is obligated to pay Minimum Rent after depletion of the Rental Credit; and (b) the Security.  So long as there is no Event of Default under this Lease, the Rental Credit shall be applied to the Minimum Rent as it becomes due, beginning on the Commencement Date.  If the Commencement Date occurs on a day other than the first (1st) day of a calendar month, then, the Minimum Rent for such partial calendar month shall be prorated at a per diem rate of one-thirtieth (1/30) of the first full monthly installment of Minimum Rent.

3.6           As a condition of Landlord’s agreement hereunder, subject to Article 23 hereof, Tenant agrees to take possession of and accept the Demised Premises in their “as is” physical condition and state of repair as of the Commencement Date.  In this regard, Landlord shall have no obligation to do any work or perform any services with respect to the preparation of the Demised Premises, except as otherwise provided in Article 23 hereof.  Landlord shall obtain, at no expense to Tenant, a certificate of occupancy for the Demised Premises.

3.7           Landlord hereby grants Tenant a revocable license, solely for the fifteen (15) day period immediately prior to the Commencement Date, to enter the Demised Premises to make installation of Tenant’s equipment, fixtures and furniture on the condition that:  (i) such installation is in harmony with and in no way delays, hampers or interferes with the construction of Landlord’s Work; and (ii) all materialmen, laborers, subcontractors and contractors maintain workman’s compensation, public liability and property damage insurance, with a hold harmless provision in favor of Landlord, all in amounts and with companies reasonably satisfactory to Landlord and proof of said insurance is furnished to Landlord prior to the commencement of any work.  Landlord expressly reserves the right to revoke the aforementioned license:  (a) as allowed by law; or (b) if there is an Event of Default under this Lease.  Tenant agrees that the failure of any such equipment, fixtures or furniture installation to be completed shall not delay or defer the Commencement Date.  If, prior to the Commencement Date, Tenant shall enter the Demised Premises to make any installations of its equipment, fixtures or furnishings, Landlord shall have no liability for any personal injury or property damage suffered by Tenant, its employees or Agents, except to the extent caused directly by Landlord’s (or its agents’, employees’ and contractors’) negligence or misconduct.

3.8           If, through no fault of Tenant, Substantial Completion occurs after November 30, 2004, but before January 1, 2005, then, upon the prior written request of Tenant, Landlord shall, provided no Event of Default has occurred under this Lease, give Tenant, as its sole and exclusive remedy for such delay, one-half (1/2) day’s worth of free Minimum Rent for each day between December 1, 2004 and the Commencement Date.  If, through no fault of Tenant, Substantial Completion occurs on or after January 1, 2005, then, upon the prior written request of Tenant, Landlord shall, provided no Event of Default has occurred under this Lease, give Tenant, as its sole and exclusive remedy for such delay, one-half (1/2) day’s worth of free Minimum Rent for each day between December 1, 2004 and December 31, 2004 plus one (1) day’s worth of free Minimum Rent for each day between January 1, 2005 and the Commencement Date.  Tenant agrees that any free Minimum Rent awarded to Tenant under this Section must apply consecutively to the applicable number of days beginning with the Commencement Date.  Landlord shall have the right to extend the December 1, 2004 deadline referenced in the first (1st) and second (2nd) sentences of this Section by a period equal to the aggregate number of days of delay in Substantial Completion of any work to be performed for Tenant or in the issuance of a temporary or permanent certificate of occupancy covering the Demised Premises occasioned by reason of:  (a) Tenant’s failure to reasonably cooperate with Landlord; (b) Tenant’s delays in submitting any drawings or specifications or estimates, or in supplying information, or in approving drawings, specifications or estimates, or in giving authorizations; (c) any “extra” or “change order” requested by Tenant; (d) any changes by Tenant in any designations previously made by Tenant; (e) any acts or omissions of Tenant; or (f) any cause or factor beyond Landlord’s reasonable control, including, but not limited to, strikes or other labor disputes, accidents, orders or regulations of any Governmental Authority, delay due to adjustment of insurance claims, or lack of availability of materials, parts or utility services, delay due to the issuance of municipal building permits or municipal construction authorizations, act of God, fire, earthquake, floods, explosion, action of the elements, war, hostilities, invasion, insurrection, riot, mob violence, sabotage or by reason of any other cause, whether similar or not to the foregoing, that is beyond the reasonable control of Landlord.

4.             INTENTIONALLY DELETED PRIOR TO EXECUTION

5.             RENT

5.1           Tenant covenants to pay to Landlord the Minimum Rent, payable in equal monthly installments in advance, so that such payments are received by Landlord no later than the first day of each month during the term of this Lease, subject to Section 3.5 hereof.

5.2           Tenant covenants to pay Adjusted Minimum Rent in a timely manner as provided in Article 6 hereof.

5.3           The Minimum Rent or Adjusted Minimum Rent payable hereunder by Tenant shall be paid without notice or demand and, except as may otherwise be expressly provided elsewhere in this Lease to the contrary, without set-off, counterclaim, abatement, reduction or defense, in currency or immediately-available funds which at the time of payment is legal tender for public and private debts in The United States of America, at the address of Landlord set forth above or at such other place as Landlord or its Managing Agent may from time to time designate in writing to Tenant.

6.             TAXES; OPERATING COSTS; REIMBURSEMENTS

6.1           (a)  If the Taxes for any Tax Year during the term of this Lease shall be greater than the Base Taxes, then Tenant shall pay to Landlord, as additional rent, an amount equal to Tenant’s Occupancy Percentage times such excess (“Tenant’s Share of Taxes”).

(b)           “Taxes” shall mean all real estate taxes, charges and assessments imposed upon the Demised Premises or the Real Estate or any part thereof by any Governmental Authority.  Landlord shall have the exclusive right, but not the obligation, to contest or appeal any Taxes or assessments levied on the Real Estate or any portion thereof and any actual, out-of-pocket and reasonable expense incurred by Landlord in connection with such contest or appeal, including, but not limited to, reasonable fees payable to attorneys, appraisers and consultants, shall be deemed “Taxes”.  Taxes shall not include:  (i) corporate franchise tax; (ii) income tax; (iii) transfer tax; (iv) estate tax; (v)

inheritance tax; (vi) succession tax; (vii) gift tax; (viii) excise tax; (ix) unincorporated business tax; (x) capital stock tax; and (xi) late charges, interest and penalties.  If, however, any of the foregoing items referenced in subsection (i)-(xi) hereof are imposed in lieu of the real estate taxes, charges and assessments referenced in the first (lst) sentence of this Section, then, notwithstanding anything contained to the contrary in the immediately preceding sentence, Taxes shall include the particular item or items in subsection (i)-(xi) hereof that are imposed in lieu of the real estate taxes, charges and assessments referenced in the first (1st) sentence of this Section.  If, after the Commencement Date, Landlord pays an entire assessment in a single lump sum, then, the Taxes for that year and each year thereafter during the term shall reflect the portion of the assessment which would have been due annually had Landlord taken the maximum time period to pay said assessment prior to the imposition of interest, penalties or late charges.

(c)           Upon the issuance by any authority having jurisdiction over the Real Estate of a bill or bills for any Tax Year or portion thereof subsequent to the First Tax Year, Landlord shall submit to Tenant a statement (the “Tax Statement”) which shall indicate Tenant’s Share of Taxes, which Tax Statement shall be accompanied by a copy of the latest tax bill or bills for the Taxes for said Tax Year.  Within thirty (30) days after the issuance of the Tax Statement, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of Taxes as set forth therein.

(d)           Notwithstanding anything to the contrary contained herein, should the Demised Premises or any other portion of the Building be separately assessed for tax purposes, then Landlord shall have the option of declaring Tenant’s Share of Taxes to be (1) the actual Taxes allocated to the Demised Premises, or (2) that amount which is the result of multiplying (i) the Taxes for that portion or portions of the Building containing the Demised Premises times (ii) a ratio, which shall be the square footage of the Demised Premises divided by the total square footage of the portion of the Building to which the Taxes in question apply.

6.2           (a) Tenant hereby covenants that for each Operating Year during the term of this Lease for which the Operating Costs shall exceed the Operating Costs for the First Operating Year, Tenant shall pay to Landlord, as additional rent, an amount equal to Tenant’s Occupancy Percentage times such excess (“Tenant’s Share of Operating Costa”) within thirty (30) days after presentation of Landlord’s statement (the “Operating Statement”) therefor.  The Operating Statement shall indicate:  (1) the initial additional amount, if any, required to be paid by Tenant as additional rent as provided in this Section; (2) Tenant’s new Adjusted Minimum Rent; and (3) the manner in which such adjustment is computed.  Landlord shall present its Operating Statement within ninety (90) days (the “Billing Data”) after the commencement of each such Operating Year.  Tenant shall thereafter, for the balance of that Operating Year and for that portion of the next Operating Year until the next Billing Date, include monthly payments of one-twelfth (l/12th) of such increase as an addition to Adjusted Minimum Rent, such amounts to be paid as estimates of Tenant’s Operating Costs for such subsequent Operating Year, and which amounts shall be credited for the account of Tenant against the payment due on the next Billing Date.

(b)           “Operating Costs” shall include each and every expense actually and reasonably incurred in connection with the ownership, administration, management, operation, repair and maintenance of the Real Estate, including, but not limited to, wages, salaries and fees paid to persons either employed by Landlord or engaged as contractors in the operation of the Real

Estate at or below the level of property manager, and such other typical items of expense as are indicated below.  All such costs and the values allocated to services rendered and supplies delivered shall be reflected on the Operating Statement and shall be exhibited to Tenant upon request pursuant to Section 6.2(d) hereof.  The following shall not be included in Operating Costs:

1.             utility coats for overtime lighting and overtime HVAC to the extent said costs are actually paid by the tenants to whom said overtime services are provided;

2.             expenditures of a capital nature for the replacement of structural components to the Building, except to the extent that such expenditures for the replacement of structural components to the Building (i) are necessitated by a legal requirement in effect after the Date of Lease or (ii) cause a reduction in any item of Operating Costa (the expenditures referenced in subsection (i) and/or (ii) hereof are hereinafter referred to in Section 6.2(f) hereof as “Pass-Through Capital Improvements”);

3.             depreciation and amortization of debt;

4.             reserves for bad debts;

5.             expenses incurred in procuring tenants (including, without limitation, brokerage commissions, advertising expenses and expenses of renovating or otherwise preparing space for tenants’ initial occupancy);

6.             interest on any mortgage and other mortgage financing charges including points or prepayment charges;

7.             rent or any other sums payable under any ground or underlying lease or leases;

8.             compensation paid for clerks or attendants in concessions or newsstands operated by Landlord;

9.             the cost of any special or extraordinary service for which any tenant, including Tenant, has paid in full and was charged directly;

10.           any cost or expense representing an amount paid to a person or entity related to Landlord which is in excess of the amount which would have been paid for comparable first-class goods or services in the absence of such relationship;

11.           any expenditures for which Landlord is reimbursed (other than pursuant to a general operating cost pass through);

12.           any expense paid or incurred by Landlord for repairs to the extent Landlord actually receives insurance proceeds or condemnation awards therefor;

13.           increases in insurance premiums to the extent such increase is solely attributable to increased risks from prohibited activities of any other tenant in the Building;

14.           expenses resulting from the tortious conduct or gross negligence of Landlord, its agents or employees within the scope of their employment;

15.           the cost of redecorating or special cleaning or other special services or higher level of service incurred for individual tenants not provided on a regular basis to other office tenants of the Building;

16.           costs incurred in connection with the clean-up of, or other action taken with regard to, any hazardous or toxic wastes or substances deposited in the Building by Landlord in violation of laws in effect at the time Landlord so deposited said wastes or substances;

17.           costs associated with the operation of the business of Landlord, as opposed to costs specifically attributable to the operation of the Building;

18.           costs of any fines or penalties, or any interest assessed against Landlord;

19.           Taxes;

20.           fees for professional services of lawyers and accountants incurred in connection with the transfer of Landlord’s interest in the Real Estate; and

21.           legal fees and court costs incurred litigating against tenants in non-payment of rent disputes.

(c)           Some of the typical items of expense which comprise or may comprise the Operating Costs which are to be included in the Operating Statement are or may be, without limiting the generality of the term Operating Costs:  (1) general repairs and maintenance to the exterior and common areas of the Improvements; (2) utility costs, including, but not limited to, costs of energy to power Landlord’s standard HVAC units serving the Building (both tenant and common areas), and costs of electricity to light the common areas; (3) cleaning costs, including, but not limited to, window cleaning, general interior office cleaning and cleaning of common areas; (4) service and/or maintenance contracts, including, but not limited to, HVAC, rubbish removal, carting, janitorial, security watchmen, exterminating and snow removal to the extent such services and/or maintenance are contracted for by Landlord or Managing Agent; (5) costs of landscaping and maintenance of the Building grounds; (6) costs of insurance and any deductible thereunder; (7) salaries, benefits and work uniforms of superintendents, engineers, mechanics and custodians; (8) towel service for common lavatories; (9) sales and use taxes; (10) cost of regularly replacing fluorescent tubes and ballasts in tenant spaces, unless due to the carelessness of such individual tenant; (11) costs, if any, of landscaping or snowplowing public roadways in or adjacent to the development of which the Real Estate is a part; and (12) such other costs and expenses actually and reasonably incurred in the operation, maintenance and repair of first-class real property of the nature and in the area of the Real Estate.

(d)           The expenditures referred to in this Article shall be determined in accordance with generally accepted accounting principles, consistently applied.  So long as there is no Event of Default under any provisions of this Lease, Tenant or its representative shall have the right, at its own expense, upon reasonable notice and during reasonable hours, to inspect the books of Landlord for the purpose of verifying the information contained in any Operating Statement, provided:  (1) prior written request for such inspection shall be made by Tenant; (2) such request is made within ninety (90) days of receipt of the Operating Statement to be verified; (3) Tenant shall have paid the Operating Statement in full; and (4) such inspection is conducted by only an independent accounting firm that is not being compensated by Tenant on a contingency fee basis.  Any Operating Statement not verified within said ninety (90) day period shall be deemed to be correct.  The payment in full of all amounts due under any Operating Statement may be made by Tenant under protest and without prejudice to Tenant’s rights contained in this Section.

(e)           Notwithstanding anything to the contrary contained in this Article, if the average occupancy of the Building is less than one hundred percent (100%) during the First Operating Year or any subsequent Operating Year, then Landlord shall make a reasonable determination (“Landlord’s Determination”) of what the Operating Costs for such year would have been if during the entire year the average tenant occupancy of the Building were one hundred percent (100%).  Subject to Tenant’s rights under Section 6.2(d) hereof.  Landlord’s Determination shall be binding and conclusive upon Tenant and shall for all purposes of this Lease be deemed to be the Operating Costs for such Operating Year.

(f)            Notwithstanding anything contained to the contrary in Section 6.2(b)2. hereof, Landlord and Tenant agree that the cost of all Pass-Through Capital Improvements shall be deemed Operating Costs, except that Tenant shall pay for the costs of all Pass-Through Capital Improvements as follows:  (1) Landlord shall amortize on a straight-line basis over the useful life of the Pass-Through Capital Improvement (as reasonably determined by Landlord) the coat of performing said Pass-Through Capital Improvement; and (2) Tenant shall pay Landlord as an Operating Coat during the year of the Lease in which the Pass-Through Capital Improvement work commences, and in each subsequent year of the Lease, an amount equal to (y) Tenant’s Occupancy Percentage of said amortized cost of performing the Pass-Through Capital Improvement plus (z) Interest on the unamortized cost of performing the Pass-Through Capital Improvement.  If, however, any capital improvement, including, but not limited to, a Pass-Through Capital Improvement, is necessitated by Tenant’s acts or omissions, then, said capital improvement shall be performed by Landlord at Tenant’s sole expense and the amounts payable from Tenant to Landlord therefor shall constitute additional rent and shall be due in full within thirty (30) days after Tenant’s receipt of Landlord’s invoice therefor, together with supporting documentation that substantiates the expense.

6.3           If, due to an error in the preparation of any Tax Statement or Operating Statement, there shall be an additional amount payable or a refund due with respect to Taxes and/or Operating Costs for the period covered by such statement(s), such amount shall be calculated by Landlord or Managing Agent and sent to Tenant in a revised Tax or Operating Statement, and any amount payable by Tenant to Landlord shall be paid within thirty (30) days, as additional rent or the amount due to Tenant shall either be credited against amounts due or to become due to Landlord or promptly refunded to Tenant hereunder.  However, it is agreed by the parties that any credit shall not in any way operate to reduce the Minimum Rent payable by Tenant.  If such calculation takes place and/or any payment in connection herewith becomes payable by either Landlord or Tenant after the expiration or earlier termination of this Lease, this Section shall be deemed to have survived such expiration or termination.

6.4           Any increase in additional rent under this Article shall be prorated for the final Tax Year or Operating Year if such Tax Year or Operating Year covers a period of less than twelve (12) full months.  Tenant’s obligation to pay additional rent occurring hereunder prior to the Expiration Date shall survive the expiration or sooner termination of this Lease.

6.5           If any tenant in the Building for any reason shall not be provided all services generally provided by Landlord to other tenants of the Building, then for purposes of determining Operating Costs, Landlord shall reasonably estimate what Operating Costs would have been had such service been provided to all tenants.  If any appliances or electrical or mechanical equipment are installed in the Demised Premises or elsewhere on the Real Estate solely for the use of Tenant or the Demised Premises, such appliances or electrical or mechanical equipment shall be maintained in good operating condition by Tenant at its sole cost and expense.

6.6           Tenant shall pay to Landlord, within thirty (30) days of rendition of an invoice therefor, any sales, use, excise or similar tax or assessment imposed upon this Lease or upon all or any portion of the Minimum Rent or Adjusted Minimum Rent payable hereunder.

6.7           Tenant shall reimburse Landlord for all actual, out-of-pocket and reasonable expenses in connection with the review by Landlord’s architect, engineer, planner, construction advisor or attorney of any alteration, assignment, sublease, financing, waiver or similar proposed activity or document of or on behalf of Tenant or any Sublessee within thirty (30) days of rendition of an invoice therefor, together with supporting documentation that substantiates the expenses.

7.             TENANT’S PERSONAL TAXES

7.1           Tenant agrees to pay all taxes, assessments and fees imposed upon Tenant or on the personal property or operations of Tenant in connection with its use and occupancy of the Demised Premises, including, but not limited to, personal property, income, withholding and unemployment compensation taxes, and to hold Landlord harmless from collection of any such taxes out of monies due and owing Landlord or property in which Landlord may have an interest.  This provision shall survive the expiration or sooner termination of this Lease.

8.             SECURITY

8.1           Tenant shall deposit the Security with Landlord on the date hereof as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease.  It is agreed that if an Event of Default occurs, Landlord may use, apply or retain the whole or any part of the Security to the extent required for the payment of any Adjusted Minimum Rent or additional rent, or any other sum as to which Tenant is in Default, or for any sum which Landlord may reasonably expend or may be reasonably required to expend by reason of such Event of Default, including, but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before, after or in the absence of summary proceedings or other re-entry by Landlord.

8.2           If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security shall be returned to Tenant after the Expiration Date, after delivery of possession of the entire Demised Premises to Landlord as required hereunder, and less any amounts either due and owing Landlord hereunder or reasonably required to return the Demised Premises to the condition required herein.

8.3           In the event of a sale of the Building (with or without the Land) or a leasing of the Building in its entirety to a third party subject to the space leases therein (a “Building Lessor”), Landlord shall have the right to transfer the Security to the grantee or lessee, and in the event Landlord so transfers the Security, Landlord shall thereupon be released by Tenant from all liability for the return of such Security, provided Landlord shall have given notice to Tenant of such transfer; and Tenant agrees to look solely to the new owner or Building Lessor, as the case may be, for the return of said Security.  It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security to a new Building owner or Building Lessor.  The aforementioned provisions shall be self-operative without any further act by Landlord or Tenant necessary to effectuate the same.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security, and that Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

8.4           If Landlord applies or retains all or any portion of the Security as may be permitted herein, Tenant shall restore within five (S) business days of Landlord’s notice the amount so applied or retained so that at all times during the term hereof the amount deposited with Landlord shall be not less than the amount indicated in Article 1 hereof.

8.5           Tenant shall not designate any portion of the Security as Minimum Rent or Adjusted Minimum Rent due hereunder.

8.6           Intentionally Deleted Prior To Execution

8.7           Tenant, in lieu of cash, may deliver to Landlord, as Security, an irrevocable negotiable letter of credit (the “Letter of Credit”) by and drawn on a bank or trust company approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, in form and content reasonably acceptable to Landlord for its account in the amount of the Security.  The expiration date of the Letter of Credit shall be the forty fifth (45th) day after the Expiration Date.

8.8           Upon Landlord’s demand, Tenant, at its expense, shall revise the Letter of Credit by changing the beneficiary thereunder to whomever Landlord or Managing Agent may designate from time to time in writing to Tenant.  Tenant shall deliver the revised Letter of Credit naming the new beneficiary within thirty (30) days after Landlord requests delivery of same.  Failure to deliver such revised Letter of Credit within the aforementioned thirty (30) day period shall be a breach of this Lease, and Landlord shall have the right, among other remedies provided hereunder, to present the existing Letter of Credit for payment in full, draw thereon, and either to apply or retain the proceeds thereof in accordance with this Article, or to assign such proceeds to any Building purchaser or Building Lessor.

8.9           Landlord shall deposit any cash Security received from Tenant in an interest-bearing account in a commercial banking institution, subject to Landlord’s right to apply the Security as provided in this Article 8 and subject to Tenant’s obligation to restore the amount of Security should Landlord apply or utilize all or any portion thereof.  The interest-bearing account in which the cash Security is to be deposited shall be in a commercial banking institution selected by Landlord and may from time to time be transferred by Landlord to another commercial banking institution of Landlord’s choice.  Any interest earned on the cash Security shall be earned for the account of Tenant but shall be held by Landlord as additional Security hereunder; except that Landlord may retain one percent (1%) of the cash Security annually as an administrative fee, which fee Tenant agrees is fair and reasonable.

9.             USE AND OCCUPANCY

9.1           Tenant covenants to use and occupy the Demised Premises for the Permitted Use and for no other purpose whatsoever, and in compliance with the other provisions of this Lease.

9.2           Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to Law.  Tenant shall not knowingly do or knowingly permit any act or thing to be done in or to the Demised Premises which will invalidate, be in conflict with, or increase the rates of any public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Demised Premises or the Building.  Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which shall or might subject Landlord to any liability or responsibility to any person or for property or Environmental damage.  Tenant shall not keep anything in the Demised Premises which is contrary to Law except as now or hereafter permitted by any Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other similar authority having jurisdiction over the Real Estate, nor shall Tenant use the Demised Premises or any other portion of the Real Estate in a manner which would otherwise present an unreasonable risk to the Building or the occupants thereof.  Landlord represents that Tenant’s use and occupancy Of the Demised Premises in strict accordance with the Permitted Use recited in Section 1.1(p) hereof shall not, in and of itself, constitute a default by Landlord under any insurance policy procured by Landlord for the

Building.

10.          ACCESS; COMMON AREAS; PARKING

10.1         Subject to the other provisions of this Lease, including Section 10.2 hereof, and the Rules and Regulations, Tenant shall have the right of nonexclusive use, in common with others, of:  (a) automobile parking spaces not designated for use by others; (b) driveways; (c) footways; (d) lobbies, corridors and elevators for access to the Demised Premises; and (e) such other common areas and facilities currently existing or as may be constructed from time to time on the Real Estate and designated by Landlord for Tenant’s and other tenants’ use.

10.2         The number of parking spaces in the parking area or areas serving the Building (the “Parking Area”) is limited and must be allocated reasonably among all tenants of the Building.  Provided no Event of Default has occurred, Tenant shall have a nonexclusive license (the “License”) to park up to the number of care indicated under Allotted Parking in Section 1.1 hereof by Tenant and any Sublessee, or the employees or Visitors of either, in the Parking Area.  The License may be revoked pursuant to Section 10.3 hereof.  Landlord shall not be responsible to Tenant for enforcing the License or for violation of the License by other tenants of the Building or by third parties.  Landlord agrees to mark, no later than the Commencement Date, at Landlord’s sole cost and expense, the number of parking spaces indicated under Designated Spaces in Section 1.1 hereof for the exclusive use of Tenant, its employees and Visitors.  Said Designated Spaces shall not increase the Allotted Parking defined in Section 1.1 hereof.

10.3         Any of the following actions shall be deemed a Default under this Lease:  (a) the use of any more than the Allotted Parking by Tenant, any Sublessee or their employees or Visitors; (b) the parking in spaces designated for the exclusive use of any other tenant in the Building by Tenant, any Sublessee or their employees or Visitors; (c) the parking other than in marked parking spaces by Tenant, any Sublessee or their employees or Visitors; (d) the maintenance or repair of any vehicle in the Parking Area by Tenant, any Sublessee or their employees or Visitors, except in an emergency; or (e) the cleaning of any vehicle in the Parking Area by Tenant, any Sublessee or their employees or Visitors.  In any of such events, Landlord may suspend or revoke the License should such practice continue after written notice from Landlord or Managing Agent, and/or Landlord may exercise such other remedies as are provided in this Lease.  Landlord shall not be responsible to Tenant for policing Tenant’s Designated Spaces or for the use thereof by other tenants of the Building or by other third parties.

10.4         If the number of parking spaces in the Parking Area is reduced by circumstances beyond the reasonable control of Landlord, the Allotted Parking shall be reduced proportionately.  Provided no Event of Default exists and Tenant is not, in whole or in part, responsible for the reduction of parking spaces in the Parking Area, then, Landlord shall exercise reasonable efforts to arrange the availability for Tenant’s use of alternate parking facilities.  Notwithstanding anything contained to the contrary in Article 6 hereof, all expenses reasonably incurred by Landlord in connection with the immediately preceding sentence shall constitute Operating Costs.

10.5         Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles in the Parking Area or for any loss of property from within those motor vehicles, or for any injury in the Parking Area to Tenant or any Sublessee or any of their employees or Visitors except to the extent determined to be caused by the negligence or willful misconduct of Landlord or its agents, employees and contractors.  Tenant shall use reasonable efforts to acquaint its and any Sublessee’s employees with any parking rules and regulations reasonably promulgated by Landlord or Managing Agent and Tenant assumes responsibility for compliance by said employees with such parking provisions, and shall be liable to Landlord for all unpaid parking charges, if any, incurred by said employees.  Landlord shall not apply any of the parking rules and regulations against Tenant on a discriminatory basis, it being understood and acknowledged by Tenant that:  (a) its specific use of the Parking Area may be the predicate for Landlord promulgating and enforcing reasonable parking rules and regulations against Tenant that may be applicable only to Tenant and no other tenant or occupant of the Building; and (b) Landlord’s failure to apply or enforce a parking rule and regulation against a tenant whose lease does not give or provide Landlord a right to enforce or apply the parking rule and regulation against that tenant shall not be deemed to be an application of that parking rule and regulation on a discriminatory basis should Landlord apply that parking rule and regulation to or against Tenant.

10.6         If Tenant or any Sublessee or the employees or Visitors of either park illegally or in areas designated for use by others, or in driveways, fire lanes or areas not striped for general parking, then Landlord may charge Tenant, as additional rent, Fifty and 00/100 Dollars ($50.00) per day for each instance each motor vehicle is so parked.  In addition, Tenant authorizes Landlord and Managing Agent to tow away from the Parking Area, at Tenant’s sole cost and expense, vehicles used by Tenant, any Sublessee or any employees or Visitors of either and/or to attach violation stickers or notices to any motor vehicles used by Tenant or any Sublessee or their employees or Visitors parked illegally or in violation of this Article or any parking rules and regulations reasonably promulgated by Landlord or Managing Agent.  Any amount due from Tenant pursuant to this Article shall be deemed additional rent.

10.7         Tenant shall not conduct, nor permit any Sublessee or the employees or Visitors of either to conduct, any soliciting or picketing in or on any of the common areas of the Real Estate.

10.8         Tenant shall use reasonable efforts not to permit its or any Sublessee’ s employees or Visitors to smoke or carry lighted tobacco products in the common areas of the Building, including, but not limited to, lobbies, elevators, hallways, stairwells and restrooms.  Landlord shall post such areas as nonsmoking areas in accordance with Law.

11.          RESTRICTIVE COVENANT - FOOD SERVICE

11.1         Tenant hereby covenants and agrees that it shall not permit the use of the Demised Premises or any portion thereof, for the service of food to anyone other than Tenant’s employees or Visitors, nor shall Tenant maintain any facilities for the sale or consumption of food to and by anyone other than Tenant’s employees or Visitors, including vending machines, without, in each case, obtaining the prior written consent of Landlord, which consent shall not unreasonably be withheld, delayed or conditioned.

11.2         Landlord or the owner of the office park in which the Building is located may, at the discretion of either, enter into agreements with third parties for the operation of a restaurant, cafeteria, coffee-cart or similar food service as an amenity for the Building and/or other buildings in said office park.  In order to enhance the viability of any such food service, Tenant shall not prepare, contract for, serve or otherwise make available a food service facility in competition with such third parties.

11.3         Tenant shall not suffer or permit the sale or consumption of food or drink in the common areas of the Building or in the driveways or Parking Area of the Real Estate by the employees or Visitors of Tenant or any Sublessee; provided, however, that Tenant’s and any Sublessee’s employees may utilize any picnic tables or similar areas on the Real Estate which may be designated by Landlord or Managing Agent for consumption of food and non-alcoholic beverages.

11.4         Notwithstanding anything contained to the contrary in this Article, Tenant may use a portion of the Demised Premises, not to exceed five hundred (500) rentable square feet, as an office pantry area containing a refrigerator, sink, microwave oven, coffee maker, water cooler and such other similar items typical in a first-class office pantry.  Tenant shall promptly, strictly and at its sole cost, comply with any reasonable Rules and Regulations that Landlord may promulgate regarding all aspects of Tenant’s pantry area, including, but not limited to, the operation thereof, trash removal therefrom and cleaning therein.

12.          TENANT’S CARE AND REPAIR OF DEMISED PREMISES

12.1         Tenant shall, throughout the term of this Lease, take good care of the interior non-structural portions of the Demised Premises and maintain, replace or repair the fixtures and appurtenances therein which serve the Demised Premises.  Tenant shall give Landlord or Managing Agent prompt notice of any maintenance or repairs needed to the Demised Premises or the fixtures therein, including, but not limited to, lighting fixtures.  Tenant shall also be responsible for all damage or injury to the Demised Premises or any other part of the Real Estate and the systems and equipment thereof, whether requiring structural or nonstructural repairs:  (a) caused by or resulting from the negligent or willful conduct of Tenant, any Sublessee or the employees or Visitors of either; or (b) which arises out of any work, labor, service or equipment done for or supplied to Tenant or any Sublessee; or (c) which arises out of the installation, use or operation of the property or equipment of Tenant or any Sublessee.  Tenant shall also promptly repair all damage to the Building and the Demised Premises caused by the moving of fixtures, furniture and equipment of Tenant or any Sublessee.  If the Demised Premises are damaged by the negligence or willful misconduct of Landlord or its agents, employees or contractors, then, subject to Article 31 hereof, Landlord shall repair said damage at no cost to Tenant.

12.2         Tenant shall promptly make, at Tenant’s expense, all repairs in and to the Demised Premises for which Tenant is responsible, using only contractors for the trade or trades in question approved by Landlord or Managing Agent, which approval shall not be unreasonably withheld, conditioned or delayed.  Any other repairs in or to the Building or the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant’s expense, which expense shall be reasonable.

12.3         Tenant shall not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside.  Such cleaning shall be governed by the Cleaning Service Rider.

13.          TENANT’S WORK AND INSTALLATIONS

13.1         (a) Without Landlord’s prior written consent, which Landlord may withhold in its sole discretion, Tenant shall not:  (i) make or permit any structural changes in or to the Demised Premises or the Building of any nature; or (ii) make or permit any changes to any of the electrical, plumbing or HVAC systems in the Building.

(b)           Subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned and to the provisions of this Article, Tenant or any permitted Sublessee at its expense, may make alterations, decorations, installations, renovations or improvements, including, but not limited to the installation of a card key access system, in or to the interior of the Demised Premises (“Tenant’s Work”) which are non-structural and which do not adversely affect or place unusual loads upon any utility services, or plumbing and electrical lines, or electrical or HVAC systems, by using mechanics or other contractors previously approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) and properly licensed to do such work in the State where the Real Estate is located.  Notwithstanding anything contained to the contrary in this Section 13.1(b), Tenant may perform non-structural Tenant’s Work without Landlord’s prior written consent, provided that:  (i) there is no Event of Default under this Lease; (ii) no single or series of related non-structural Tenant’s Work in any single calendar year exceed an estimated or actual cost of Fifty Thousand and 00/100 Dollars ($50,000.00); and (iii) no such non-structural Tenant’s Work adversely affects or places unusual loads upon any utility services, or plumbing and electrical lines, or electrical or HVAC systems.  With respect to non-structural Tenant’s Work for which Landlord’s prior written consent is not required, Tenant shall submit to Landlord detailed plans and specifications at least twenty (20) days prior to the commencement of work so that Landlord may ascertain whether the conditions (i) - (iii) in the immediately preceding sentence have been met.  Upon completion of any Tenant’s Work, Tenant shall give Landlord a set of “as-built” plans therefor.  Notwithstanding anything contained to the contrary in the immediately preceding sentence, Tenant shall not be required to give Landlord “as-built” plans for Tenant’s Work that is entirely and only decorative and cosmetic in nature.  Tenant covenants that Tenant’s Work, whether prior, on or subsequent to the Commencement Date, shall be in harmony with any other work in the Real Estate and shall not result in work stoppages or picketing at the Real Estate; and Tenant, at its own expense, shall promptly take whatever steps are necessary to avoid any such work stoppage or picketing.

13.2         Tenant shall not place a load upon any floor of the Demised Premises exceeding either the floor load per square foot of area which it was designed to carry or the amount prescribed by Law.  Landlord reserves the right to reasonably prescribe the weight and position in the Demised Premises of all safes, file cabinets, bookshelves, business machines (other than desk-top machines), mechanical equipment and other heavy personal property.  Such installations shall be placed and maintained by Tenant, at Tenant’s sole coat and expense, in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent unreasonable vibration, noise and annoyance to any occupant of the Building or adjacent properties.

13.3         Tenant shall, before undertaking any Tenant’s Work, at its coat and expense, obtain all permits, approvals and certificates required by any Governmental Authority and (upon completion) certificates of final approval thereof, and shall promptly deliver originals or duplicates of all such permits, approvals and certificates to Landlord or Managing Agent.  If Tenant so requests in writing, Landlord, at Tenant’s expense, shall reasonably assist Tenant in obtaining said permits, approvals and certificates.  Tenant agrees to carry and will cause Tenant’s Agents to carry during any activities under this Article such workman’s compensation, general liability, personal and property damage insurance as Landlord may reasonably require, naming Landlord as an additional insured as its interest may appear.  Tenant agrees:  (a) to pay or cause to be paid promptly, when due, the entire coat of any work done by or for Tenant or any Sublessee upon the Demised Premises so that the Demised Premises shall be at all times free of claims or liens for labor or materials;’ and (b) to defend, indemnify and hold Landlord harmless from and against any and all injury, loss, demands, claims or damages to any person or property occasioned by or in connection with Tenant’s Work, to the extent not paid to Landlord by the carrier of any insurance, and except to the extent directly due to the negligence or willful misconduct of Landlord or its agents, employees and contractors.

13.4         Notwithstanding the foregoing, if any mechanic’s or other lien is filed against the Demised Premises or the Building for work claimed to have been done for or materials or services furnished to Tenant or any Sublessee (other than Landlord’s Work), whether or not done pursuant to this Article, the same shall be discharged by Tenant within thirty (30) days after notice thereof from Landlord or Managing Agent, at Tenant’s expense, by payment or posting a bond or taking such other steps as may be required by Law.  If Tenant fails to discharge such lien within such thirty (30) day period.  Landlord may do so on Tenant’s behalf at Tenant’s sole cost and expense.

13.5         All fixtures and all paneling, partitions, railings, flooring, electrical conduits and cabling and like improvements installed in the Demised Premises at any time, either by Tenant or any Sublessee or by Landlord on Tenant’s behalf, shall, at the expiration or sooner termination of this Lease, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises, unless (subject to the next sentence) Landlord, by notice to Tenant no fewer than twenty (20) days prior to the expiration or sooner termination of this Lease, elects to relinquish Landlord’s right thereto and to have same removed by Tenant, in which event the same shall be removed from the Demised Premises by Tenant prior to the expiration of this Lease, at Tenant’s sole cost and expense.  If Landlord consents in writing to the installation in the Demised Premises of fixtures, paneling, partitions, railings, flooring, electrical conduits, cabling or other improvements, Landlord shall advise Tenant simultaneously with Landlord’s written consent, whether Landlord is requiring such installation to be removed prior to the expiration of this Lease by Tenant at its expense and Tenant shall strictly abide by and timely comply with any such advice.  Notwithstanding anything contained to the contrary in the immediately preceding sentence, Landlord shall have no obligation whatsoever to as advise Tenant at the time Landlord consents to an installation, unless the following two (2) conditions have been met prior to Landlord’s granting of consent:

(i) Landlord receives from Tenant applicable, detailed plans and specifications; and

(ii) Landlord receives from Tenant a written request for consent which specifically demands that Landlord advise Tenant whether Landlord requires the particular installation to be removed prior to the expiration of this Lease by Tenant at its expense.

In no event, however, shall Landlord require Tenant to remove Landlord’s Work from the Demised Premises prior to the expiration or earlier termination of this Lease.

13.6         Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant’s removal of Tenant’s or any Sublessee’s moveable trade fixtures, office furniture and equipment, but upon removal of any such property from the Demised

Premises or upon removal of other improvements as may be required by Landlord pursuant to the terms of this Lease, Tenant shall promptly and at its expense, repair any damage to the Demised Premises or the Building due to such removal.

13.7         All monies due Landlord or Landlord’s agent or contractor by Tenant for work performed pursuant to Article 12 hereof or this Article shall be paid within thirty (30) days of Tenant’s receipt of an invoice therefor, together with supporting documentation.  All such monies which are not timely received by Landlord or Landlord’s contractor shall accrue interest from the due date at the rate of interest.

13.8         Tenant shall promptly remove or correct any Tenant’s Work not performed in accordance with this Article, provided Landlord shall have given Tenant notice to that effect specifying in reasonable detail the extent to which Tenant’s Work was not performed in accordance with this Article and, in the case of removal, restore the Demised Premises to its preexisting condition, ordinary wear and tear, insured fire or other insured casualty, condemnation or eminent domain and those particular repairs which this Lease expressly requires Landlord to perform excepted.

13.9         Tenant, at its cost and expense, shall remove from the Demised Premises and the Building all boxes and other packaging resulting from Tenant’s or any Sublessee’s installations, alterations, renovations and decorations.

13.10       Upon Landlord’s demand, Tenant shall pay to Landlord, as additional rent, a fee reasonably established by Landlord for any supervisory, administrative and/or coordination services that Landlord may (but shall not be obligated to) perform in connection with Tenant’s Work.  Landlord shall not charge Tenant any such fee for supervisory, administrative and/or coordination services in connection with Landlord’s Work, except for “change orders”, “extras” and any modifications to Landlord’s Work requested by Tenant after the Date of Lease.  Landlord’s performance of all or any of such services:  (a) shall be without liability to or recourse against Landlord; (b) shall not release Tenant from its obligation to strictly comply with each and every provision of this Lease relating to Tenant’s Work; and (c) shall not constitute any warranty by Landlord regarding adequacy of design, workmanship or quality of materials.

13.11       If Tenant requests in writing from Landlord its consent to any proposed Tenant’s Work, structural or non-structural, and Landlord fails to reply to such request within ten (10) days after Landlord receives said consent request from Tenant, then, Landlord’s consent to such proposed Tenant’s Work shall be deemed denied.  In the event Landlord’s denial to Tenant’s request for consent to proposed Tenant’s Work, structural or non-structural, is given in writing to Tenant before the expiration of the ten (10) day period referenced in the immediately preceding sentence, then, Landlord’s denial to Tenant’s request for consent shall be accompanied by a statement reciting Landlord’s reasons for denying consent.

14.          COMPLIANCE WITH LAWS

14.1         Tenant, at Tenant’s sole cost and expense, shall promptly comply with:  (a) all present and future Laws of all Governmental Authorities and all changes therein applicable to Tenant or to the Demised Premises or, to the extent incumbent upon Tenant, to any other portion of the Real Estate arising from Tenant’s particular use of the Demised Premises or manner of use thereof (excluding Tenant’s Permitted Use); (b) any direction of any public officer pursuant to Law; and (c) all Laws which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises or, to the extent incumbent upon Tenant, any other portion of the Real Estate, whether or not arising out of Tenant’s occupancy, use or manner of use thereof (excluding Tenant’s Permitted Use).  Nothing herein shall require Tenant to make structural repairs or alterations which are structural in nature unless Tenant’s particular use of the Demised Premises or method of operation therein shall be in violation of any such Law or shall result in the Demised Premises or the Building being in violation of such Law.

14.2         Tenant may, at its expense (and if necessary, in the name of, but without expense to Landlord) contest by appropriate proceedings, prosecuted diligently and in good faith, the validity or applicability to the Demised Premises of any such Law, and Landlord, at Tenant’s expense, shall cooperate with Tenant in such proceedings; provided that:  (a) Tenant shall defend, indemnify and hold Landlord harmless against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including, but not limited to, reasonable attorneys’ fees and other actual, out-of-pocket and reasonable expenses incurred by Landlord; (b) such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the sole coat and expense of Tenant; (c) such non-compliance or contest shall not subject Landlord to prosecution for a criminal offense; (d) such action shall not cause the Demised Premises or any part thereof or of the Real Estate to become subject to a lien or to be condemned or vacated; and (e) Tenant shall keep Landlord advised as to the status of such proceedings.

14.3         As of the date hereof, Landlord has not received from a Governmental Authority any written notice of violation:  (i) alleging that the Building fails to comply with federal, state or local law in effect on or before the date hereof; and (ii) which violation remains uncured as of the date hereof.  Any work performed by Landlord on and after the date hereof in the Building shall comply with all applicable laws in effect as of the date said work is substantially completed.

15.          ENVIRONMENTAL COMPLIANCE

15.1         Tenant shall, at Tenant’s own cost and expense, comply with the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.), the Comprehensive Environmental Response, Compensation & Liability Act (42 U.S.C. 9601 et seq.), the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.), any and all amendments thereto and regulations and orders promulgated thereunder, and any other Environmental Law affecting the Demised Premises or the Real Estate, to the extent related to or arising out of the use or occupancy of the Demised Premises by Tenant or any Sublessee.

15.2         Tenant shall, at Tenant’s own cost and expense, make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation of the New Jersey Department of Environmental Protection, or the U.S. Environmental Protection Agency, or any other Governmental Authority having Environmental jurisdiction over the Real Estate or any portion thereof or the occupants thereof (collectively, an “Environmental Authority”) which are related to or arise out of the use and occupancy of the Demised Premises by Tenant or any Sublessee.

15.3         Should any Environmental Authority determine that a cleanup or similar plan be prepared or that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes in or about the Real Estate caused by Tenant, any Sublessee or the employees or Visitors of either, then Tenant shall, at Tenant’s own expense, promptly and diligently prepare and submit the required plans and financial assurances, and carry out the approved, plans to the satisfaction of such Environmental Authority.  Tenant acknowledges that its obligations under this Article may arise if there is any closing, termination or transfer of operations of Tenant or any Sublessee which is classified as an industrial establishment, or from a transfer of the Real Estate or any portion thereof which falls under the purview of an Environmental Authority.

15.4         At no expense to Landlord, Tenant shall promptly provide all information reasonably requested by Landlord or Managing Agent or by any Environmental Authority for preparation of non-applicability affidavits and similar documents for submission to such Environmental Authority, and shall promptly sign such affidavits when requested by Landlord or Managing Agent.

15.5         To the best of Landlord’s actual knowledge, but without Landlord having conducted any independent investigations, Landlord represents that the Demised Premises are not contaminated, as of the date hereof, with unlawful quantities of hazardous substances deemed toxic under any applicable statute in effect on the date hereof.  The foregoing representation is made solely and exclusively for the benefit of Tenant.  No other person or entity shall have privity or standing with respect to said representation nor shall any other person or entity be deemed a beneficiary of such representation.

16.          ASSIGNMENT; SUBLEASING

16.1         Tenant, for itself, its legal representatives, creditors, heirs, distributees, administrators, trustees, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge or otherwise encumber this Lease, nor, except as specifically set forth below, underlet, or suffer or permit the Demised Premises or any part thereof to be used by anyone other than Tenant named in Section 1.1 hereof.

16.2         For purposes of this Article, any occupancy arrangement (including, without limitation, verbal agreements, management agreements, concessions, licenses and space-sharing agreements or arrangements) affecting all or any part of the Demised Premises, other than a direct lease with Landlord or an assignment of this Lease permitted hereunder, shall be referred to as a “Sublease”, and any user or occupant of all or part of the Demised Premises, other than Tenant or an assignee permitted under this Article, shall be referred to as a “Sublessee.”

16.3         If Tenant shall desire to assign this Lease, or to permit a Sublessee to use or occupy all or any portion of the Demised Premises (“sublease” or a “Subleasing”), Tenant shall first submit in writing to Landlord or Managing Agent a notice (“Tenant’s Transfer Notice”) setting forth in reasonable details:

(a)           the identity and address of the proposed assignee or Sublessee;

(b)           the terms and conditions of the assignment or Subleasing;

(c)           the nature and character of the business of the proposed assignee or Sublessee and its proposed use of the Demised Premises;

(d)           evidence that the proposed assignee or

Sublessee is a United States citizen or a partnership, general, limited or otherwise, limited liability company, limited liability partnership, professional corporation or corporation qualified to do business in the State of New Jersey and organized and in good standing under the laws of one of the States of the United States;

(e)           banking, financial and other credit information relating to the proposed assignee or Sublessee reasonably sufficient to enable Landlord to determine the proposed assignee’s or Sublessee’s financial responsibility; and

(f)            in the case of a Subleasing of only a portion of the Demised Premises, plans and specifications for Tenant’s layout, partitioning and electrical installations for the portion of the Demised Premises to be subleased.

16.4         (a) If the nature and character of the business of the proposed assignee or Sublessee, and the proposed use and occupancy of the Demised Premises, or any portion thereof, by the proposed assignee or Sublessee, is in keeping and compatible with the Permitted Use, then, subject to compliance with the requirements of this Article, Landlord agrees not to unreasonably withhold, condition or delay its consent to any such proposed assignment or Subleasing; provided, however, that Tenant shall, in Tenant’s Transfer Notice, advise Landlord of Tenant’s intention to assign this Lease or to permit a Subleasing of all or any part of the Demised Premises, from, on and after a stated date (which date shall not be less than thirty (30) days after the sending of Tenant’s Transfer Notice), in which event Landlord shall have the right (“Landlord’s Recapture Right”), to be exercised by giving, within thirty (30) days after Landlord’s receipt of Tenant’s Transfer Notice, written notice (“Landlord’s Recapture Notice”) to Tenant to recapture the space described in Tenant’s Transfer Notice.  If Tenant receives a Landlord’s Recapture Notice, then, Tenant may nullify said Landlord’s Recapture Notice and withdraw and cancel Tenant’s Transfer Notice only by giving Landlord a written notice referencing this sentence, which written notice, to be effective, must be received by Landlord within ten (10) days after Landlord gives Tenant Landlord’s Recapture Notice.  Landlord’s Recapture Notice shall, if given and not withdrawn pursuant to the immediately preceding sentence, terminate this Lease with respect to the space therein described as of the date which shall be the later of (1) the date set forth in Tenant’s Transfer Notice as the commencement of the proposed assignment or Sublease, or (2) the date that Landlord receives a temporary or permanent certificate of occupancy permitting the assignee’s or Sublessee’s occupancy of the relevant portion of the Demised Premises.  If Landlord fails to reply to Tenant’s Transfer Notice within twenty (20) days after Landlord receives same, then, Landlord’s consent to the assignment or sublease described in Tenant’s Transfer Notice shall be deemed denied.  In the event Landlord’s denial to Tenant’s request for consent to the assignment or sublease described in Tenant’s Transfer Notice is given in writing to Tenant before the expiration of the twenty (20) day period referenced in the immediately preceding sentence, then, Landlord’s denial to Tenant’s request for consent shall be accompanied by a statement reciting Landlord’s reasons for denying consent.

(b)           If less than all of the Demised Premises are recaptured by Landlord, Landlord shall construct and erect such partitioning and modify Building systems as may be required to separate the space retained by Tenant from the space recaptured.  The actual out-of-pocket cost of such alterations shall be borne fully and exclusively by Tenant, shall constitute additional rent hereunder and shall be payable to Landlord within thirty (30) days following a statement to Tenant from Landlord or Managing

Agent for the amount thereof, together with supporting documentation.  The Minimum Rent and/or the Adjusted Minimum Rent, Tenant’s Occupancy Percentage, and Tenant’s Allotted Parking shall be adjusted pursuant to a written amendment to this Lease on the basis of the number of square feet retained by Tenant in proportion to the number of square feet demised under this Lease immediately prior to such recapture, and this Lease, as so amended, shall continue thereafter in full force and effect as to the portion of the Demised Premises retained by Tenant.

(c)           Notwithstanding anything contained to the contrary in Sections 16.4(a)-(b) hereof, Landlord’s Recapture Option shall not apply to a proposed Sublease if:  (i) Tenant has subleased (or is then subleasing) fewer than three thousand (3,000) rentable square feet; (ii) the sum total of the rentable square footage covered by the proposed Sublease plus the rentable square footage that Tenant has subleased (or is then subleasing) is less than three thousand (3,000) rentable square feet; and (iii) there is no Event of Default under this Lease.  Solely for determining whether Landlord’s Recapture Option applies in accordance with this Section, the rentable square footage of any Sublease under Section 16.18 hereof shall be deemed to measure zero (0) rentable square feet.

16.5         In addition to the foregoing requirements:  (a) no Sublease shall violate any Law or result in the occupancy of the Demised Premises by more than three (3) sole proprietors, firms, partnerships or corporations (including the Tenant hereunder and any entities to whom Tenant has assigned this Lease or subleased all or any part of the Demised Premises in accordance with and pursuant to Section 16.18 hereof); (b) no Sublease shall be for a term of less than one (1) year, unless the unexpired term of this Lease shall be less than one (1) year at the commencement of the Sublease; (c) no assignee or Sublessee shall be an existing tenant of, or any party then actively negotiating for space in, the Building, or any other land or building in the office park in which the Building is located which is (1) owned by Landlord, any affiliate of Landlord or any partnership in which Landlord or an affiliate of Landlord is a partner, or (2) managed by Landlord or an affiliate of Landlord (any such property referred to under subsection 16.5(c)(l) hereof or (2) being hereinafter referred to as an “Affiliated Property”); (d) no Sublease shall result in the occupancy of less than one thousand (1,000) square feet of space; (e) there shall be no Event of Default under any of the terms and conditions of this Lease at the time of Tenant’s Transfer Notice or at the effective date of such assignment or Subleasing; (f) no Subleasing shall be for a stated face rental rate less than that currently being charged for comparable space in the Building or any Affiliated Property; and (g) Tenant shall pay when due all brokerage or similar commissions arising from any assignment or Sublease.

16.6         Anything to the contrary in this Article notwithstanding, Landlord shall not consent to any assignment or Sublease unless Tenant agrees at the time of the proposed assignment or Sublease and in Tenant’s Transfer Notice to pay over to Landlord, fifty percent (50%) of (a) all consideration (of whatever nature) that would be payable by the prospective assignee or Sublessee to Tenant, whether in one or more payments or transfers and whether pursuant to such assignment or Sublease or any other agreement related thereto, which exceeds (which excess is hereinafter referred to as “Profit”) (b) the pro rata share of the Adjusted Minimum Rent plus Tenant’s Share of Taxes allocable to the Demised Premises, or the relevant portion thereof, payable by Tenant hereunder.  In computing Profit, Tenant may only deduct therefrom, to the extent documented as hereinafter provided, those bonafide, out-of-pocket, reasonable and necessary costs negotiated at arm’s length directly incurred by Tenant in effecting a sublease or assignment actually paid to entities unaffiliated with Tenant for legal, fit-up and brokerage services, as amortized over the term of the sublease or, in the case of an assignment, over the remaining balance of the Lease term.  If, under the sublease or assignment, Tenant would receive from the assignee or sublessee any consideration specifically attributable to the sale or rental of furniture, fixtures and/or equipment located within the Demised Premises, said consideration shall be included in the calculation of Profit, but in so computing the Profit, Tenant may deduct therefrom the then unamortized and undepreciated cost of said furniture, fixtures and/or equipment determined on the basis of Tenant’s federal income tax returns or other documentation reasonably satisfactory to Landlord in lieu of federal income tax returns.  Tenant shall promptly provide Landlord with:  (1) an affidavit sworn to by an officer of Tenant setting forth in detail the permitted deductions from Profit, if any; (2) proof of payment, if applicable, for said permitted deductions from Profit; and (3) applicable federal income tax returns or other documentation reasonably satisfactory to Landlord in lieu of federal income tax returns, if appropriate, for a permitted deduction from Profit related to a sale or rental of furniture, fixtures and/or equipment.

16.7         Any Sublease must specifically provide that:  (a) it shall be subject and subordinate to all of the terms and conditions of this Lease; (b) the use of the Demised Premises thereunder shall be restricted exclusively to the Permitted Use; (c) the term thereof shall not extend beyond the Expiration Date; (d) no Sublessee or its heirs, distributees, executors, administrators, legal representatives, trustees, successors or assigns, without the prior consent of Landlord in each instance, which consent Landlord may withhold in its absolute discretion, shall (1) assign, whether by merger, consolidation or otherwise, mortgage or encumber its interest in any Sublease, in whole or in part, (2) Sublease or permit the Subleasing of, that part of the Demised Premises affected by such Subleasing or any portion thereof, or (3) permit such part of the Demised Premises affected by such Subleasing or any part thereof to be occupied or used, by any person other than such Sublessee; and (e) in the event of cancellation or termination of this Lease for any reason whatsoever or of the surrender of this Lease, whether voluntary, involuntary or by operation of Law, prior to the expiration date of such Sublease, including any extensions and renewals granted thereunder, Sublessee, at Landlord’s option and in its sole discretion, shall either vacate the Demised Premises or shall make full and complete attornment to Landlord for the balance of the term of the Sublease, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord which Sublessee shall execute and deliver within five (5) business days after request by Landlord.  Sublessee shall waive the provisions of any Law now or hereafter in effect which may give Sublessee any right of election to terminate the Sublease or to surrender possession of the Demised Premises in the event any proceeding is brought by Landlord to terminate or assume this Lease.

16.8         No assignee or Sublessee shall receive any credit whatsoever from Landlord for security deposits, rent or any other monies paid to Tenant unless same shall have been actually received and receipted in writing by Landlord.

16.9         Each of the following events shall be deemed to constitute an “assignment” of this Lease and shall require the prior written consent of Landlord in each instance as provided in this Article; any person or entity making an assignment shall be referred to herein as an “assignor”, and any person or entity to whom an assignment is made shall be referred to herein as an “assignee”:

(a)           Any assignment or other transfer of this Lease by operation of Law;

(b)           Any hypothecation, pledge or collateral assignment of this Lease;

(c)           Any assignment or other transfer of this Lease in connection with bankruptcy or creditor’s rights;

(d)           Subject to Section 16.18 hereof, any transfer or acquisition, whether in a single transaction or cumulatively, of:  (1) the majority of the issued and outstanding stock or voting interests of a corporate Tenant, except as may occur through public trades on any recognized security exchange or over-the-counter market; (2) a majority of the equitable or voting interests of a Partnership Tenant; or (3) any general partnership interest of a Partnership Tenant (each of the foregoing being referred to as a “Controlling Interest”); or

(e)           Subject to Section 16.18 hereof, any issuance (other than in a public offering) of an interest or interests in Tenant (whether stock or partnership interests or otherwise) to any person, entity or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, such that following such issuance, such person, entity or group shall hold a Controlling Interest in Tenant.

16.10       Tenant, its Sublessees, and their respective legal representatives, heirs, distributees, executors, administrators, trustees, creditors, successors and assigns acknowledge and agree that the restriction that Landlord’s consent under certain circumstances to a proposed assignment of this Lease or to a Subleasing shall not be unreasonably withheld shall not be intended or construed as an agreement or covenant on the part of Landlord, but rather as a qualification on Tenant’s covenant not to assign this Lease or enter into or permit any Sublease; and it is further agreed that Landlord shall not be liable in damages or subject to liability of any kind or nature whatever by reason of Landlord’s failure or refusal to grant its consent to any proposed assignment of this Lease or Subleasing of the Demised Premises, the sole and exclusive recourse being a declaratory judgment on the question of Landlord’s reasonableness.  Notwithstanding anything contained to the contrary in this Section 16.10, Landlord agrees that if a final unappealable judgment has been entered against Landlord by a court of competent jurisdiction stating that Landlord unreasonably failed or refused to grant its consent to any proposed assignment of this Lease or subletting of all or any part of the Demised Premises, then, in such case, Landlord shall be liable in damages, but only to the extent said damages are actual, direct, foreseeable, proximate and compensatory.

16.11       It is a condition to the effectiveness of any assignment that the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee assumes all obligations of Tenant under this Lease, and agrees that the provisions of this Article shall continue to be binding upon it in respect of all future assignments of this Lease.  No assignment of this Lease shall release the assignor or any guarantor or obligor hereof from its continuing obligations to Landlord under this Lease or any renewals extensions or modifications thereof, except as expressly herein provided, and Tenant its guarantors and obligors and any subsequent assignor shall continue to remain jointly and severally liable for all of

Tenant’s obligations hereunder.

16.12       Tenant, at its expense, covenants to obtain all permits, approvals and certificates of occupancy required by any Governmental Authority for any work or in connection with any assignment of this Lease or any Sublease and any alterations to the Demised Premises in connection therewith, and Tenant shall deliver copies of the same to Landlord prior to the commencement of work, if work is to be done, and prior to the occupancy of any or all of the Demised Premises by the assignee or Sublessee.  All such alterations shall be in strict compliance with Article 13 hereof.  Tenant shall submit a duplicate original counterpart of the assignment or Sublease to Landlord within five (5) business days of the date of execution.

16.13       If Landlord withholds its consent to any proposed assignment or Sublease as permitted in this Article, or if Landlord exercises Landlord’s Recapture Right under Section 16.4 hereof, Tenant shall indemnify, defend and hold harmless Landlord against and from all loss, liability, damage, reasonable cost and expense (including reasonable attorneys’ fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or Sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or Sublease.

16.14       If Landlord consents to any proposed assignment or Sublease and Tenant fails to consummate the assignment or Sublease to which Landlord consented within ninety (90) days after the giving of such consent, Tenant shall be required again to comply with all of the provisions and conditions of this Article before assigning this Lease or Subleasing all or part of the Demised Premises.

16.15       The joint and several liability of the named Tenant and any immediate or remote successor in interest of the named Tenant for the due performance and observance of all covenants and conditions to be performed and observed by Tenant hereunder shall not be impaired by any agreement of Landlord or Managing Agent extending the time for such performance or observance or by Landlord or Managing Agent’s waiving or failing to enforce any provision of this Lease.

16.16       The listing of any name other than that of Tenant or any permitted assignee or Sublessee on any door of the Demised Premises or on any directory or in any elevator in the Building or otherwise shall not operate to vest in the person so named any right or interest in this Lease or in the Demised Premises or the Building, or be deemed to constitute, or serve as a substitute for, any prior consent required under this Article.

16.17       If this Lease is assigned, or if the Demised Premises or any part thereof is subleased, Landlord may, after an Event of Default, collect rent directly from the assignee or Sublessee and apply the net amount collected to the rent herein reserved; but no such assignment, Subleasing or collection shall be deemed a waiver of this covenant or the acceptance of the assignee or Sublessee as a tenant, or a release of Tenant from the further performance by Tenant of any of the covenants on the part of Tenant contained herein, and no such collection of rent by Landlord shall be characterized as a termination, cancellation or modification of this Lease, unless Landlord so notifies Tenant in writing.

16.18       Any provisions of this Article to the contrary notwithstanding, but subject to the other terms, conditions and provisions contained in said Article, including, but not limited to, Section 16.3 hereof:

(a)                              Tenant shall have the right, without the consent of Landlord, free of Landlord’s Recapture Right and without having to pay Landlord any Profit, but after Landlord’s receipt of Tenant’s Transfer Notice, to assign this Lease or sublease all or any part of the Demised Premises to any legal entity controlling, controlled by or under common control with Tenant; provided, however, no such assignee shall further assign this Lease or sublease any or all of the Demised Premises and no such Sublessee shall assign or encumber its Sublease or further sublease all or any part of the Demised Premises; and provided, further, that any event resulting in such assignee or Sublessee ceasing to be an entity controlling, controlled by or under common control with Tenant shall be deemed to be an assignment or Sublease requiring the prior consent of Landlord pursuant to the provisions of this Article and Tenant shall thereupon comply with all provisions of this Article applicable thereto.  For purposes hereof, “control” means ownership of at least fifty-one percent (51%) of the issued and outstanding voting stock of such entity if it is a corporation or at least fifty-one percent (51%) of the equitable or voting interests of such entity if it is not a corporation.

(b)                                 Tenant shall also have the right, without the consent of Landlord, free of Landlord’s Recapture Right and without having to pay Landlord any Profit, but after Landlord’s receipt of Tenant’s Transfer Notice, to assign this Lease to any corporation succeeding to Tenant by merger or consolidation in accordance with applicable statutory provisions for merger or consolidation of corporations or by purchase of all or substantially all of Tenant’s stock or assets; provided, however, subsequent to such merger, consolidation or purchase, the shareholder’s equity (capital stock, additional paid-in capital and retained earnings) of the successor corporation or the purchasing corporation, as the case may be, shall be at least Five Million and 00/100 Dollars ($5,000,000.00) exclusive of good will and other intangible assets and this fact shall be so certified by the chief financial officer of the assignor and the assignee.

(c)                                  It is Landlord’s intent to permit assignment and Subleasing pursuant to this Section exclusively as an accommodation to the bona fide and legitimate business organizational needs of Tenant, and notwithstanding the provisions hereof, no assignment of this Lease or Subleasing of all or any part of the Demised Premises without Landlord’s consent hereunder shall be permitted where the sole or primary purpose of such assignment or Subleasing is to permit occupancy of all or any part of the Demised Premises by a third party in avoidance of Landlord’s consent, or in the case of a corporation’s purchasing all or substantially all of Tenant’s stock or assets, where this Lease constitutes all or a substantial portion of Tenant’s assets.

(d)                                 Tenant shall promptly give Landlord prior written notice of any assignment of this Lease or Subleasing as required under this Section accompanied by all documentation reasonably required by Landlord to establish compliance with the requirements of subsections (a) and (b) above, and Tenant shall also promptly provide Landlord with a copy of any executed instrument of merger, consolidation or assignment or the executed Sublease, as the case may be.

17.                               NOTIFICATION BY TENANT

17.1                          Tenant shall inform Landlord or its Managing Agent promptly in case of fire or accident within the Demised Premises or elsewhere upon the Real Estate if involving Tenant, any Sublessee, or the employees or Visitors of either, or if Tenant has actual knowledge of such fire or accident.

18.                               RULES AND REGULATIONS

18.1                          Tenant, for itself and for any Sublessee and their employees and Visitors, covenants to comply with the Rules and Regulations.  Landlord and Managing Agent shall have the right to make reasonable additions and amendments to the Rules and Regulations from time to time, and Tenant, on behalf of itself, any Sublessee and their employees and Visitors, agrees to comply with such additions and amendments after deliveries of copies thereof to Tenant or the posting of copies thereof in a prominent place in the Building.  Landlord shall not apply any of the Rules and Regulations against Tenant on a discriminatory basis, it being understood and acknowledged by Tenant that:  (a) its specific use of the Demised Premises may be the predicate for Landlord promulgating and enforcing reasonable Rules and Regulations against Tenant that may be applicable only to Tenant and no other tenant or occupant of the Building; and (b) Landlord’s failure to apply or enforce a rule against a tenant whose lease does not give or provide Landlord with a right to enforce or apply the rule against that tenant shall not be deemed to be an application of that rule on a discriminatory basis should Landlord apply that rule to or against Tenant.

19.                               PEACEABLE ENJOYMENT

19.1                          Subject to the terms and provisions of this Lease and to all mortgages and ground leases of record to which this Lease may be or may become subordinate, Tenant, upon timely payment of all Minimum Rent, Adjusted Minimum Rent, additional rent and other monies due and payable by Tenant hereunder, and upon Tenant’s observing, keeping and performing all of the other terms and provisions of this Lease, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Demised Premises during the term hereof.

20.                               SURRENDER

20.1                          Upon the last day of the term of this Lease, or the sooner termination thereof, Tenant shall quit and surrender the Demised Premises to Landlord in as good order, condition and repair as received by Tenant on the Commencement Date, except for ordinary wear and tear, insured fire or other insured casualty, condemnation or eminent domain and those particular repairs which this Lease expressly requires Landlord to perform; and the Demised Premises and the remainder of the Real Estate shall be free of any and all hazardous substances, wastes or conditions and shall be in compliance with all applicable Laws of any Environmental Authority with respect to any hazardous substances or wastes for which Tenant is responsible hereunder or pursuant to any Law.

20.2                          Prior to or upon the expiration or sooner termination of this Lease, Tenant, at its own cost and expense, shall remove from the Demised Premises all trade fixtures, partitions, equipment, personal property, or other improvements required to be removed from the Demised Premises pursuant to Article 13 hereof without injury to the Demised Premises.  All such property that is not removed from the Demised Premises prior to the expiration or sooner termination of this Lease shall be, at the election of Landlord and with absolutely no liability whatsoever to Tenant or any Sublessee, either:  (a) retained or disposed of by Landlord as its own property without any obligation whatsoever to Tenant or any Sublessee; or (b) removed from the Demised Premises and disposed of by any means whatsoever by Landlord, at Tenant’s sole cost and expense.

20.3                          Tenant’s obligation to observe the covenants contained in this Article shall survive the expiration or sooner termination of this Lease.

20.4                          Notwithstanding anything to the contrary contained herein, if the last day of the term of this Lease or any renewal or extension thereof falls on Sunday, this Lease shall expire at noon the preceding Saturday; if the last day of the term of this Lease or any renewal or extension thereof falls on a Legal Holiday, this Lease shall expire at noon on the preceding business day.

21.                               HOLDING OVER

21.1                          Tenant shall pay Landlord one hundred fifty percent (150%) of the fair market rental value of the Demised Premises, as reasonably determined by Landlord [but in no event less than one hundred fifty percent (150%) of the Adjusted Minimum Rent then applicable under the Lease], for each month or partial month during which Tenant or any Sublessee retains possession of the Demised Premises, or any part thereof, after the expiration or earlier termination of this Lease.

21.2                          Nothing contained in this Lease, nor the paying by Tenant and acceptance by Landlord or Managing Agent of holdover rent, nor any verbal consent by anyone, nor any detrimental reliance by Tenant or any Sublessee, shall be construed as a consent by Landlord to the occupancy or possession by Tenant or such Sublessee of the Demised Premises or any portion thereof beyond the Expiration Date or sooner termination of the term hereof, unless consented to in writing by Landlord in its sole discretion.  Landlord, upon the Expiration Date or sooner termination of the term hereof, shall also be entitled to consequential damages and to the benefit of all other available legal remedies for summary possession of the Demised Premises.

22.                               INDEMNITY

22.1                          Tenant shall be liable for the acts and omissions of Tenant, its Sublessee(s) and any Visitors with respect to the Real Estate.  In accordance therewith, Tenant shall defend, indemnify and hold harmless Landlord, its directors, officers, partners, employees, shareholders and agents and their predecessors in interest and successors and assigns against and from:  (a) any and all claims (1) arising from the conduct of Tenant or any Sublessee, or the employees or Visitors of either, or of any business or any work or thing whatsoever done to the Demised Premises by Tenant, its Sublessee(s) or any Visitors or any condition created by Tenant, its Sublessee(s) or any Visitors in or about the Demised Premises during the term of this Lease, except to the extent due to the negligence or willful misconduct of Landlord or its agents, employees and contractors, or (2) arising from any negligent or willful misconduct of Tenant or any Sublessee, or the employees or Visitors of either; (b) any failure by Tenant or any Sublessee to comply with the provisions of this Lease; (c) all actual out-of-pocket costs, expenses and liabilities incurred by Landlord in connection with each such claim or action or proceeding brought thereon, including, but not limited to, all reasonable legal fees and expenses; and (d) any damages suffered by Landlord due to the holding over in the Demised Premises by Tenant or any Sublessee beyond the expiration or sooner termination of this Lease.

22.2                          In case any action or proceeding shall be brought against Landlord or any of the foregoing indemnitees by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding with counsel previously and reasonably approved by Landlord.

22.3                          Landlord shall indemnify, defend and hold Tenant harmless from any loss caused by the negligence or willful misconduct of Landlord or its agents, employees and contractors.

23.                               LANDLORD’S WORK

23.1                          The work that Landlord is required to undertake under this Article to make the Demised Premises ready for Tenant’s initial occupancy is hereinafter referred to as “Landlord’s Work”.

23.2                          Intentionally Deleted Prior To Execution

23.3                          Tenant agrees that on or before the Date of Lease, Tenant shall either approve Landlord’s drawings or provide to Landlord detailed and complete drawings and specifications in form and content reasonably acceptable to Landlord for Tenant’s layout, partitioning, electrical, floor covering, painting and other installations in the Demised Premises.  Landlord, at its cost and expense, shall furnish and install in accordance with drawings and specifications that have first been approved in writing by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned (“Approved Drawings”) only so much of the work required by Tenant by the Approved Drawings as is allowed by a credit to Tenant equal to the Construction Credit.  The Construction Credit may only be applied towards Landlord’s Work in accordance with the Approved Drawings.  If any portion of the Construction Credit is not so used by Tenant on or prior to the Commencement Date, any excess shall be forfeited and shall not be used as a credit against Minimum Rent or any other sums due Landlord hereunder.  To the extent Tenant’s drawings require work, the cost of which exceeds the Construction Credit, such work shall be reduced to an “extra” or “change order” to be executed by both Landlord or Managing Agent and Tenant, which shall Indicate the work required, the cost thereof to be paid by Tenant as additional rent, within ten (10) days after Landlord’s demand, and the additional time required, if any, for completion.  The cost of work performed under this Article 23 shall be subject to Landlord’s reasonable and customary mark-up, overhead, profit and general conditions.

23.4                          Tenant shall be responsible for any delays on the part of itself or any of its employees or Agents in completing the Demised Premises by reason of:  (a) failure of any of them to reasonably cooperate with Landlord; (b) delays in submitting any drawings or specifications, or in supplying information, or in approving drawings, specifications or estimates; (c) delays in Tenant’s giving authorizations; (d) any extra or change order desired by Tenant; (e) any changes by any of them in any plans or designations subsequent to the Tenant Drawing Date; (f) any similar act or omission of any of them; or (g) any other similar causes or factors beyond Landlord’s reasonable control.  Landlord shall notify Tenant whether Substantial Completion is being delayed by any of the reasons set forth in this Section.

23.5                          Subject to those tenancies and occupancies, if any, permitted, introduced or caused by Tenant on or before the Commencement Date, Landlord agrees that, as of the Commencement Date, the sole tenant and occupant of the Demised Premises shall be Tenant or any permitted Sublessee or permitted assignee of Tenant’s interest under this Lease for whom Landlord has granted its written consent to the extent such written consent is required by Article 16 hereof.  As of the date by when Substantial Completion has occurred, the Demised Premises (subject to Tenant’s acts and omissions) shall be serviced by Building standard systems, utilities and one (1) or more utility meters in working order and condition.

23.6                          Landlord’s Work shall be performed in a workmanlike manner in accordance with laws in effect at the time of Substantial Completion.  Provided (i) there is no Event of Default under this Lease and (ii) Tenant submits to Landlord, on the date Tenant is requested to inspect Landlord’s Work with Landlord’s representative, a punch-list approved in writing by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), then, Landlord shall correct the items on said approved punch-list.  Tenant agrees to accept Landlord’s Work in its physical condition and state of repair as of the date on which Landlord’s Work is Substantially Completed, except as to structural defects, which Landlord shall repair at no cost to Tenant, provided:  (1) Tenant notifies Landlord in writing of said structural defect with specificity by no later than the later to occur of (a) the date falling five (5) days after Tenant actually discovers said structural defect or (b) the date falling five (5) days after Tenant should have discovered said structural defect had Tenant been reasonably observant; (2) Landlord receives the written notice described in subsection (1) hereof by no later than one (1) year after the date on which Landlord’s Work has been Substantially Complete; and (3) there is no Event of Default under this Lease.

23.7                          Using Building standard construction procedures, systems and methodologies, Landlord shall arrange for certain trade work components of Landlord’s Work to be competitively bid.  After Landlord receives written notice from Tenant requesting that Landlord make available for Tenant’s inspection a particular trade work bid, Landlord shall:  (i) make such bid available for Tenant’s inspection in Landlord’s office during business hours that are mutually acceptable to Landlord and Tenant; and (ii) consult with Tenant to solicit its opinion regarding the acceptability of such bid.

23.8                          Using Building standard means, methods, materials and manpower, Landlord shall perform the work described on Exhibit F attached hereto and made a part hereof.  Subject to force majeure, acts of God, circumstances beyond the reasonable control of Landlord, Laws, acts of Tenant and/or omissions of Tenant, the work described on Exhibit F shall be completed by December 31, 2004.

23.9                          Using Building standard means, methods, materials and manpower, Landlord, at its cost, shall replace once the ceiling tiles of the Demised Premises that are damaged as of the Date of Lease.  Subject to force majeure, acts of God, circumstances beyond the reasonable control of Landlord, Laws, acts of Tenant and/or omissions of Tenant, said replacement work shall be completed by September 30, 2004.

24.                               SERVICES TO BE PROVIDED BY LANDLORD

24.1                          Subject to the other provisions hereof, Landlord shall maintain in good working order and repair, the exterior and the structural portions of the Building, including the structural portions of the Demised Premises, the common portions of the Building interior and the Building plumbing, electrical, mechanical and HVAC systems, including those Building systems serving the Demised Premises.  Such services shall be included in Operating Costs.  Tenant agrees to give prompt notice to Landlord or Managing Agent of any condition in the Demised Premises in need of repair.  Subject to force majeure events, acts of God, causes or factors beyond Landlord’s reasonable control, Laws, directives of Governmental Authorities and Landlord’s reasonable Rules and Regulations, Tenant shall have seven (7) day a week, twenty four (24) hour a day access to the Demised Premises.

24.2                          Landlord shall provide the following services to Tenant, the cost of which services shall be included in Operating Costs:

(a)                                  Public elevator service on business days from 8 a.m. to 6 p.m. and one (1) elevator subject to call at all other times.

(b)                                 Subject to Article 26 hereof, HVAC to the Demised Premises and the Building.

(c)                                  Water for ordinary lavatory purposes; provided, however, if Tenant uses or consumes water for any other purposes or, in Landlord’s reasonable opinion, in quantities per square foot of Demised Premises which are in excess of the Building average, Landlord may install a water meter at Tenant’s cost and expense to register such water consumption, and Tenant shall thereafter maintain the water meter in good working order and repair and shall be obligated to pay Landlord, as additional rent, for water consumed as shown on said meter.

(d)                                 Subject to the Cleaning Service Rider and Article 27 hereof, cleaning service for the Demised Premises and for the common areas of the Building.

(e)                                  The listing of Tenant’s name on two (2) lines of the Building lobby directory; provided that any changes to Tenant’s listing on said directory or any other directory in the Building or on the remainder of the Real Estate shall be:  (1) in conformity with Landlord’s Building standard design; (2) prepared by Landlord and at Tenant’s expense, if subsequent to the Commencement Date; and (3) for Tenant named in Article 1 hereof or such Sublessee or assignee permitted in strict compliance with Article 16 hereof.

24.3                          Landlord reserves the right to temporarily stop any of the services to be provided hereunder when reasonably necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which Landlord, in its reasonable discretion, may deem necessary or desirable, without same affecting Tenant’s obligations hereunder.  However, Landlord shall use reasonable efforts to minimize the scope and duration of any such interruptions and promptly restore the interrupted service(s).

25.                               ELECTRICITY

25.1                          Landlord’s obligation to supply electric current shall be limited to the current required to power the Building standard HVAC systems, elevators, and the lighting of common areas of the Building and the Real Estate, the costs of which shall be included in Operating Costs.

25.2                          Tenant shall arrange with the appropriate utility to purchase and pay for all of the electric current requirements for light and power used in connection with Tenant’s use and occupancy of the Demised Premises, including all electrical power for Tenant’s office equipment and for any special electrical or mechanical equipment serving only the Demised Premises.  As part of Landlord’s Work, Landlord shall furnish and install an electric meter for the measurement of the consumption of Tenant’s electric current as herein provided.

25.3                          Tenant shall in a timely manner execute any and all forms or applications for electric service, and shall provide any security required by the local utility company supplying electric current to the Building for the metering of all electric current and power required for the operation of the electrical equipment of any nature whatsoever and lights within the Demised Premises.

25.4                          Intentionally Deleted Prior To Execution

25.5                          Tenant shall not bypass or otherwise adversely affect the proper operation of any electrical or other utility meter.

25.6                          The electrical transmission facilities servicing the Demised Premises as of the Date of Lease are sufficient to service the Demised Premises with five (5) watts of electricity per rentable square foot (exclusive of HVAC) covering Tenant’s ordinary business needs for lighting and the operation of Tenant’s business machines, including, without limitation, photocopy equipment and computer and data equipment.

26.                               HEATING, VENTILATION AND AIR CONDITIONING

26.1                          Landlord shall provide and furnish Building HVAC to the Demised Premises and the Building between the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, other than Legal Holidays.  Any special HVAC requirements of Tenant shall be at Tenant’s sole cost and expense.

26.2                          At all other times not otherwise provided for in Section 26.1 above, Landlord agrees that it shall provide after-hours HVAC, upon written or telephone request from Tenant at least two (2) business hours in advance of such extra hours of operation, stating the hours of operation desired, for which Tenant shall pay to Landlord as additional rent hereunder, a sum equal to Sixty-Five Dollars ($65.00) per hour per floor or portion thereof, for providing HVAC, that charge being intended to cover Landlord’s cost for providing same.  If during the term of this Lease, or any renewal hereof, Landlord’s cost for providing after-hours HVAC shall increase by virtue of utility rate increases or fuel coat increases or wage increases, the above-specified hourly charge shall be adjusted from time to time to reflect said increases on a uniform Building-wide basis.  In addition to the foregoing, should there be any charges incurred by Landlord for attendant engineers or for similar additional requirements as may be imposed from time to time by any Governmental Authority, collective bargaining agreement or the like, Tenant agrees to reimburse Landlord for its actual out-of-pocket expenses incurred in connection therewith, related to the after-hours service requested by Tenant.

27.                               CLEANING SERVICES

27.1                          Landlord shall maintain the grounds, common areas and Parking Areas, and such other cleaning services within the Demised Premises as are set forth on the Cleaning Service Rider.

27.2                          Tenant acknowledges that Landlord’s obligation to cause the office area of the Demised Premises to be cleaned excludes any portions of the Demised Premises not used as office areas (e.g., closets, storage rooms, mailrooms, computer areas, laboratories, private lavatories and areas used for the storage, preparation, service or consumption of food or beverages).  Tenant shall pay directly to Landlord the actual, out-of-pocket and reasonable cost of removal from the Demised Premises of any of Tenant’s refuse or rubbish, including large cartons or other containers or refuse, in excess of that generated from the day-to-day operation of an executive and administrative office of Tenant’s size; and Tenant, at Tenant’s expense, shall cause all portions of the Demised Premises not used as office areas to be cleaned daily in a manner and by a person or entity reasonably satisfactory to Landlord.  Tenant, at Tenant’s expense, also shall cause any portions of the Demised Premises used for the storage, preparation, service or consumption of food or beverages to be exterminated against infestation by vermin, rodents, bugs and insects both on a regular basis and whenever there shall be evidence of any infestation.

27.3                          Tenant shall contract directly with Landlord or, at Landlord’s option, directly with Landlord’s contractors, for the removal of garbage, excess refuse and rubbish, for cleaning services in excess of those furnished by Landlord, and for the extermination services required hereunder, provided that the costs thereof are commercially competitive.

28.                               LANDLORD’S ACCESS TO DEMISED PREMISES AND ALTERATIONS

28.1                          (a)                                   Landlord or Landlord’s employees or agents, shall have the right to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours with reasonable prior oral or written notification, as determined by Landlord (or in the event of an emergency, at any time without prior notification of any kind whatsoever):  (1) to examine the Demised Premises and to show them to the holders of mortgages or prospective purchasers, mortgagees or lessees of the Building; (2) for the purpose of making such repairs or changes in or to the Demised Premises or its facilities, as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by Law or in order to repair, maintain or improve the Demised Premises or any other portion of the Building or its fixtures or facilities; and (3) during the last nine (9) months of the term of this Lease, for the purposes of showing the Demised Premises to prospective tenants.  Notwithstanding anything contained to the contrary in this Section 28.1(a), Landlord shall not be required to give Tenant prior notification of any kind whatsoever before entering the Demised Premises for the purpose of performing janitorial service, recurring maintenance and/or routine repairs.  Tenant shall permit Landlord to use, maintain, replace and improve pipes, conduits and supports in and through the Demised Premises and to erect new pipes and conduits and structural members therein or therethrough, provided such new installations are concealed within walls, floors, or ceilings.  Landlord may, during the progress of any work in or about the Demised Premises, take all necessary materials and equipment therein or through the Demised Premises without the same constituting an eviction.

(b)                                  If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord’s employees or agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and, provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Landlord or its employees or agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.

28.2                          Landlord, its agents and employees shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor:  (a) to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or any other public parts of the Building; (b) to make repairs, alterations or improvements to any portion of the Building; (c) to perform any work that may be necessary to comply with any Laws of any Governmental Authority having jurisdiction over the Demised Premises or the Building or to prevent waste or deterioration of the Demised Premises or the Building; (d) to change the name, number or designation by which the Building may be known; or (e) to change any lawns, sidewalks, driveways, Parking Areas or streets adjacent to or around the Building, provided reasonable access to the Building is maintained.

28.3                          Landlord shall use reasonable efforts to minimize its disturbance of Tenant in undertaking the activities described in this Article in or adjacent to the Demised Premises, and

Landlord shall not be liable to Tenant by reason of any inconvenience, annoyance or injury to business arising from any of the aforementioned alterations, additions and improvements.

29.                               LIMITATION OF LIABILITY

29.1                          Notwithstanding anything to the contrary contained herein, each and every term, covenant, condition and provision of this Lease, is hereby made specifically subject to the provisions of this Article.

29.2                          The term “Landlord” as used in this Lease means only the current Landlord or Building Lessor, so that in the event of any conveyance of such interest and the transfer to the transferee of any funds then being held under this Lease by Landlord, upon notice to Tenant thereof, such Landlord shall be and hereby is entirely freed and relieved of any and all obligations of Landlord hereunder thereafter accruing, and the transferee shall be and hereby is deemed to have assumed all of the obligations of Landlord hereunder.  The foregoing provision shall be self-operative and shall be deemed to occur automatically without further agreement between Landlord and Tenant.

29.3                          It is further specifically understood and agreed that notwithstanding anything to the contrary contained herein or otherwise provided at Law or in equity, there shall be absolutely:  (a) no liability whatsoever to Landlord or any lessor of the Land (a “Land Lessor”) in excess of either’s interest in the Real Estate, (whether any of the foregoing be an individual, proprietorship, corporation, joint venture, tenancy in common, firm, partnership or other entity); (b) no personal liability whatsoever on the part of the members of any firm, proprietorship, partnership, joint venture or other unincorporated Landlord or Land Lessor with respect to any of the terms, covenants and/or conditions of this Lease; and (c) no personal liability on the part of any director, officer, or employee of any Landlord or Land Lessor.  In the event of a breach or default by Landlord of any of its obligations under this Lease or any claim or suit in respect of this Lease or the Demised Premises or the Real Estate or any portion thereof, Tenant shall look solely to the then Landlord for the satisfaction of each and every remedy of Tenant, and no judgment shall be entered against any individual, director, officer, employee, partner, proprietor or joint venturer of Landlord or Land Lessor or any of their predecessors in interest or successors in interest, such exculpation of personal and additional liability which is in excess of such person’s or partnership’s interest in the Real Estate to be absolute and without any exception whatsoever.

29.4                          If at any time any windows of the Demised Premises are temporarily closed, darkened, blocked or bricked up (or permanently closed, darkened, blocked or bricked up, if required by Law or if absolutely necessary in connection with any improvements to the Real Estate) for any bonafide and legitimate reason, Landlord shall not be liable for any damage Tenant may sustain thereby; and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction or partial eviction.

29.5                          Landlord shall not be liable for failure to furnish any services or take any other action required to be provided by it hereunder by reason of conditions beyond Landlord’s reasonable control, nor for consequential damages arising therefrom.  There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord or its employees or agents by reason of inconvenience, annoyance or injury to business arising from Landlord or others making repairs, alterations, additions, improvements or installations in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof.  Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract.  The provisions of this Article shall not apply in the case of fire or other casualty which are not the responsibility of Tenant and which shall be governed by Article 31 hereof.

30.                               PROPERTY LOSS;  DAMAGE;  INSURANCE

30.1                          Tenant and any Sublessee, at their sole cost and expense, shall procure, provide and maintain in force during the term of this Lease, “All Risk” insurance, to be written by a good and solvent insurance company qualified to write insurance in the State of New Jersey, reasonably satisfactory to Landlord or Managing Agent, and having a policyholders’ rating of no less than A+ XV as determined by the AM Best Company, or any successor thereto, which shall cover Tenant’s (or Sublessee’s) personal property, equipment and improvements in the Demised Premises or elsewhere on the Real Estate against loss or damage by theft, vandalism, fire and any other hazards or casualties in an amount sufficient to provide for the actual replacement cost thereof.  Neither Landlord nor its employees or agents shall be obligated to make any repair or reimburse Tenant for any act or loss to be covered by the insurance required hereunder.

30.2                          Landlord or its contractors or agents shall not be liable for any loss of or damage to any property of Tenant or of others whatsoever, whether by reason of theft, burglary or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, except to the extent determined to be due to the negligence or willful misconduct of Landlord or its agents, employees and contractors.  Landlord and its employees and agents shall not be liable for any such damage caused by other tenants or persons in, upon or about the Real Estate or caused by construction or operations of any private, public or quasi-public work.

30.3                          Should Tenant or any Sublessee be self-insured for all or any portion of any loss or damage to its property, or should Tenant’s or any Sublessee’s insurer be unwilling or unable to compensate Tenant or such Sublessee in full for such damage. Tenant and all such Sublessees shall be deemed to have released and waived all right of recovery for such damage against Landlord by Tenant or anyone claiming through or under Tenant by way of subrogation or otherwise.

30.4                          Landlord shall endeavor to have its cleaning contractors lock all exterior doors to the Demised Premises and activate simple alarm systems, if any; however, Tenant covenants to insure against all loss or damage arising out of Landlord’s or its cleaning contractor’s failure to lock doors or activate alarms, and notwithstanding anything to the contrary contained herein, neither Landlord nor its cleaning contractors nor any of their employees or agents shall be held liable for any loss or damages arising therefrom.

30.5                          Tenant and any Sublessee at its sole cost and expense, shall also procure, provide and maintain in force during the term of this Lease, comprehensive general liability insurance, which:  (a) shall be written by good and solvent insurance companies qualified to write insurance in the State of New Jersey, reasonably satisfactory to Landlord, and having a policyholders’ rating of no less than A+ XV as determined by the AM Best Company, or any successor thereto; (b) shall include coverage for personal liability, contractual liability, Tenant’s (or Sublessee’s) legal liability, bodily injury, death and property damage, all on an occurrence basis with respect to the business carried on, in or from the Demised Premises and Tenant’s (or Sublessee’s) use and occupancy of the Demised Premises; (c) shall provide coverage for any one (1) occurrence or claim of not less than Two Million and 00/100 Dollars ($2,000,000.00); and shall insure against such other perils and in such amounts as Landlord or Managing Agent may from time to time reasonably require upon not less than ninety (90) days’ prior written notice.

30.6                           Each of the insurance policies required in this Article shall include Landlord, Managing Agent and any Land Lessor as additional insureds, and shall protect Landlord in respect of claims by Tenant as if Landlord were separately insured, and contain an undertaking by the insurer that no material change adverse to Landlord, any Land Lessor or Tenant (or Sublessee) will be made and such policy will not lapse or be cancelled, except after not less than thirty (30) days’ prior written notice to Landlord of the intended change, lapse or cancellation.  Any such notice shall not relieve Tenant of any of its obligations hereunder.  On or before the Commencement Date and thereafter, at least thirty (30) days prior to the expiration date of any policy, Tenant agrees to deliver to Landlord an original insurance certificate reasonably satisfactory to Landlord; and Tenant (and any Sublessee) shall further modify such certificates within ten (10) business days of being notified to reflect any change in Landlord, Land Lessor, or Managing Agent.

30.7                           The comprehensive general liability insurance required of Tenant under this Lease may be furnished by Tenant under a blanket policy, so long as and provided that such policy:  (a) strictly complies with all the other terms and conditions contained in this Article; and (b) contains an endorsement that (1) identifies with specificity the particular address of the Demised Premises, (2) provides a minimum guaranteed coverage amount of Two Million and 00/100 Dollars ($2,000,000.00) for the Demised Premises and (3) expressly waives any prorata distribution requirement contained in Tenant’s blanket policy covering the Demised Premises.

30.8                           As an item of cost included in Operating Costs, Landlord shall procure, provide and maintain in force during the term of this Lease, an “All Risk” property insurance policy (including coverage against loss or damage by fire) in an amount not less than eighty percent (80%) of the estimated replacement cost of the Building (exclusive of the footings, foundations, tenants’ property, betterments and those items for which Landlord has no insurable interest).  Landlord may self-insure all or any of the coverages described in the immediately preceding sentence.  Landlord may also provide said coverage under a blanket policy.

31.          DAMAGES BY FIRE OR OTHER CASUALTY

31.1                           If the Building or the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall promptly inform Landlord or Managing Agent thereof, and this Lease shall continue in full force and effect, except as hereinafter set forth.

31.2                           Tenant waives the benefit of N.J.S.A. 46:8-6, and N.J.S.A. 46:8-7 and any similar Law.  Except as specifically provided in this Article, Tenant agrees that it shall not be relieved of the obligations to pay Minimum Rent, Adjusted Minimum Rent or any additional rent in case of damage to or destruction of the Building or any portion thereof.

31.3                           If all or a material portion of the Demised Premises are damaged or rendered unusable by fire or other casualty but the Building is not substantially damaged, and the damages to the Demised Premises can, in Landlord’s reasonable judgment, be reasonably repaired within one hundred eighty (180) days of the occurrence of such damage, the damages, to the extent affecting the tenant installation provided by Landlord, shall be repaired by and at the expense of Landlord and the rent, until five (5) days after Tenant receives a written notice from Landlord advising Tenant that the repairs have been substantially completed, shall abate in proportion to the area of the Demised Premises which was damaged or unusable by Tenant for so long as the Demised Premises, or each such portion thereof, is damaged or unusable, it being the intent that such abatement shall not affect or reduce Landlord’s rent insurance coverage.  If (i) Landlord has notified Tenant in writing that, in Landlord’s reasonable judgment, the damaged or unusable portion of the Demised Premises can be reasonably repaired within one hundred eighty (180) days of the occurrence of such damage and (ii) Landlord shall have failed to repair such damage within one hundred eighty (180) days after the date of such fire or other casualty, as such one hundred eighty (180) day period shall be extended by the number of days that Landlord is delayed in completing such restoration by any cause or factor beyond Landlord’s reasonable control, including, but not limited to, Tenant’s failure to reasonably cooperate with Landlord, strikes or other labor disputes, accidents, orders or regulations of any Federal, State, County or Governmental Authority, delays due to adjustment of insurance claims, lack of availability of materials, parts or utility services, procuring of applicable building or construction permits, acts of God, fire, earthquake, floods, explosion, action of the elements, war, hostilities, invasion, insurrection, riot, mob violence, sabotage, or by reason of any other cause, whether similar or not to the foregoing, that is beyond the reasonable control of Landlord [such one hundred eighty (180) day period as so extended is referred to as the “Restoration Period”], then, in such event, Tenant shall have a one (1) time option to give Landlord, within ten (10) days next following the expiration of the Restoration Period, time being of the essence, a thirty (30) day notice of termination of this Lease; if by the expiration of said thirty (30) day period Landlord shall have failed to repair such damage, then, upon expiration of said thirty (30) days, this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such thirty (30) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as provided in this Lease.  Failure of Tenant to timely deliver a thirty (30) day notice of termination shall be conclusively deemed to be an express election by Tenant to waive Tenant’s right to terminate this Lease as provided in this Section.  Notwithstanding anything to the contrary herein, Landlord shall not be obligated to repair or restore any personal property of Tenant or any fixtures or Tenant installation not installed by and paid for by Landlord.

31.4                           If Landlord repairs and restores the Demised Premises in accordance with Section 31.3 hereof, such repairs and restorations shall be made with all reasonable expedition.  After any such fire or other casualty, Tenant shall cooperate with Landlord’s restoration by removing from the Demised Premises as promptly as reasonably possible and to the extent reasonably necessary, all of Tenant’s and any Sublessee’s salvageable inventory and movable equipment, furniture and other property.  Tenant’s liability for rent shall resume five (5) business days after written notice from Landlord of Substantial Completion of repairs to the Demised Premises.

31.5                           If (A) all or substantially all of the Demised Premises are damaged or rendered unusable by fire or other casualty, or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be substantially damaged so that Landlord in its reasonable opinion, cannot rebuild both the Demised Premises and the Building to their pre-existing condition within one hundred eighty (180) days of the occurrence of such damage, or (B) all or substantially all of the Demised Premises are damaged or rendered unusable by fire or other casualty after the Date of Lease but before the Estimated Commencement Date or (C) all or substantially all of the Demised Premises are damaged or rendered unusable by fire or other casualty during the last year of the Initial Term, then, in either of such events, either Landlord or Tenant may elect to terminate this Lease by written notice to the other within sixty (60) days after the date of damage, specifying a date for the expiration of this Lease, which date shall not be more than one hundred eighty (180) days after such fire or other casualty, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the Expiration Date and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice however, to Landlord’s rights and remedies against Tenant under this Lease provisions in effect prior to such termination; and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be credited against amounts owed by Tenant to Landlord or refunded to Tenant.  The terms of this Section shall survive the expiration or earlier termination of this Lease.

31.7                           Notwithstanding anything to the contrary contained in this Article or any Law, should the Demised Premises or the Building be damaged by fire or other casualty as a result of the negligence of Tenant or any Sublessee or any employee, Agent or Visitor of either, and as a result thereof, Landlord does not collect adequate insurance proceeds to fully restore the Demised Premises, Tenant shall have no right to terminate this Lease and there shall be no abatement of rent under this Article, except to the extent of any available rent insurance proceeds and Tenant shall be liable to Landlord for any such deficiency, subject to the other provisions hereof.

32.          WAIVER OF SUBROGATION

32.1                           Notwithstanding any other provision herein, Landlord and Tenant shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by Law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise.  The foregoing release and waiver shall be in force only if both Landlord and Tenant obtain their insurance required hereunder and only if both of their insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance.  If, and to the extent that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) business days after written demand from the other party or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation tinder the provisions hereof with respect to waiver of subrogation.

33.          EMINENT DOMAIN

33.1                           If all or substantially all of the Demised Premises or the Building or a substantial portion of the Land should be acquired or condemned by eminent domain by any Governmental Authority, then Landlord or Tenant may terminate this Lease as of the date when title vests pursuant to such taking.  In such event, the rent shall be apportioned as of said date and any rent paid for any period beyond said date and in excess of amounts owing by Tenant to Landlord shall be repaid to Tenant.  The terms of this Section shall survive the expiration or earlier termination of this Lease.

33.2                           In the event of a taking of less than all or substantially all of the Demised Premises, Landlord shall have the right to equitably reduce the Demised Premises, Tenant’s Occupancy Percentage, the Minimum Rent and the Allotted Parking, and this Lease shall continue in full force and effect.  Notwithstanding the foregoing, Tenant shall have the right to terminate this Lease if the area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business.

33.3                           Landlord or Tenant may exercise its respective right(s) to terminate this Lease under Section 33.1 or 33.2 hereof by giving written notice to the other within thirty (30) days after the date of the vesting of title in such proceeding, specifying a date not more than sixty (60) days after the giving of such notice as the date for such termination.

33.4                           Neither Tenant nor any Sublessee shall have any claim in any condemnation or eminent domain proceeding for the value of any unexpired term of this Lease with respect to the Demised Premises or any portion thereof, and Tenant hereby assigns to Landlord, Tenant’s entire interest in any such award.  Although Tenant shall not be entitled to any part of the award for such taking or any payment in lieu thereof, Tenant (or any Sublessee) may file a separate claim for any taking of fixtures and improvements owned by Tenant (or such Sublessee) which have not become Landlord’s property, for moving expenses, provided the same shall in no way affect or diminish Landlord’s award.

34.          DEFAULTS; EVENTS OF DEFAULT

34.1                           Tenant shall be in default under this Lease upon the occurrence of any one or more of the following events (collectively, “Defaults”, and individually, a “Default”):

(a)                                  If Tenant fails to take possession of the Demised Premises within fifteen (15) days after the Commencement Date;

(b)                                 Intentionally Deleted Prior To Execution

(c)                                  If Tenant is delinquent in the due and punctual payment of all or any portion of Minimum Rent, Adjusted Minimum Rent, additional rent or any other monies payable by Tenant hereunder;

(d)                                 If any execution, attachment or other action shall be taken against Tenant or any of Tenant’s property whereupon the Demised Premises shall be taken, occupied or used by someone other than Tenant or any assignee or Sublessee permitted in strict accordance with Article 16 hereof; or

(e)                                  If Tenant is delinquent in the performance of or compliance with any of the other covenants, agreements or conditions contained in this Lease.

34.2                           Upon the occurrence of a Default, Landlord, at any time thereafter, may give written notice to Tenant specifying the nature of such Default.  As a Cure Period, Tenant shall have ten (10) business days from the receipt of said notice to comply with or remedy any monetary Default except in the case of any non-monetary Default presenting a clear and present danger to life or property, which Tenant shall cure immediately upon request of Landlord or Managing Agent, written or ‘otherwise.  Any oral request made by Landlord under the preceding sentence shall be followed up with a written notice to Tenant within three (3) business days after such oral request was made.  If such non-monetary Default is not of an emergency nature and shall be of a nature that the same cannot be substantially cured or remedied within said thirty (30) day Cure Period, Tenant shall promptly give Landlord written notice of such fact, and Tenant shall diligently and in good faith proceed to remedy or cure such non-monetary Default within a reasonable time, but in no event in excess of ninety (90) days.  Neither the cost to Tenant of curing any Default nor Tenant’s financial or other inability to cure any Default (for whatever reason) shall operate to extend any Cure Period.  Tenant’s failure to remedy such Default within the applicable time set forth in this Section shall be an “Event of Default”.

34.3                           Tenant acknowledges that Landlord is obligated to make timely payments on obligations arising out of its ownership, operation and financing of the Real Estate.  In the event that the payment of any sum required to be paid by Tenant to Landlord under this Lease (including, without limiting the generality of the foregoing, Minimum Rent, Adjusted Minimum Rent, additional rent, payment made by Landlord under any provision of this Lease for which Landlord is entitled to reimbursement by Tenant, or for construction or other work performed by Landlord or its contractor specifically for Tenant) is not received by Landlord in good funds within ten (10) days after the date on which it is due and payable or should any check from Tenant be returned to Landlord as uncollectible, then, notwithstanding any notice provision or Cure Period, Tenant shall also pay Landlord, as additional rent, interest (“Interest”) at an annual rate equal to three hundred (300) basis points in excess of the prime rate announced from time-to-time by Citibank, NA or such other major commercial bank in the United States designated by Landlord (but subject to any maximum interest permitted by Law) on any amounts not received by Landlord within ten (10) days after the date on which they became due and payable.  In the event of nonpayment of Interest provided for above, Landlord shall have, in addition to all other rights and remedies, all the rights and remedies provided for herein and by Law in the case of nonpayment of rent.  Failure by Landlord or Managing Agent to insist upon the strict performance by Tenant of Tenant’s obligations to pay Interest shall not constitute a waiver by Landlord of its rights to enforce the provisions of this Section in any instance thereafter occurring.  Neither the provisions of this Section nor Tenant’s payment of any Interest shall be construed in any way to extend any time period provided for in this Lease or to limit Landlord’s other remedies hereunder.  Tenant’s obligation to pay any Service Charge or Interest as provided in this Section shall continue beyond the expiration or sooner termination of this Lease.

34.4                           In addition to the provisions of Section 34.3 hereof, should Adjust Minimum Rent be received by Landlord or Managing Agent later than the fifth (5th) day of the month on which it is due three (3) or more times in any twelve-month period, Landlord may, in addition to all other rights and remedies provided herein and by Law, require that Tenant increase the amount of Security by an additional amount equal to three (3) months’ of the then applicable Adjusted Minimum Rent, upon no less than thirty (30) days prior written notice by landlord to Tenant in accordance with Article 47 hereof.

35.          REMEDIES FOR EVENTS OF DEFAULT

35.1                           Upon the occurrence of any Event of Default hereunder, Landlord may, in addition to all other rights and remedies provided herein or at Law or in equity, exercise any or all of the following remedies:

(a)                                  Landlord may give a written notice of termination upon Tenant setting forth a date, no fewer than thirty (30) days from the date of the giving of such notice, terminating this Lease and/or Tenant’s right to use and occupy the Demised Premises.  Upon the expiration of such period, this Lease and the term hereof, or the right of Tenant or any Sublessee to use and occupy the Demised Premises, as the case may be, shall terminate and expire as fully and completely as if the day on which said notice of cancellation is to be effective were the Expiration Date, and Tenant shall then peaceably quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as herein provided.  Landlord may also, without further notice, re-enter the Demised Premises and repossess same by summary proceedings or ejectment or other appropriate legal proceedings and/or may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold, use and enjoy the Demised Premises and the right to receive all rental income therefrom.

(b)                                 Landlord may:  (1) declare all Adjusted Minimum Rent and all other sums due and payable hereunder immediately due and payable; (2) re-let or sublet the Demised Premises or any part or parts thereof, in the name of Tenant, Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than, equal to, or exceed the period which would otherwise have constituted the balance of the term of this Lease, and Landlord may grant concessions or free rent, change the First Tax Year and/or the First Operating Year or charge such higher or lower rental as may be reasonable under the circumstances; (3) recover from Tenant the unamortized portion of the commission paid by Landlord to Broker on account of this Lease for the current term amortized on a straight line basis over the Term; (4) collect rental payments directly from any Sublessee, upon written notice to such Sublessee directing it to make such payment directly to Landlord; and/or (5) cancel, on no less than five (5) days’ prior written notice to Tenant, any option to renew, extend or cancel this Lease or expand or contract the Demised Premises which Tenant may have.

(c)                                  Landlord may require Tenant or the legal representative(s) of Tenant immediately to pay to Landlord a sum (the “Accelerated Rent”) which, at the time of the Event of Default, equals the aggregate (discounted to present value at a per annum rate of 5%) Adjusted Minimum Rent payable hereunder which would have become payable by Tenant hereunder through the day previously set as the Expiration Date (conclusively presuming that Adjusted Minimum Rent on account of increases in Taxes and Operating Costs subsequent to the Event of Default and through the Expiration Date shall increase at the average of the rates of increase thereof previously experienced by Landlord since the Commencement Date).  Such Accelerated Rent shall be held by Landlord and applied by Landlord on a monthly basis to any deficiency between the rent or any other monies hereby reserved and/or covenanted to be paid by Tenant and the net amount, if any, of the rents collected on account of any re-letting or subletting of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease.  The failure of Landlord to re-let or sublet the Demised Premises or any part or parts thereof shall not release or affect Tenant’s obligations or liability hereunder.  Landlord, however, shall exercise reasonable efforts to mitigate damages.  Notwithstanding the foregoing, Landlord shall be under no obligation in re-letting the Demised Premises to give priority to the rental thereof over other available space in the Building.  In computing any such deficiencies, there shall be added thereto such actual, out-of-pocket and reasonable expenses as Landlord may incur in connection with re-letting or subletting or attempting to relet or sublet the Demised Premises, including, but not limited to, reasonable legal expenses, attorneys’ fees, brokerage fees, advertising expenses and expenses incurred in connection with the marketing, showing, fix-up, cleaning, repair or maintenance of the Demised Premises (including those for preparation of the Demised Premises for re-letting or subletting and the removal of Tenant’s property, fixtures or other improvements therefrom).  In connection with Landlord’s preparation of the Demised Premises for re-letting or subletting, Landlord may, at its option, make such alterations, repairs and/or replacements in the Demised Premises as Landlord, in Landlord’s reasonable discretion, considers advisable and necessary for the purpose of re-letting or subletting the Demised Premises, and the making of such alterations, repairs and/or replacements shall not operate or be construed to release Tenant from liability hereunder.  Landlord shall in no event be liable in any way whatsoever for failure to re-let or sublet the Demised Premises, or in the event that the Demised Premises are re-let or sublet, for failure to collect the rent under such re-letting or subletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder.  Landlord, however, shall exercise reasonable efforts to mitigate damages.  Notwithstanding the foregoing, Landlord shall be under no obligation in reletting the Demised Premises to give priority to the rental thereof over other available space in the Building.  If the Demised Premises or any part thereof should be re-let or sublet in combination with the other space, then proper apportionment on a square-foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting as aforesaid.

35.2                           Intentionally Deleted Prior To Execution

35.3                           In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at Law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein.

35.4                           Any suit or suits for the recovery of monies due Landlord hereunder may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease otherwise would have expired.  Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, at Law or in equity.  Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant for any sums or damages to which, in addition to the sums particularly provided above, Landlord may lawfully be entitled by reason of any Default hereunder on the part of Tenant.

35.5                           In no event shall eight party be entitled to recover punitive damages from each other.

35.6                           Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including, but not limited to, Sublessees, creditors, trustees, security holders and representatives of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future Law, to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

36.          LANDLORD’S PERFORMANCE;  EXPENDITURES

36.1                           If an Event of Default shall occur under this Lease, Landlord, without thereby waiving such Event of Default, may (but shall not be obligated to) immediately or at any time thereafter, without further notice, perform the same for the account and at the expense of Tenant.

36.2                           Tenant shall also promptly reimburse Landlord for all reasonable costs, expenses and disbursements of every kind and nature whatsoever, including, but not limited to, reasonable attorneys’ fees, involved in (a) instituting, prosecuting or defending any action or proceeding against Tenant in which Landlord is the prevailing party; (b) collecting or endeavoring to collect the Minimum Rent, Adjusted Minimum Rent or additional rent or any part thereof or any other money payable by Tenant hereunder; or (c) enforcing or endeavoring to enforce any rights of Landlord against Tenant, under or in connection with this Lease or pursuant to Law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings.  Any bills for any property, material, labor or services provided, furnished, or rendered by Landlord pursuant to this Article shall be obligations of Tenant.

36.3                           The foregoing expenses incurred by Landlord shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days of rendition of any bill or statement to Tenant therefor, together with supporting documentation.  The obligations of Tenant to pay such sums to Landlord shall survive the expiration or sooner termination of this Lease, and such sums shall be thereafter recoverable by Landlord or its agent or representative.

37.          ACCORD AND SATISFACTION

37.1                           No payment by Tenant or receipt by Landlord or its employee or agent of a lesser amount than the rent and additional rent payable hereunder shall be deemed to be other than a payment on account to be credited against monies owed Landlord hereunder, in such order as Landlord may reasonably determine, nor shall any restrictive endorsement, statement or name on any check or any letter accompanying any check or payment delivered to Landlord or its employee or agent be deemed, declared or interpreted an accord and satisfaction; and Landlord or its agent may accept and deposit such check or payment without notice to Tenant, without same operating as a satisfaction or an acceptance of satisfaction by Landlord or its employee or agent, and without prejudice to Landlord’s right to recover the balance of any monies due hereunder, or to pursue any other remedy provided herein or by Law.

37.2                           No restrictive endorsement, statement or name on any check or any letter accompanying any check or payment delivered to Tenant or its employee or Agent shall be deemed, declared or interpreted an accord and satisfaction.  Tenant or its Agent may accept and deposit such check or payment without notice to Landlord, without same operating as a satisfaction or an acceptance of satisfaction by Tenant or its employee or Agent, and without prejudice to Tenant’s rights to recover the balance of any monies due hereunder or to pursue any other remedy of Tenant provided in this Lease.

38.          EFFECT OF WAIVERS

38.1                           No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy permitted hereunder, and no acceptance of full or partial rent during the continuance of any such Default, shall constitute a waiver of any such Default or of such covenant, agreement, term or condition.  No consent or waiver, express or implied, by Landlord or its employee or agent to or of any Default, and no reliance by Tenant thereon, shall be construed as a consent or waiver to or of any other Default of the same or any other covenant, condition or duty, unless in writing signed by Landlord.

38.2                           No failure by Tenant to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy permitted hereunder, shall constitute a waiver of any such default by Landlord or of such covenant, agreement, term or condition.  No consent or waiver, express or implied, by Tenant or its employee or Agent to or of any default by Landlord or its agents, employees and contractors, and no reliance by Landlord thereon, shall be construed as a consent or waiver to or of any other default by Landlord, or its agents, employees and contractors of the same or any other covenant, condition or duty, unless in writing signed by Tenant.

39.          BANKRUPTCY;  INSOLVENCY

39.1                           Notwithstanding anything herein to the contrary, this Lease may be cancelled by Landlord by the sending of a written five (5) day notice of cancellation to Tenant within a reasonable time after the happening of any one or more of the following events:  (a) the appointment of a trustee, custodian, liquidator, receiver or other similar official to take possession of all or substantially all of the assets of Tenant or of the Demised Premises; (b) the making by Tenant of an assignment or any other arrangement for the benefit of creditors pursuant to any Law; (c) the filing by Tenant, or the public announcement of the intent to file, of a voluntary petition pursuant to 11 U.S.C. 101 et seq. and the Rules and Official Forms thereunder or any such successor or substitute legislation or rule thereto, or any similar federal or state law collectively (the “Bankruptcy Code”) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief thereunder; (d) the adjudication of Tenant as a bankrupt or insolvent; or (e) the failure of Tenant or any guarantor of the Tenant’s obligations hereunder to pay debts generally as they become due.  Landlord’s statutory liens for rent shall be honored by Tenant and any trustee, representative or creditor of Tenant in any of such events.

39.2                           If Landlord shall have no right to terminate this Lease by reason of the applicable provisions of the Bankruptcy Code, Tenant or its trustee or other representative shall promptly provide adequate protection to Landlord pursuant to the provisions of the Bankruptcy Code.

(a)                                  Tenant or its trustee shall promptly accept or reject this Lease.  Any Lease not assumed or rejected within ninety (90) days after an order for relief is entered shall be deemed rejected, and the trustee shall immediately surrender the Demised Premises to Landlord.

(b)                                 If Tenant shall not be in liquidation, Tenant or its trustee shall assume or reject the Lease as soon as such decision can reasonably be made, and shall compensate Landlord for the use and occupancy of the Demised Premises monthly in advance until such decision is made.

(c)                                  This Lease may not be assumed, unless at the time of such assumption, the trustee or assignee shall promptly:  (1) cure or provide adequate assurance that it will promptly cure any Default(s) under this Lease; (2) compensate or provide adequate assurance that it shall compensate Landlord for any actual or pecuniary loss to Landlord resulting from such Default(s); (3) provide adequate assurance reasonably satisfactory to Landlord of future performance under this Lease;

and (4) compensate Landlord for all post-filing use and occupancy of the Demised Premises, and shall timely perform all of Tenant’s other obligations hereunder.

39.3                           If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, Tenant or its legal representative shall give prompt written notice thereof to Landlord along with adequate assurance of future performance by the assignee.  Any and all monies or other consideration to be delivered in connection with the assignment shall be delivered to Landlord, and shall be and remain the exclusive property of Landlord to be applied to post-filing use and occupancy payments to Landlord or other monies owed by Tenant to Landlord and shall not constitute property of Tenant or of the estate of Tenant.  Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of such assignment, and shall promptly upon demand execute and deliver to Landlord an instrument confirming such assumption.

40.          STATUTORY WAIVER; WAIVER OF TRIAL BY JURY

40.1                           Tenant acknowledges that its possession, use and peaceful enjoyment of the Demised Premises is conditioned upon Tenant’s timely performing all of its obligations hereunder, including, but not limited to, the payment of all Minimum Rent, as set forth in Section 5.3 hereof.  In consideration thereof, Tenant hereby waives its right under N.J.S.A. 2A:18-60 or other similar statutes to remove any action for non-payment of Minimum Rent brought by Landlord or its Managing Agent pursuant to N.J.S.A. 2A:18-53 to another court.  Any other matter mentioned in any such action brought by Landlord under the latter statute shall not waive Landlord’s or Tenant’s right to bring a separate action in the proper court for monies due and owing either party hereunder; nor shall Landlord be prohibited from instituting a dispossess action for nonpayment of monies other than Minimum Rent.

40.2                           To the extent such waiver is permitted by Law, the parties hereto waive trial by jury in any action or proceeding brought in connection with this Lease or the Real Estate or any portion thereof.

40.3                           Tenant waives the benefit of N.J.S.A. 46:8-6 and 46:8-7, as same may be amended.

41.          SUBORDINATION OF LEASE; ESTOPPEL CERTIFICATES

41.1                           This Lease is subject and subordinate to all ground or underlying leases and to all deeds of trust or mortgages which may now or hereafter affect the Real Estate, including all renewals, modifications, consolidations, replacements and extensions of any such underlying leases, deeds of trust and mortgages.  This clause shall be self-operative and no further instrument of subordination shall be required by any Land Lessor or by any mortgagee in order to effectuate such subordination. Notwithstanding the foregoing, Tenant shall execute and promptly deliver to Landlord or its agent within five (5) business days any instrument that Landlord or its agent, as the case may be, may reasonably request confirming the subordination of this Lease.

41.2                           If any lender shall request reasonable modifications of this Lease as a condition of Landlord’s obtaining any financing or refinancing of the Building, the Real Estate and/or any interest of Landlord in either, Tenant covenants not to unreasonably withhold or delay its agreement to such modification provided that such modification does not materially or adversely affect the rights or obligations of Tenant under this Lease.

41.3                          Tenant agrees to give any mortgagee, deed of trust holder, or Land Lessor, a copy of any notice and a right to cure any default of Landlord within the periods, if any, set forth in this Lease, provided that, prior to such notice, Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such mortgagee, deed of trust holder, or Land Lessor.  Tenant further agrees that so long as any mortgagee, deed of trust holder or Land Lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), Tenant shall not seek to terminate this Lease.

41.4                          Tenant agrees at any time and from time to time, upon not less than fifteen (15) days’ prior written request from Landlord or Managing Agent, that Tenant shall execute, acknowledge and deliver to Landlord, or its designee, a statement in writing certifying to the best of Tenant’s information, knowledge and belief:  (a) that this Lease is unmodified and is in full force and effect (or if there have been modifications, the specifics thereof and that this Lease is in full force and effect as modified); (b) the dates to which the Minimum Rent (or Adjusted Minimum Rent) and additional rent have been paid; (c) the amount of all rents paid in advance, if any; and (d) and any other information that Landlord or Managing Agent shall reasonably request.  Tenant further agrees to furnish Landlord or Managing Agent, upon no less than fifteen (15) days’ prior written request, such information as Landlord or Managing Agent, as the case may be, may reasonably request that Tenant has not breached any of the provisions of this Lease.  It is intended hereby that any such statement delivered pursuant to this Article may be relied upon by a prospective purchaser or mortgagee of Landlord’s interest, or any assignee of any mortgage upon Landlord’s interests in the Real Estate.  Tenant’s failure to timely deliver such statement shall be conclusive evidence:  (x) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (y) that there are no uncured defaults in Landlord’s performance and Tenant has no right of offset, counterclaim, defenses or deduction against the Minimum Rent, Adjusted Minimum Rent, additional rent or against Landlord, except as may otherwise be expressly provided to the contrary elsewhere in this Lease; and (z) that no more than one (1) month’s installment of Minimum Rent or Adjusted Minimum Rent has been paid in advance.

41.5                          Tenant agrees at any time and from time to time, upon not less than fifteen (15) days’ prior written request, that Tenant shall demonstrate to Landlord, Tenant’s financial status, and the name, relationship to Tenant and financial status of any Sublessee by promptly submitting to Landlord or Managing Agent all information that Landlord or Managing Agent may reasonably request and statements of income or profit and loss, all prepared in accordance with generally accepted accounting principles, consistently applied.  Landlord and Tenant shall execute a confidentiality agreement regarding the information that Tenant actually delivers to Landlord pursuant to this Section, but only if the form and content of said agreement is reasonably satisfactory to Landlord and Tenant.  The failure of either party to execute and deliver said confidentiality agreement shall in no event vitiate Tenant’s obligations under this Section.  Landlord may not request that Tenant comply with the first (lst) sentence of this Section unless such request is in connection with a legitimate and bonafide business reason related to a proposed, contemplated or actual transaction involving all or any part of the Real Estate.

41.6                          With respect to all mortgages and ground leases in effect on or after the date hereof that encumber this Lease or the Building on or after the date hereof, Landlord shall endeavor to use reasonable efforts (at no cost or expense to Landlord) to obtain a non-disturbance and attornment agreement in recordable form from the holder of any such mortgage or ground lease, providing in substance that so long as Tenant shall have entered into possession and occupancy of the Demised Premises and commenced payment of Minimum Rent and additional rent due hereunder, and so long as no Event of Default then exists, Tenant’s possession of the Demised Premises will not be disturbed during the term hereof, notwithstanding the foreclosure of any such mortgage or termination of any such ground lease, and Tenant will not be named as a party defendant in any foreclosure or termination proceedings brought for the recovery of possession, it being hereby covenanted and agreed by Tenant that the holder of any such mortgage or ground lease, or anyone claiming by, through or under said holder, shall not be:  (i) liable for any act or omission of any prior landlord (including Landlord); or (ii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (iii) bound by any Minimum Rent, Adjusted Minimum Rent or additional rent or other charges which Tenant might have paid for more than the current month to a prior landlord (including Landlord); or (iv) bound by any modifications of this Lease made without the written consent of such mortgagee or ground lessor.

41.7                          The failure of Landlord to obtain a non-disturbance and attornment agreement shall not be deemed a default on Landlord’s part of its obligations hereunder, or impose any claim in favor of Tenant against Landlord by reason thereof, or affect the validity of this Lease.  Tenant agrees to:  (i) execute and deliver to such mortgagee or ground lessor a non-disturbance and attornment agreement in form and substance satisfactory to and customarily adopted by such mortgagee or ground lessor; and (ii) pay Landlord for all actual, out-of- pocket and reasonable expenses incurred by Landlord in connection therewith, including, but not limited to, reasonable legal expenses, processing costs and other administrative fees.

41.8                          Provided there is no Event of Default under this Lease, Landlord shall, at any time and from time to time, upon not less than fifteen (IS) days’ prior written request, execute, acknowledge and deliver to Tenant or its designee, a statement in writing certifying to the best of Landlord’s information, knowledge and belief:  (a) that this Lease is unmodified and is in full force and effect (or if there have been modifications, the specifics thereof and that this Lease is in full force and effect as modified); (b) the dates to which Minimum Rent (or Adjusted Minimum Rent) and additional rent have been received; (c) the amount of all rents received in advance, if any; and (d) any other information that Tenant shall reasonably request.  Provided there is no Event of Default under this Lease, Landlord further agrees to furnish Tenant, upon no less than fifteen (15) days’ prior written request, such information as Tenant may reasonably request that Landlord has not breached the provisions of this Lease.  It is intended hereby that any such statement delivered pursuant to this Section may be relied upon by a prospective assignee of this Lease or any prospective Sublessee of all or any part of the Demised Premises.

42.                               PARTNERSHIP TENANT

42.1                          If Tenant is a partnership, joint venture, proprietorship or unincorporated association (or is comprised of two (2) or more persons, individually and as co-partners, co-proprietors or joint venturers) or if Tenant’s interest in this

Lease shall be assigned to a partnership, joint venture, proprietorship or unincorporated association (or to two (2) or more persons, individually and as co-partners, co-proprietors or joint venturers) pursuant to Article 16 hereof or otherwise (any such partnership joint venture, proprietorship or unincorporated association being referred to herein as a “Partnership Tenant”, and any partner, joint venturer or other member thereof being referred herein to as a “Partner”), the following provisions of this Section shall apply to such Partnership Tenant:  (a) the liability of each of the Partners shall be joint and several, individually and as a Partner; and (b) each of the Partners, whether or not such person shall be one of the persons comprising Tenant at the time in question, hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed by Partnership Tenant or by any of the Partners, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Demised Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the Partners; (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the Partners shall be deemed given or rendered to Partnership Tenant and to all such Partners and shall be binding upon Partnership Tenant and all Partners; (d) if Partnership Tenant shall admit new Partners all of such new Partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, and shall be liable for such performance, together with all other Partners, jointly or severally, individually and as a Partner; and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new Partners, and upon demand of Landlord, shall cause each such new Partner to execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord, wherein each such new Partner or joint venturer shall so assume performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new Partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subsection (d) of this Section).

43.                               INTENTIONALLY DELETED PRIOR TO EXECUTION

44.                               CORPORATE AUTHORITY

44.1                          Each of the undersigned on behalf of Tenant represents that the person executing and delivering this Lease on behalf of Tenant has been duly authorized to enter into this Lease and that the execution and delivery of this Lease does not and shall not violate any provision of any by-law, agreement, order, judgment, governmental regulation or any other obligation to which Tenant is subject as of the Date of Lease.

44.2                          Each of the undersigned on behalf of Landlord represents that the person executing and delivering this Lease on behalf of Landlord has been duly authorized to enter into this Lease and that the execution and delivery of this Lease does not and shall not violate any agreement, order, judgment, mortgage, ground lease, governmental regulation or any other obligation to which Landlord is subject as of the Date of Lease.

44.3                          Throughout the term of this Lease, Tenant shall maintain its good standing in its organizational jurisdiction and in the State of New Jersey.

45.                               MANAGING AGENT

45.1                          Landlord reserves the right at any time to delete all references in this Lease to “Managing Agent” or to change the person or entity acting as Managing Agent by giving notice of the exercise of such right to Tenant and to Managing Agent.  Such notice shall become effective five (5) business days after sending as provided in Article 47 hereof, or such later time as may be stated in such notice.

45.2                          Managing Agent reserves the right at any time to delete all references in this Lease to “Managing Agent” by giving notice of the exercise of such right to Tenant and to Landlord.  Such notice shall become effective five (5) business days after sending as provided in Article 47 hereof, or such later time as may be stated in such notice.

45.3                          Nothing contained in this Article nor any notices pursuant to this Article shall in any way modify or amend any other written agreement to which Landlord and Managing Agent are parties.

46.                               BROKER

46.1                          Tenant represents that no real estate broker other than the Brokers listed under Section 1.1(r) hereof, is responsible for bringing about, or negotiating, this Lease, and Tenant has not dealt with any other broker, agent, salesperson, leasing consultant, or similar person in connection with the Demised Premises.

46.2                          In accordance with the foregoing representation, Tenant agrees to defend, indemnify and hold harmless Landlord from any legal action, expense or liability (including reasonable attorneys’ fees) arising out of any claim for commission by any person other than the Brokers claiming or alleging to have acted on behalf of or to have dealt with Tenant.

46.3                          Landlord represents that no real estate broker other than the Brokers is responsible for bringing about, or negotiating, this Lease, and Landlord has not dealt with any other broker in connection with this Lease.  Landlord shall pay the Brokers a commission if, as and when same is earned and due in connection with this Lease pursuant to the terms of a separate written agreement between Landlord and each of the Brokers.  If (a) Landlord defaults under its separate written agreement with either or both Brokers regarding this Lease and the aggrieved Broker(s) make(s) a claim for commission against Tenant or (b) Landlord has in fact dealt with a broker other than the Brokers in connection with this Lease, and a claim for commission is made against Tenant by such other broker with whom Landlord has dealt, then, in either case, Landlord shall defend, indemnify and hold harmless Tenant from any legal action, expense or liability (including reasonable attorneys’ fees) arising out of any such claim.

47.                               NOTICES

47.1                          All notices, demands and requests which may or are required to be given by either party hereunder to the other, shall be in writing.

47.2                          All notices by Landlord to Tenant shall be deemed properly given only if sent by Landlord or its Managing Agent and mailed by registered or certified mail, return receipt requested, with postage prepaid, or by reliable, independent courier, with guaranteed next-business-day delivery, a receipt provided and with delivery charges prepaid, addressed to Tenant at the address set forth in Article 1 hereof prior to the Commencement Date, and at the Demised Premises subsequent to the Commencement Date, or to such other persons and/or addresses as Tenant may from time to time designate by written notice to Landlord with a copy to:

Jan Alan Lewis, Esq.

Cole, Schotz, Meisel, Forman & Leonard, P.A.

Court Plaza North

25 Main Street

Post Office Box 800

Hackensack, New Jersey 07602-0800

47.3                          All notices by Tenant to Landlord shall be deemed properly given only if sent by registered or certified mail, return receipt requested, with postage prepaid, or by reliable, independent courier, with guaranteed next-business-day delivery, a receipt provided and with delivery charges prepaid, addressed to Landlord at the address set forth in Article 1 hereof, with a copy to:

Marc Leonard Ripp, Esq.

General Counsel

The Gale Company, L.L.C.

Park Avenue at Morris County

100 Campus Drive, Suite 200

Florham Park, New Jersey 07932

and, at the prior written request of Landlord or Managing Agent to such other persons and/or addresses as Landlord or its Managing Agent may from time to time designate by written notice to Tenant.

47.4                          All notices referred to hereunder shall be deemed given and received upon receipt or rejection of receipt of said notice, if mailed by registered or certified mail as aforesaid, in any post office regularly maintained by the United States Government, or upon actual receipt if sent by independent courier.

47.5                          Notwithstanding the other provisions of this Article, any written notice under this Lease may be personally served upon an officer or partner of Landlord or Tenant, in which case such notice shall be deemed given when delivered and receipted.

48.                               INTERPRETATION

48.1                          If any of the terms or provisions of this Lease, or the application thereof to any party or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to parties or circumstances other than to those as to whom or to which it is held invalid or unenforceable, shall not be affected thereby.  If any time period stated herein shall be in contravention of any Law, such time period shall be modified to be that time period permitted by such Law which is nearest to the time period stated herein.  Each term and provision of this Lease shall be interpreted so that it is valid and enforceable to the fullest extent permitted by Law, in order to reflect the agreement of the parties as expressed herein.

48.2                          The term “this Lease” shall include all the Exhibits and written amendments hereto or thereto.  The terms “herein”, “hereunder”, “hereof”, “herewith”, and “hereto” shall refer to this Lease.

48.3                          Time is of the essence with respect to the observance and performance of every monetary provision hereof to be observed and performed by Tenant.

48.4                          As a material inducement to Landlord to enter into this Lease, Tenant agrees that this Lease shall be governed by and construed in accordance with the Laws of and enforced only in the courts of New Jersey.  Tenant irrevocably appoints the Secretary of State of New Jersey as Tenant’s agent for service of process related to this Lease, should Tenant no longer be in occupancy of the Demised Premises; and neither Tenant’s failure to qualify to do business in the State of New Jersey nor Tenant’s failure to maintain such qualification shall affect the foregoing appointment.  The foregoing appointment shall be a special power coupled with an interest and shall be irrevocable.  Tenant hereby irrevocably submits itself to the jurisdiction of the courts of the State of New Jersey and to the jurisdiction of the United States District Court for the District of New Jersey for the purposes of any suit, action or other proceeding brought by Landlord arising out of or based upon this Lease.  Tenant hereby waives and agrees not to assert as a defense or otherwise in any such suit, action or proceeding any claim: (a) that Tenant is not subject personally to the jurisdiction of the above-named courts; (b) that its property is exempt or immune from attachment or execution; (c) that the suit, action or proceeding is brought in an inconvenient forum; (d) that the venue of the suit, action or proceeding is improper; or (e) subject to the subject matter jurisdiction of such court, that this Lease may not be enforced in or by such court.

48.5                          Tenant acknowledges that this Lease represents a written memorial of the terms negotiated by Landlord and Tenant, and Landlord and Tenant agree that this Lease shall be given a fair and reasonable construction in accordance with the parties’ intent as expressed herein, without regard to any presumption or other rule requiring construction against the party electing to cause this Lease to be drafted or prepared.  Text deleted from a prior draft of this Lease shall not be admissible in an action or proceeding relating to the Lease for the purpose of altering or limiting the meaning or effect of the Lease.

48.6                          The Article titles or content organization of this Lease exist only as a matter of reference or convenience and in no way define, limit, extend or describe the scope of this Lease or the intent of any of the provisions hereof.

48.7                          Tenant acknowledges and agrees that it has had the assistance of counsel in the review, negotiation and execution of this Lease or has waived its opportunity to employ counsel for such purpose.

48.8                          Intentionally Deleted Prior To Execution

48.9                          Intentionally Deleted Prior To Execution

48.10                    Intentionally Deleted Prior To Execution

48.11                    In any and all cases where Landlord’s consent or approval is required under this Lease, Tenant shall promptly upon Landlord’s demand reimburse Landlord, as additional rent, for all actual, out-of-pocket and reasonable costs and expenses, including, but not limited to, reasonable architectural, engineering and legal fees, which Landlord incurs in determining whether to grant its consent or approval.  Landlord shall provide Tenant with an appropriate invoice together with supporting documentation in connection with the costs and expenses referenced in this Section.

48.12                    Tenant shall pay all reasonable legal fees incurred by Landlord in its successful enforcement of this Lease against Tenant.  Landlord shall pay all reasonable legal fees incurred by Tenant in its successful enforcement of this Lease against Landlord.

49.                               NO OFFER, AGREEMENT OR REPRESENTATIONS

49.1                          No broker or agent nor any salesperson or employee of either has authority to make or agree to make a lease on behalf of Landlord named herein or any other agreement or undertaking in connection herewith, including, but not limited to, the modification, amendment of or cancellation of a lease.

49.2                          The mailing or delivery of this document or any draft of this document by Landlord or its agent to Tenant, its Agent or attorney shall not be deemed an offer by Landlord to lease the Demised Premises on the terms set forth in such draft, and such document or draft may be withdrawn or modified by Landlord or its agent at any time and for any reason.  The purpose of this Section is to place Tenant on notice that this document shall not be effective, nor shall Tenant have any rights with respect hereto, unless and until Landlord shall execute and deliver this document to Tenant.

49.3                          All prior undertakings and agreements between Landlord and Tenant are merged in this Lease and it completely expresses their agreement with respect to the subject matter hereof.  This Lease has been entered into after full investigation, neither party relying upon any statement or assumption not set forth herein.  No representations or promises shall be binding on the parties hereto except those representations and promises contained in a fully executed copy of this document or in some future writing signed by Landlord and Tenant.

50.                               APPLICABILITY TO HEIRS AND ASSIGNS

50.1                          The provisions of this Lease shall apply to, bind and inure to the benefit of Landlord and Tenant, and their respective heirs, legal representatives, trustees, successors and assigns, subject to the constraints on alienation and limits on liability contained herein.

51.                               RENEWAL OPTIONS

51.1                          Subject to the provisions of Section 51.2 hereof, Tenant shall have the option to renew this Lease for the number of Renewal Terms set forth in Section 1.1(t) hereof (the “Renewal Options”).  The first (1st) Renewal Term, if duly exercised, shall commence upon the expiration of the Initial Term.  The second (2nd) Renewal Term, if duly exercised, shall commence upon the expiration of the first (1st) Renewal Term.  Subject to the determination of Minimum Rent as set forth below, the terms, covenants and conditions during the Initial Term shall be projected and carried over into each subsequent renewal term (a “Renewal Term”), except as specifically set forth hereinafter to the contrary.

51.2                          Tenant’s Renewal Options, as provided in Sections 1.1(t) and 51.1 hereof, shall be strictly conditioned upon and subject to the following, each of which shall be considered material hereto:

(a)                                   Tenant shall notify Landlord in writing (“Tenant’s Renewal Notice”) of Tenant’s exercise of its option to renew this Lease at least nine (9) months, but not more than twelve (12) months, prior to the expiration of the then current Term;

(b)                                  At the time Landlord receives Tenant’s

Renewal Notice as provided in Section 51.2 (a) hereof, and at the expiration of the Initial Term or the first (1st) Renewal Term, as the case may be, there shall not exist an Event of Default under the terms or provisions of this Lease, and Tenant named in Section 1.1 hereof or any permitted affiliate or permitted assignee allowed under Article 16 hereof shall be in occupancy of fifty percent (50%) or more of the Demised Premises, as same are constituted on the Commencement Date.  The conditions contained in this Section 51.2(b) hereof may be waived by Landlord at its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant’s exercise of this option to renew;

(c)                                   Tenant shall have no further renewal option other than the options to extend for the Renewal Terms as set forth in Section 1.1(t) hereof;

(d)                                  The Renewal Options shall be deemed personal to Tenant named on the first page of this Lease and to any assignee expressly permitted under Section 16.18(a) - (d) hereof and may not be otherwise assigned or assumed without the prior written consent of Landlord, which consent Landlord may withhold, for any reason whatsoever or for no reason at all, as determined by Landlord in its sole and absolute discretion.

(e)                                   Landlord shall have no obligation to do any work or perform any special services for any Renewal Term with respect to the Demised Premises or the remainder of the Real Estate, which Tenant agrees to accept in their then “as is” condition; and

(f)                                     At the request o£ either party, Landlord and Tenant shall promptly execute and return to the other party a written amendment to this Lease memorializing the commencement date, Minimum Rent payable and Expiration Date of the respective Renewal Term.

51.3                          (a) Landlord shall notify Tenant (“Landlord’s Determination Notice”) of Landlord’s determination of the Market Rent (as hereinafter defined) within thirty (30) days after Landlord’s receipt of Tenant’s Renewal Notice.  If Tenant disagrees with Landlord’s determination of Market Rent, Tenant shall notify Landlord (“Tenant’s Notice of Disagreement”) within fifteen (15) days of receipt of Landlord’s Determination Notice.  Time shall be of the essence with respect to Tenant’s Notice of Disagreement, and the failure of Tenant to give such notice specifically as provided below within the time period set forth above shall conclusively be deemed an acceptance by Tenant of the Market Rent as determined by Landlord and a waiver by Tenant of any right to dispute such Market Rent.

(b)                                  Tenant’s Notice of Disagreement, shall contain either (1) a cancellation of Tenant’s exercise of its Renewal Option (which cancellation shall operate as a cancellation of all subsequent Renewal Options), or (2) a request to submit the determination of Market Rent to arbitration as provided below.

(c)                                   Landlord and Tenant shall, within thirty (30) days of the date on which Tenant’s Notice of Disagreement under Subsection 51.3(b) (2) hereof is given, each appoint an Appraiser (as hereinafter defined) for the purpose of determining the Market Rent.  An “Appraiser” shall mean a duly qualified impartial real estate appraiser who is a member of the American Institute of Real Estate Appraisers, or a duly licensed real estate broker in the State of New Jersey, both having at least ten (10) years’ professional experience with commercial office buildings in the area in which the Demised Premises are located.  In the event that the two (2) Appraisers so appointed fail to agree as to the Market Rent within a period of thirty (30) days after the appointment of the second Appraiser, such two (2) Appraisers shall forthwith appoint a third Appraiser who alone shall make a determination of Market Rent within thirty (30) days thereafter.  If such two Appraisers fail to agree upon such third Appraiser within ten (10) days following the last thirty (30) day period, such third Appraiser shall be appointed by the Presiding Judge of the Superior Court of the State of New Jersey for the County in which the Real Estate is located.  Such two (2) Appraisers or third Appraiser, as the case may be, shall proceed with all reasonable dispatch to determine the Market Rent.  The decision of such two (2) Appraisers or third Appraiser shall be final and shall be unappealable, absent any showing of fraud by such Appraiser(s); such decision shall be in writing and a copy shall be delivered simultaneously to Landlord and to Tenant.

(d)                                  If such two (2) Appraisers or third Appraiser, as the case may be, shall fail to deliver a decision as set forth above prior to the commencement of the Renewal Term, Tenant shall pay to Landlord thereafter on the first (1st) day of each month until the decision of the Appraiser(s) is rendered, “Estimated Minimum Rent”, which shall be the average of (i) Minimum Rent payable under this Lease as of the last day of the term preceding the Renewal Term and (ii) the rent set forth in Landlord’s Determination Notice, plus any amounts payable by Tenant pursuant to Article 6, until such decision is so delivered.  If the Minimum Rent for the Renewal Term is more than the Estimated Minimum Rent actually paid by Tenant to Landlord during such interim period, then, Tenant, within ten (10) business days of demand by Landlord, shall pay to Landlord the difference between the Minimum Rent from the commencement of the Renewal Term and the Estimated Minimum Rent actually paid by Tenant to Landlord.  If the Minimum Rent for the Renewal Term is less than the Estimated Minimum Rent actually paid by Tenant to Landlord during such interim period, then, Landlord shall apply such excess against amounts due Landlord from Tenant hereunder as such amounts become due.

(e)                                   Landlord and Tenant shall be responsible for and shall pay the fee of the Appraiser appointed by each of them respectively, and Landlord and Tenant shall share equally the fee of the third Appraiser, if any.

(f)                                     Promptly upon determination of the Market Rent for the respective Renewal Term, Tenant shall execute and deliver to Landlord or Managing Agent an amendment to this Lease prepared by Landlord setting forth the terms of the respective Renewal Term.

51.4                          (a)                                   The Minimum Rent during the first (1st) Renewal Term shall be the greater of (1) Market Rent (as defined in clause (b) below) or (2) the Adjusted Minimum Rent as of the last day of the Initial Term.  The Minimum Rent during the second (2nd) Renewal Term shall be the greater of (i) Market Rent or (ii) the Adjusted Minimum Rent as of the last day of the first (lat) Renewal Term.

(b)                                  For purposes of this Article, “Market Rent” shall mean the projected fair market rent for office space containing the Rentable Size of the Demised Premises (during the respective Renewal Term), as of the commencement date of the applicable Renewal Term, based upon the rents generally in effect for comparable office space in comparable condition, in the area in which the Real Estate is located, taking into consideration the improvements made to the Demised Premises paid for by Landlord.  Market Rent shall be determined on what is commonly known as a “gross” basis; that is, in computing Market Rent, it shall be assumed that all real estate taxes and operating expenses for customary services are included in such Market Rent and are not passed through to the Tenant as separate additional charges.

(c)                                   The Minimum Rent for each Renewal Term shall be increased from time to time thereafter as provided in this Lease, including Article 6 hereof.

51.5                          Tenant waives any claims or action against Landlord or its successor in title in the event that the renewal provided for in this Lease is made impossible because of the taking of the Demised Premises in whole or in part for public use by condemnation.  Tenant further agrees to waive any demand or claim for any award or allowance or any part thereof granted to Landlord as compensation for such condemnation.

52.                               INTENTIONALLY DELETED PRIOR TO EXECUTION

53.                               INTENTIONALLY DELETED PRIOR TO EXECUTION

54.                               FORCE MAJEURE

54.1                          Neither party shall be deemed in default with respect to any of the terms, covenants, conditions and provisions of this Lease if such party fails to timely perform same and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party (or the other party’s agents, employees or invitees), mechanical breakdown, or any other cause beyond the reasonable control of such party; provided, however, that nothing contained herein is intended nor shall be construed to:  (a) extend the date for payment of any installment of Minimum Rent, Adjusted Minimum Rent or additional rent due under this Lease; (b) the date upon which Tenant is required to surrender and vacate the Demised Premises under this Lease; or (c) the ninety (90) day period referenced in Section 34.2 hereof.

55.                               SATELLITE ANTENNA

55.1                          So long as there is no Event of Default under this Lease, Tenant may, at its sole cost and expense, erect on the roof of the Building one (1) satellite antenna transmission/ reception device, provided Landlord has first approved in writing, which approval shall not be unreasonably withheld, delayed or conditioned:  (1) Tenant’s plans and specifications therefor; and (2) the contractor erecting same and further provided that Tenant, at its expense, obtains, keeps current and immediately delivers to Landlord an original counterpart of all necessary municipal approvals.  In addition, Tenant’s right to erect on the roof of the Building, a satellite antenna transmission/reception device shall be expressly conditioned upon and subject to Landlord and Tenant first entering into a mutually acceptable license agreement which shall, among other things, require Tenant to pay Landlord a reasonable monthly license fee.  Tenant agrees to promptly comply with and strictly abide by, at its sole expense, any rules and regulations that Landlord may reasonably promulgate in connection with the installation, relocation, operation, repair, maintenance, replacement, concealment by screening and the removal of the satellite antenna transmission/reception device.  Tenant agrees to perform the installation and all repairs, maintenance, replacements, relocations, concealment by screening and the removal of the satellite antenna transmission/reception device in a first-class manner pursuant to Landlord’s reasonable rules and regulations and in a manner that is compatible with the appearance, reputation, dignity and character of the corporate center of which the Building forms a part.  Tenant covenants that the satellite antenna transmission/reception device shall not interfere with the rights, health or welfare of any person.  Tenant agrees that Landlord may install and operate, and may permit the installation and operation by others of, additional satellite antenna transmission/reception devices on the roof of the Building.  Landlord shall in no event be responsible if, for any reason whatsoever, Tenant’s satellite antenna transmission/reception device does not perform to the expectations of Tenant.  If there is an Event of Default under this Lease, Landlord may, at Tenant’s expense, remove said satellite antenna transmission/reception device and repair any damage or injury that said satellite antenna transmission/reception device or the removal thereof may have caused.

55.2                          Tenant shall, prior to the expiration or earlier termination of this Lease and at Tenant’s expense, remove the satellite antenna transmission/reception device and repair any damage or injury caused by the removal of said satellite antenna transmission/reception device.  Failure to comply with the immediately preceding sentence by Tenant within five (5) days after the Expiration Date or earlier termination of this Lease shall constitute a holding over of the Demised Premises by Tenant until such time as the satellite antenna transmission/reception device is removed and any damage or injury caused by such removal is repaired.  Upon the expiration of earlier termination of this Lease, Landlord, at its sole option, may, at Tenant’s expense, remove the satellite antenna transmission/reception device, keep the satellite antenna transmission/reception device without compensation to Tenant or discard it without liability to Landlord and repair any damage or injury that said satellite antenna transmission/reception device or the removal thereof may have caused.  Tenant hereby releases Landlord from, and, upon Landlord’s demand, shall defend, indemnify and hold Landlord harmless against any liabilities and expenses that may arise with regard to said satellite antenna transmission/reception device.  Furthermore, in connection with said satellite antenna transmission/reception device, Tenant shall procure and maintain comprehensive general liability insurance in compliance with each of the requirements set forth in Article 30 hereof.

56.                               RIGHT OF FIRST OFFER

56.1                          Landlord agrees that if any unit of space on the third (3rd) floor of the Building, having a standard, regular and marketable configuration, that is contiguous to the Demised Premises, as same are constituted on the Date of Lease, shall become vacant and available, then, in any such case, before offering said unit of space (the “Option Space”) to any other party (except the occupant thereof or any party having a superior or prior right of refusal, negotiation, first offer or expansion), Landlord will first offer to Tenant the right to include the Option Space within the Demised Premises on the Inclusion Date (as hereinafter defined) upon all of the terms and conditions of this Lease, as if the Option Space had been part of the Demised Premises on the Commencement Date, except as specifically set forth hereinafter.  The “Inclusion Date” shall be the date on which Tenant exercises its option pursuant to the terms of this Article.

(a)                                   The Minimum Rent payable with respect to the Option Space shall commence on the Inclusion Date and shall be (i) the Market Rent (as defined in clause (b) below) which shall in no event be less than (ii) the product of (1) the Adjusted Minimum Rent per square foot with respect to the Demised Premises on the date Landlord’s offer is made and (2) the rentable square foot area of the Option Space.

(b)                                  “Market Rent” shall mean the projected fair market rent

for the Option Space as of the Inclusion Date based upon the rents generally in effect for comparable office space in comparable condition, in the area in which the Building is located.  Market Rent (for the purposes of determining the Minimum Rent for the Option Space only) shall be determined on what is commonly known as “gross” basis; that is, in computing Market Rent it shall be assumed that all real estate taxes and operating expenses for customary services are included in such Market Rent and are not passed through to Tenant as separate additional charges.

(c)                                   Landlord shall notify Tenant (“Landlord’s Determination Notice”) of Landlord’s determination of the Market Rent after Tenant exercises its option to include the Option Space within the Demised Premises on the Inclusion Date.  If Tenant disagrees with Landlord’s determination, Tenant shall notify Landlord (“Tenant’s Notice of Disagreement”) within fifteen (15) days after receipt of Landlord’s Determination Notice.  Time shall be of the essence with respect to Tenant’s Notice of Disagreement, and the failure of Tenant to give such notice within the time period set forth above shall conclusively be deemed an acceptance by Tenant of the Market Rent as determined by Landlord and a waiver by Tenant of any right to dispute such Market Rent.  If Tenant timely gives its Tenant’s Notice of Disagreement, then, the Market Rent shall be determined as follows:  Landlord and Tenant shall, within thirty (30) days after the date on which Tenant’s Notice of Disagreement was given, each appoint an Appraiser (as hereinafter defined) for the purpose of determining the Market Rent.  An “Appraiser” shall mean a duly qualified impartial real estate appraiser who is a member of the American Institute of Real Estate Appraisers, or a duly licensed real estate broker in the State of New Jersey, both having at least ten (10) years’ professional experience with commercial office buildings in the area in which the Building is located.  In the event that the two (2) Appraisers so appointed fail to agree as to the Market Rent within a period of thirty (30) days after the appointment of the second (2nd) Appraiser, such two (2) Appraisers shall forthwith appoint a third (3rd) Appraiser who alone shall make a determination within thirty (30) days thereafter.  If such two (2) Appraisers fail to agree upon such third (3rd) Appraiser within ten (10) days following the last thirty (30) day period, such third (3rd) Appraiser shall be appointed by a Presiding Judge of the Superior Court of the State of New Jersey for the County in which the Building is located.  Such two (2) Appraisers or the third (3rd) Appraiser, as the case may be, shall proceed with all reasonable dispatch to determine the Market Rent.  The decision of such Appraiser(s) shall be final; such decision shall be in writing and a copy shall be delivered simultaneously to Landlord and to Tenant.  Tenant shall pay Landlord, Adjusted Minimum Rent on the Option Space at the rate set forth in Section 56.1(a) (ii) hereof until such decision is so delivered.  If the Market Rent as determined above is in excess of actual rent paid, then, Tenant, within ten (10) business days of demand, shall pay to Landlord the difference between the actual rent paid and the Market Rent from the Inclusion Date.  Landlord and Tenant shall each be responsible for and shall pay the fee of the Appraiser appointed by them respectively, and Landlord and Tenant shall share equally the fee of the third (3rd) Appraiser.  Promptly upon determination of the Market Rent, Tenant shall execute and deliver an amendment to this Lease in a form reasonably satisfactory to Landlord reflecting the inclusion of the Option Space within the Demised Premises on the Inclusion Date.

56.2                          Landlord shall make the foregoing offer in writing and Tenant shall have the right to exercise such option with respect to the Option Space if there is no Event of Default under this Lease and the Tenant named on the first and last page of the Lease (or any permitted sublessee or assignee allowed under

Section 16.18 hereof) is in occupancy of fifty percent (50%) or more of the entire Demised Premises, as same are constituted on the Commencement Date.  Tenant may only exercise such option by written notice received by Landlord within five (5) days after Landlord makes such offer to Tenant.  In no event shall Landlord be required to offer Tenant the Option Space during the last year of the term.  Tenant shall accept the Option Space in its “as is” physical condition as of the Inclusion Date and agrees that Landlord will not be required to do any work or perform any services therein to prepare the Option Space for Tenant’s initial occupancy thereof.  If Tenant does not accept the offer made by Landlord pursuant to the provisions of this Article 56 with respect to the Option Space, Landlord shall be under no further obligation to Tenant with respect to the Option Space or any part thereof or any other space in the Building that becomes vacant and available and Tenant shall have forever waived and relinquished its right to the Option Space and any part thereof and any other space in the Building that becomes vacant and available and Landlord shall at any and all times thereafter be entitled to lease such space in whole or in part, or in whole or in parts in conjunction with any other space, to others at such rental and upon such terms and conditions as Landlord, in its sole discretion may desire whether such rental terms, provisions and conditions are the same as those offered to Tenant or more or less favorable.  Tenant agrees not to acquire the Option Space pursuant to this Article 56 for the primary purpose of subletting or otherwise disposing of the same or any part thereof to others.

56.3                          If the Option Space shall not be available for Tenant’s occupancy on the Inclusion Date for any reason including the holding over of the prior tenant, then, Landlord and Tenant agree that the failure to have such Option space available for occupancy by Tenant shall in no way affect the validity of this Lease or the inclusion of the Option Space within the Demised Premises as of the Inclusion Date or the obligations of Landlord and Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease.

57.                               USA PATRIOT ACT

57.1                          Tenant represents, warrants and covenants that neither Tenant nor any of its partners, officers, directors, members or shareholders:  (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001)(“Order”)and all applicable provisions of Title III of the USA PATRIOT ACT (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii)is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State; (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including, without limitation, the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraqi Sanctions Act, Publ. L.No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 aa-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18.U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-201, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other

Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311, et seq.).

58.                               SUPPLEMENTAL HVAC

58.1                          So long as there is no Event of Default under this Lease, Tenant may, at its sole cost and expense, install one (1) supplemental heat, ventilation and air-conditioning system, provided Landlord has first approved in writing, which approval shall not be unreasonably withheld, delayed or conditioned:  (1) Tenant’s plans and specifications therefor; and (2) the contractor installing same and further provided that Tenant, at its expense, obtains, keeps current and immediately delivers to Landlord an original counterpart of all necessary municipal approvals.  The location of the supplemental heat, ventilation and air-conditioning system shall be solely determined in the absolute and unfettered discretion of Landlord and Tenant shall strictly abide by Landlord’s determination.  In addition, Tenant’s right to install a supplemental heat, ventilation and air-conditioning system shall be expressly conditioned upon and subject to Landlord and Tenant first entering into a mutually acceptable license agreement which shall, among other things, require Tenant to pay Landlord a reasonable monthly license fee.  Tenant agrees to promptly comply with and strictly abide by, at its sole expense, any rules and regulations that Landlord may reasonably promulgate in connection with the installation, relocation, operation, repair, maintenance, replacement, concealment by screening and the removal of the supplemental heat, ventilation and air-conditioning system.  Tenant agrees to perform the installation and all repairs, maintenance, replacements, relocations, concealment by screening and the removal of the supplemental heat, ventilation and air-conditioning system in a first-class manner pursuant to Landlord’s reasonable rules and regulations and in a manner that is compatible with the appearance, reputation, dignity and character of the corporate center of which the Building forms a part.  Tenant covenants that the supplemental heat, ventilation and air-conditioning system shall neither interfere with the rights, health or welfare of any person nor cause any vibration, noise or odor that Landlord deems objectionable.  Tenant agrees that Landlord may install and operate, and may permit the installation and operation by others of, additional supplemental heat, ventilation and air-conditioning systems on the Real Estate.  Landlord shall in no event be responsible if, for any reason whatsoever, Tenant’s supplemental heat, ventilation and air-conditioning system does not perform to the expectations of Tenant.  If there is an Event of Default under this Lease, Landlord may, at Tenant’s expense, remove said supplemental heat, ventilation and air-conditioning system and repair any damage or injury that said supplemental heat, ventilation and air-conditioning system or the removal thereof may have caused.

58.2                          Tenant shall, prior to the expiration or earlier termination of this Lease and at Tenant’s expense, remove the supplemental heat, ventilation and air-conditioning system and repair any damage or injury caused by the removal of said supplemental heat, ventilation and air-conditioning system.  Failure to comply with the immediately preceding sentence by Tenant within five (5) days after the Expiration Date or earlier termination of this Lease shall constitute a holding over of the Demised Premises by Tenant until such time as the supplemental heat, ventilation and air-conditioning system is removed and any damage or injury caused by such removal is repaired.  Upon the expiration of earlier termination of this Lease, Landlord, at its sole option, may, at Tenant’s expense, remove the supplemental heat, ventilation and air-conditioning system, keep the supplemental heat, ventilation and air-conditioning system without compensation to Tenant or discard it without liability to Landlord and repair any damage or injury that said supplemental heat, ventilation and air-conditioning system or the removal thereof may have caused.  Tenant hereby releases Landlord from, and, upon Landlord’s demand, shall defend, indemnify and hold Landlord harmless against any liabilities and expenses that may arise with regard to said supplemental heat, ventilation and air-conditioning system.  Furthermore, in connection with said supplemental heat, ventilation and air-conditioning system, Tenant shall procure and maintain comprehensive general liability insurance in compliance with each of the requirements set forth in Article 30 hereof.

59.                               EXTERIOR SIGNAGE

59.1                          If Tenant leases in writing from Landlord no fewer than 15,000 rentable square feet of office space in the Building, then, in that case, Landlord, at Tenant’s sole cost and expense and only after Landlord receives from Tenant plans and specifications reasonably acceptable to Landlord, shall include the name and corporate logotype of Tenant on a portion of the remaining unused facia of the outside Building identification monument (the “Monument”) that stands on the Real Estate as of the Date of Lease.  Notwithstanding anything contained to the contrary in the immediately preceding sentence, Landlord shall have no obligation to identify Tenant on the Monument if the Monument is removed from the Real Estate or if inadequate space is available on the Monument for Tenant’s name and/or corporate logotype.  Landlord shall determine in its absolute discretion, the color, size and style of any signage on the Monument.  Tenant shall, at its sole cost and expense, fully and promptly cooperate with Landlord in connection with Landlord’s efforts to obtain any necessary municipal approvals.

59.2                          If:  (i) an Event of Default occurs under this Lease; (ii) Tenant assigns this Lease, except to an assignee expressly permitted under Section 16.18(a) - (d) hereof; (iii) Tenant sublets all or any part of the Demised Premises so that Tenant at any time occupies fewer than 15,000 rentable square feet of office space in the Building; and/or (iv) for any reason whatsoever, Tenant occupies fewer than 15,000 rentable square feet of office space in the Building, then, (A) Tenant shall have no rights and Landlord shall have no obligations under this Article 59 and (B) if Landlord has already included the name and corporate logotype of Tenant on the Monument, Landlord may, at Tenant’s expense, remove the name and/or corporate logotype of Tenant from the Monument and may restore, at Tenant’s sole expense, any damage or injury that said removal may have caused.  Upon the expiration or earlier termination of this Lease, Landlord may, at Tenant’s expense, remove Tenant’s name and/or corporate logotype from the Monument and may restore, at Tenant’s sole expense, any damage or injury that said removal may have caused.  Tenant’s obligation to pay Landlord in accordance with this Section 59.2 shall survive the expiration or earlier termination of this Lease.  If, by the date falling thirty (30) days after the expiration or earlier termination of the Lease, (I) Tenant’s name and corporate logotype are not removed from the Monument and (II) all damage or injury that said removal may have caused is not fully restored, then, Tenant shall be deemed a holdover tenant and liable under Article 21 hereof as if the holdover first occurred on the expiration or earlier termination of the Lease.

IN WITNESS WHEREOF, the parties hereto have entered into this Lease as of the day first set forth above.

WITNESSED BY:		LANDLORD:
PW/MS OP SUB I, LLC
		By:	The Gale Real Estate Advisors
Company, L.L.C., its Authorized
Representative

By:	/s/ Marc Leonard Ripp, Esq.	By:	/s/ Mark Yeager
	Marc Leonard Ripp, Esq.		Mark Yeager
President

ATTESTED BY:		MANAGING AGENT::
PW/MS MANAGEMENT CO., INC.

By:	/s/ Marc Leonard Ripp, Esq.	By:	/s/ Mark Yeager
	Marc Leonard Ripp, Esq.		Mark Yeager
	Corporate Secretary		President

APPLY CORPORATE SEAL HERE

ATTESTED BY:		TENANT:

INFORMATION STRATEGIES GROUP, INC.

By:	/s/ George Germano	By:	/s/ Brian Leigh
Brian Leigh
Name:			Managing Director
George Germano
Corporate Secretary
and Managing Director

APPLY CORPORATE SEAL HERE

EXHIBIT A

RENTAL PLAN

EXHIBIT B

LEGAL DESCRIPTION OF LAND

LEGAL DESCRIPTION

20 WATERVIEW BOULEVARD

Block 421, Lot 29.01

Township of Parsippany/Troy Hills, Morris County, NJ

Being known and designated as Lot 29.01 in block 421 as shown on a map entitled in part.  “Final Plat — Waterview Corporate Center — Section II, Sheets 1 and 2 of 2”, Studer and McEldowney drawings No. 1824-F and 1825-F; which maps are about to be filed at the Morris County Clerk’s offices.  Being further described as follows:

BEGINNING at a point in the northerly sideline of Waterview Boulevard, corner also to Lot 29.02 and running form said beginning point,

1.                                       along the northerly sideline of Waterview Boulevard and by a line which curves to the left having a radius of 955 feet and an arch length of 800.25 feet whose chord bears south 77 degrees 03 minutes 06 seconds west 777.04 feet to a point in said sideline, corner to lands remaining to Lot 29 at this time thence, along said Lot 29.

2.                                       north 34 degrees 21 minutes 58 seconds west 936.81 feet to a point in the line of lands know as Section III of Intervale Heights thence, along said line of lots known as Intervale Heights Section III.

3.                                       north 82 degrees 41 minutes 50 seconds east 1,154.67 feet to a point, corner also to Lot 29.02; thence, along said lot,

4.                                       south 10 degrees 43 minutes 34 seconds east 758.90 feet to the place of beginning.

All bearings being in accordance with New Jersey Grid North and the tract or parcel containing a calculated area of 16.83 acres of land, more or less, as surveyed by H. Clay McEldowney, P.E., L.S., New Jersey License No. 20891.

Subject to a 10-foot wide easement to Jersey Central Power & Light Co. which runs along course No. 1 described above.  Said assement is recorded in Book 2816 of Deeds on Page 317 at the Morris County Clerk’s office.

Subject also to two drainage easements as shown on the above-described plat about to be filed.  Said drainage easements are also more particularly shown on filed map No. 4471 at the Morris County Clerk’s office entitled final plat Waterview Corporate Center Section I.

Subject to any other easements or restrictions of record.

2

Being a portion of Lot 29 as shown on final plat Waterview Corporate Center Section I which map is on file at the Morris County Clerk’s office as map No. 4471.

Also being a portion of the same lands and premises which were conveyed by Janice H. Levin and others to Bellamead Development Corporation by deed dated June 8, 1984, a nd recorded at the Morris County Clerk’s office in Book 2731 of Deeds on Page 997.

3

EXHIBIT C

CLEANING SERVICE RIDER

The following summarizes basic cleaning services to be provided by Landlord on business days (excluding weekends and Legal Holidays) and to be included in Operating Costs.

GENERAL CLEANING OF OFFICE AREA

Cleaning Services provided five (5) business days per week.

Cleaning hours Monday through Friday, after 5:30 p.m. and before 8:00 a.m. of the following business day.

On the last day of the week the work will be done after 5:30 p.m. Friday, but before 8:00 a.m. Monday.

Furniture will be dusted and desk tops will be wiped clean.  However, desks with loose papers or other matter on the top will not be cleaned.

Window sills and baseboards to be dusted and washed as reasonably necessary.

Office wastepaper baskets will be emptied, provided garbage, trash and other refuse is separated as required pursuant to any Law or Rule and Regulation.

Cartons or refuse in excess of that which can be placed in wastepaper baskets will not be removed.  Tenants are required to place such unusual refuse in trash cans or a spot designated by Landlord.

Cleaner will not remove nor clean tea or coffee cups or similar containers; also, if such liquids are spilled in wastebaskets, the wastebaskets will be emptied but not otherwise cleaned.  Wastepaper baskets shall be lined with vinyl or plastic bags.

Exposed sheets of vinyl composition tile floors will be swept daily.

Exposed sheets of carpets will be swept daily and vacuumed weekly.

Seat cushions on chairs, sofas, etc., will be vacuumed weekly, unless cluttered with paper or other matter.

LAVATORIES

All lavatory floors to be swept and washed with disinfectant nightly.

Tile walls and dividing partitions to be washed and disinfected weekly.

Basins, bowls, urinals to be washed and disinfected daily.

Mirrors, shelves, plumbing work, bright work, and enamel surfaces cleaned nightly.

Waste receptacles and wash dispensaries to be filled with appropriate tissues, towels and soap supplied by Landlord.

C-1

MAIN LOBBY, ELEVATORS, CORRIDORS AND BUILDING EXTERIOR

Wipe and wash all floors in main lobby nightly.

Wipe and/or vacuum elevator floor nightly.

Polish floors weekly in elevator.

Elevator cab to be wiped clean daily and thoroughly cleaned and polished weekly.

Lobby walls and glass, to be wiped clean daily and thoroughly cleaned and polished weekly.

Lobby entrance doors and windows to be washed weekly.

Windows will be cleaned when necessary, but not less than once each year, inside and outside.

MISCELLANEOUS SERVICES

Sweep sidewalk in front of Building entrances daily.

Remove snow and ice from sidewalks and Parking Areas as soon as reasonably possible (but not between the hours of 6:00 p.m. and 8:00 a.m.) when accumulation reaches 3” or more, to the extent necessary to make such sidewalks and parking areas reasonably safe and usable.

Keep stairways clean.        ‘

Keep Custodian’s Rooms and Mechanical Rooms clean and in orderly condition at all times.

WORK EXCLUDED

Cleaning services do not include the washing, polishing, or waxing of furniture, file cabinets, wastebaskets or other personal property of Tenant.  When such work is necessary, Tenant may make necessary arrangements for same directly with Landlord’s cleaning employees or contractors.

C-2

EXHIBIT D

LEGAL HOLIDAYS

(a)           The day(s) officially celebrated by the State of New Jersey for the following holidays:

New Year’s Day

Martin Luther King’s Birthday

Washington’s Birthday

Memorial Day

Independence Day

Labor Day

Thanksgiving

Christmas Day

(b)           Such other holidays observed from time to time by the governments of the United States of America and/or the State of New Jersey, as designated by Landlord to Tenant in writing.

EXHIBIT E

RULES AND REGULATIONS

1.             The sidewalks, entrances, driveways, passageways, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for storage or for any other purpose other than for ingress to or egress from the Demised Premises and for delivery of merchandise and equipment to or from the Demised Premises in a prompt and efficient manner, using elevators and passageways reasonably designated for such delivery by Landlord.  There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.  Tenant shall provide protection of all floor surfaces during the moving of furniture or heavy equipment as may be reasonably required by Landlord or its Managing Agent.

2.             Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Demised Premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner reasonably approved by Landlord.  Landlord shall not charge Tenant for any permitted use of the Building freight elevator that occurs on or before the Commencement Date.  Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or this Lease.

3.             The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, sanitary napkins, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this Rule by Tenant shall be borne by Tenant.

4.             No carpet, rug or other article shall be hung or shaken out of any window of the Building; and Tenant shall not sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or unreasonably interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building.  Smoking or carrying lighted cigars or cigarettes in the elevators or other common areas of the Building is prohibited.

5.             No awnings, signs or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

6.             No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Demised Premises or the Building or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises without the prior written consent of Landlord (which consent shall not be unreasonably withheld, delayed or conditioned), except that the name of Tenant may appear on the entrance door of the Demised Premises in lettering reasonably approved by Landlord.  In the event of the violation of the foregoing by Tenant, Landlord may remove and dispose of same without any liability, and may charge the actual, out-of-pocket and reasonable expense incurred by such removal to Tenant.  Any interior listings and directories shall be inscribed, painted or affixed for Tenant only by Landlord or Managing Agent at the expense of such Tenant and shall be of a size, color and style reasonably acceptable to Landlord or Managing Agent.

7.             Tenant shall not mark, paint, drill into, or in any way deface any part of the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may reasonably direct.  Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, pursuant to Landlord’s reasonable direction, the use of cement or other similar adhesive material being expressly prohibited.

8.             No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanisms thereof.  Tenant shall give Landlord or Managing Agent a duplicate or master key or access card or code for each and every door in the Demised Premises.  Tenant must, upon the termination of its tenancy, restore to Landlord all keys or access cards to the Demised Premises, the Building and any doors therein, either furnished to, or otherwise procured by, Tenant, arid in the event of the loss of any keys or access cards, so furnished, Tenant shall pay to Landlord the actual, out-of-pocket and reasonable cost thereof.  Tenant, at its expense, shall be responsible for repair to all doors and locks which are in violation of this Rule, and shall pay any alarm fee resulting from Landlord or Managing Agent’s entrance into the Demised Premises as permitted under this Lease.

9.             Canvassing, soliciting, pamphletting and peddling in the Building and about the sidewalks, driveways and Parking Areas adjacent thereto are prohibited and Tenant shall cooperate to prevent the same.  Tenant shall report all peddlers, solicitors and beggars to Managing Agent or as Landlord otherwise requests.

10.           Landlord reserves the right, but shall have no obligation, to exclude from the Building between the hours of 6 P.M. and 8 A.M., and at all hours on Sundays and Legal Holidays all persona who do not present a pass to the Building signed by Landlord or Managing Agent.  Landlord will furnish passes to persons for whom Tenant requests same.  Tenant shall be responsible for all persons for whom it requests such pass and shall be liable to Landlord for all acts of such persons.

11.           Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for first-class offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.  No distress sale, fire sale, bankruptcy sale, liquidation, relocation sale, closing sale, going-out-of business sale, auction, sheriff’s sale, receiver’s sale, or any other sale that, in Landlord’s reasonable opinion, adversely affects the reputation of the Building or suggests that the business operations are to be discontinued in the Demised Premises shall be conducted or advertised in or about the Demised Premises.

12.           Tenant shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or any hazardous substance in violation of Law or of this Lease (except for normal and customary de minimus amounts of routine office and cleaning supplies typically housed in a first-class executive and administrative office), or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises.

13.           If the Building contains central air conditioning and ventilation, Tenant agrees to keep all windows and exterior doors closed at all times and to abide by all reasonable rules and regulations issued by Landlord with respect to such services.

14.           Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with all Laws applicable thereto and shall be done during such hours as Landlord may reasonably designate.

15.           To the extent required by applicable Laws or Governmental Authorities, Tenant shall separate its rubbish into any required categories, including, but not limited to, food products, paper, solid wastes, metals and glass.  Any excess trash or garbage which Tenant generates in excess of that generated by a normal office user, and all garbage from Tenant’s food service operation, if any, shall be removed by Landlord upon notice from Tenant, at Tenant’s sole cost and expense.  Tenant shall not dispose of any hazardous substance or waste in wastebaskets, boxes, or in Landlord’s dumpster or trash compactor.

16.           Tenant shall take reasonable action to ensure that its Visitors do not (a) utilize any parking spaces designated for the use of others, nor (b) park in any driveways, fire lanes or other areas not striped for vehicular parking.

17.           No portion of the driveways or Parking Areas serving the Building shall be used for washing, maintaining, oil changing, repairing, or installing or replacing parts in any vehicle, except to the extent that repairs are reasonably necessary to fix a flat tire or start an engine enabling the vehicle to be driven from the Real Estate.  No vehicle shall be towed from the Real Estate by Tenant, or its Visitors, except after Tenant informs Landlord or Managing Agent of such removal by telephone, in person or in writing.  Any vehicle parked on the Real Estate without proper registration and inspection or for longer than seven (7) continuous days may be removed by Landlord, which removal shall be at Tenant’s expense if the property owned or used by Tenant or its Visitors or invitees and is not removed within five (5) business days after notice to Tenant to do so.

18.           Tenant shall be solely liable for, and shall promptly pay, all costs, charges and expenses directly or indirectly related in any way to work, alterations, decorations, installations, renovations or improvements performed after the Commencement Date by Tenant or its Agents in or about the Demised Premises, including, but not limited to, permit or inspection fees, costs for electricity, HVAC, temporary or portable toilets and hot and cold water, freight elevator charges, costs for trash removal and disposal, freight dock expenses, additional security charges, insurance premiums and cleaning costs.

EXHIBIT F

LANDLORD’S BUILDING WORK

•                  Upgrade the existing cafeteria with new furniture in the seating area, artwork, vet flooring and carpeting.  Create a countertop eating area with bar stools.

•                  Enhance the landscaping in the patio area by installing new trees and plant materials and some seating along the wall.

•                  Purchase new furniture and artwork for the first floor lobby.

•                  Remove existing furniture in main lobby (2nd floor) and purchase new furniture for the four seating areas.

•                  Install a plasma tv in one of the seating areas which overlooks the patio.

•                  Purchase artwork for the atrium.

•                  Install a new directory.

•                  Add two signature waterfall features in the 2nd floor atrium.

FIRST AMENDMENT TO LEASE

1.                                      PARTIES

1.1                                 THIS AGREEMENT made 31st day of December 2008 is between 20 WATERVIEW SPE LLC (“Landlord”) whose address is c/o Mack-Cali Realty Corporation, 343 Thornall Street, P.O. Box 7817, Edison, New Jersey 08818-7817 07016 and TANGOE, INC. (“Tenant”), whose address is 20 Waterview Boulevard, Parsippany-Troy Hills, New Jersey 07054.

2.                                      STATEMENT OF FACTS

2.1                                 Landlord’s predecessor in interest, PW/MS OP Sub I, LLC, and Tenant’s predecessor in interest, Information Strategies Group, Inc., previously entered into a Lease dated July 14, 2004 (hereinafter collectively referred to as the “Lease”) covering approximately 10,497 gross rentable square feet on the third (3rd) floor (“Existing Premises”) in the building located at 20 Waterview Boulevard, Parsippany-Troy Hills, New Jersey 07054 (“Building”); and

2.2                                 The Term of the Lease expires on December 31, 2009 (“Expiration Date”); and

2.3                                 Tenant desires to expand the Existing Premises by leasing approximately 4,193 gross rentable square feet on the third (3rd) floor of the Building (“Expansion Premises”), as shown on Exhibit A attached hereto and made a part hereof; and

2.4                                 The parties desire to extend the Term of the Lease for a period to commence on January 1, 2010; and

2.5                                 The parties desire to amend certain terms of the Lease as set forth below.

3.                                      AGREEMENT

NOW, THEREFORE, in consideration of the terms, covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

3.1                                 The above recitals are incorporated herein by reference.

3.2                                 All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

3.3                                 The Term applicable to the Expansion Premises shall commence on the Expansion Premises Effective Date (as defined below) and shall terminate at 11:59 p.m. on the last day of the month in which the day prior to the three (3) year anniversary of the Expansion Premises Effective Date occurs (the “New Expiration Date”).

3.4                                 Landlord shall complete improvement work to the Expansion Premises in accordance with Exhibit B attached hereto and made part hereof at a mutually agreeable time after the date of this Agreement.

3.5                                 The effective date applicable to the Expansion Premises (the “Expansion Premises Effective Date”) shall be the earlier of (i) the day Landlord substantially completes the improvements to be made to the Expansion Premises in accordance with Exhibit B attached hereto and made part hereof or (ii) the date Tenant or anyone claiming under or through Tenant shall occupy the Expansion Premises.

3.6                                 From and after the Expansion Premises Effective Date, the following shall be effective:

a.                                       Landlord shall lease to Tenant and Tenant shall hire from Landlord the Expansion Premises as shown on Exhibit A attached hereto and made part hereof.

b.                                      The Premises shall be defined as approximately 14,690 gross rentable square feet on the third (3rd) floor of the Building and Section 1.1 (g) of the Lease shall be deemed amended accordingly.

c.                                       Tenant shall pay to Landlord an additional Security in the amount of TWENTY-TWO THOUSAND THIRTEEN AND 25/100 DOLLARS ($22,013.25), so that the total Security under the Lease shall be SIXTY- FOUR THOUSAND EIGHT HUNDRED SIX AND 03/100 DOLLARS ($64,806.03). The Security shall be governed by the provisions of Article 8 for the Lease, except that Section 8.7 shall be deemed modified be deleting “may” in the first (1st) line therein and substituting “shall” in place thereof.  Section 8.9 is hereby deleted in its entirety.

d.                                      In addition to the Minimum Rent payable applicable to the Existing Premises, Tenant shall pay Landlord Minimum Rent applicable to the Expansion Premises which shall accrue as follows and Section 1.1 (m) of the Lease shall be deemed supplemented accordingly:

Term	Annual Rate	Monthly Installments	Annual Per Sq. Ft. Rate
Commencing on the Expansion Premises Effective Date through and including the New Expiration Date	$88,053.00	$7,337.75	$21.00

Notwithstanding the foregoing, provided that this Lease is in full force and effect and Tenant has complied with each of its obligations hereunder, Tenant shall have no obligation to pay the Monthly Installments of Minimum Rent applicable to the Expansion Premises only for the first (1st), thirteenth (13th), and twenty-fifth (25th) full calendar months of the Term applicable to the Expansion Premises.

If the Expansion Premises Effective Date is a day other than the first day of a calendar month, the Monthly Installment of Minimum Rent for the month during which the Expansion Premises Effective Date occurs shall be prorated.

e.                                       Tenant’s Occupancy Percentage applicable to the Expansion Premises shall be 1.86% and Section 1.1 (h) of the Lease shall be deemed supplemented accordingly.

f.                                         Tenant shall pay Landlord, as additional rent, Tenant’s Occupancy Percentage applicable to the Expansion Premises of the increased cost to Landlord for each of the categories set forth in Article 6 Taxes; Operating Costs; Reimbursements of the Lease.

g.                                      Base Taxes applicable to the Expansion Premises shall mean the amount determined by multiplying (a) the real estate tax rate in effect on January 1, 2009 and (b) the assessed valuation of the Real Estate for the calendar year ending December 31, 2009, as such assessed valuation is or may be ultimately determined by final administrative or judicial proceeding, or by abatement by an appropriate taxing authority and Section 1.1. (i) of the Lease shall be deemed supplemented accordingly. Assessed valuation shall mean the valuation of the Real Estate on which Taxes are based.

h.                                      First Operating Year applicable to the Expansion Premises shall mean the calendar year ending December 31, 2009 and First Tax Year applicable to the Expansion Premises shall mean the calendar year ending December 31, 2009 and Section 1.1 (j) of the Lease shall be deemed supplemented accordingly.

i.                                          Tenant shall pay the cost of electricity consumed within the Expansion Premises in accordance with Article 25 of the Lease Electricity.

j.                                          The number of parking spaces as set forth in Section 1.1 (q) of fee Lease shall be increased to forty-nine (49) spaces of which five (5) shall be Designated Spaces.

3.7                                 The Term applicable to the Existing Premises shall be extended for a period commencing on January 1, 2010 and expiring at 11:59 p.m. on the New Expiration Date (“Extension Term”) and Section 1.1 (k) of the Lease shall be deemed amended accordingly.

3.8                                 Landlord shall complete improvement work to the Existing Premises in accordance with Exhibit B attached hereto and made part hereof at a mutually agreeable time after the date of this Agreement.

3.9                                 Commencing on January 1, 2010, the following shall be effective:

a.                                       The Minimum Rent applicable to the Existing Premises shall be as follows and Section 1.1 (m) of the Lease shall be deemed supplemented accordingly:

Term	Annual Rate	Monthly Installments	Annual Per Sq. Ft. Rate
Commencing on January 1, 2010 through and including the New Expiration Date	$259,800.75	$21,650.06	$24.75

Notwithstanding the foregoing, provided that this Lease is in full force and effect and Tenant has complied with each of its obligations hereunder, Tenant shall have no obligation to pay the Monthly Installments of Minimum Rent applicable to the Existing Premises only for the first (1st) and thirteenth (13th) full calendar months of the Extension Term applicable to the Existing Premises.

b.                                      Tenant shall pay Landlord, as additional rent, Tenant’s Occupancy Percentage applicable to the Existing Premises of the increased cost to Landlord for each of the categories set forth in Article 6 Taxes; Operating Costs; Reimbursements of the Lease.

c.                                       Base Taxes applicable to the Existing Premises shall mean the amount determined by multiplying (a) the real estate tax rate in effect on January 1, 2009 and (b) the assessed valuation of the Real Estate for the calendar year ending December 31, 2009, as such assessed valuation is or may be ultimately determined by final administrative or judicial proceeding, or by abatement by an appropriate taxing authority and Section 1.1. (i) of the Lease shall be deemed supplemented accordingly. Assessed valuation shall mean the valuation of the Real Estate on which Taxes are based.

d.                                      First Operating Year applicable to the Existing Premises shall mean the calendar year ending December 31, 2009 and First Tax Year applicable to the Existing Premises shall mean the calendar year ending December 31, 2009 and Section 1.1 (j) of the Lease shall be deemed supplemented accordingly.

e.                                       Tenant shall continue to pay the cost of electricity consumed within the Existing Premises in accordance with Article 25 of the Lease Electricity.

3.10                           Article 51 (Renewal Options) and Article 56 (Right of First Offer) shall be deleted in their entirety.

3.11                           The following shall be added as Article 51 to the Lease:

OPTION TO RENEW:

(a)                                  If the term of this Lease shall then be in full force and effect and Lessee has complied fully with its obligations hereunder, Lessee shall have the option to extend the term of this Lease for a period of five (5) years (the “Renewal Term”) commencing on the day immediately following the Expiration Date, provided however that Lessee shall give Lessor notice of its election to extend the term no earlier than twelve (12) months prior to the New Expiration Date nor later than nine (9) months prior to the New Expiration Date.  TIME BEING OF THE ESSENCE in connection with the exercise of Lessee’s option pursuant to this Article.

(b)                                 Such extension of the term of this Lease shall be upon the same covenants and conditions, as herein set forth except for the Fixed Basic Rent (which shall be determined in the manner set forth below), and except that Lessee shall have no farther right to extend the term of this Lease after the exercise of the single option described in paragraph (a) of this Section.  If Lessee shall duly give notice of its election to extend the term of this Lease, the Renewal Term shall be added to and become a part of the Term of this Lease (but shall not be considered a part of the initial Term), and any reference in this Lease to the “Term of this Lease”, the “Term hereof”, or any similar expression shall be deemed to include such Renewal Term, and, in addition, the term “Expiration Date” shall thereafter mean the last day of such Renewal Term.  Lessor shall have no obligation to perform any alteration or preparatory or other work in and to the Premises or provide a tenant improvement allowance and Lessee shall continue possession thereof in its “as is” condition.

(c)                                  If Lessee exercises its option for the Renewal Term, the Fixed Basic Rent during the Renewal Term shall be the fair market rent for the Premises, as hereinafter defined.

(d)                                 Lessor and Lessee shall use their best efforts, within thirty (30) days after Lessor receives Lessee’s notice of its election to extend the Term of this Lease for the Renewal Term (“Negotiation Period”), to agree upon the Fixed Basic Rent to be paid by Lessee during the Renewal Term. If Lessor and Lessee shall agree upon the Fixed Basic Rent for the Renewal Term, the parties shall promptly execute an amendment to this Lease stating the Fixed Basic Rent for the Renewal Term.

(e)                                  If the parties are unable to agree on the Fixed Basic Rent for the Renewal Term during the Negotiation Period, then within fifteen (15) days after notice from the other party, given after expiration of the Negotiation Period, each parry, at its cost and upon notice to the other party, shall appoint a person to act as an appraiser hereunder, to determine the fair market rent for the Premises for the Renewal Term. Each such person shall be a real estate broker or appraiser with at least ten years’ active commercial real estate appraisal or brokerage experience (involving the leasing of office space as agent for both landlords and lessees) in the County of Morris. If a party does not appoint a person to act as an appraiser within said fifteen (15) day period, the person appointed by the other party shall be the sole appraiser and shall determine the aforesaid fair market rent.  Each notice containing the name of a person to act as appraiser shall contain also the person’s address. Before proceeding to establish the fair market rent, the appraisers shall subscribe and swear to an oath fairly and impartially to determine such rent.

If the two appraisers are appointed by the parties as stated in the immediately preceding paragraph, they shall meet promptly and attempt to determine the fair market rent.  If they are unable to agree within forty-five (45) days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within fifteen (15) days after the last day the two appraisers are given to determine the fair market rent.  If they are unable to agree on the third person to act as appraiser within said fifteen (15) day period, the third person shall be appointed by the American Arbitration Association (the “Association”), upon the application of Lessor or Lessee to the office of the Association nearest the Building. The person appointed to act as appraiser by the Association shall be required to meet the qualifications stated in the immediately preceding paragraph. Each of the parties shall bear fifty percent (50%) of the cost of appointing the third person and of paying the third person’s fees. The third person, however selected, shall be required to take an oath similar to that described above.

The three appraisers shall meet and determine the fair market rent.  A decision in which two of the three appraisers concur shall be binding and conclusive upon the parties. In deciding the dispute, the appraisers shall act in accordance with the rules then in force of the Association, subject however, to such limitations as may be placed on them by the provisions of this Lease.

Notwithstanding the foregoing, in no event shall the Fixed Basic Rent during the Renewal Term be less than the Fixed Basic Rent during the last year of the Term of this Lease immediately preceding the Renewal Term.

(f)                                    After the fair market rent for the Renewal Term has been determined by the appraiser or appraisers and the appraiser or appraisers shall have notified the parties, at the request of either party, both parties shall execute and deliver to each other an amendment of this Lease stating the Fixed Basic Rent for the Renewal Term.

(g)                                 If the Fixed Basic Rent for the Renewal Term has not been agreed to or established prior to the commencement of the Renewal Term, then Lessee shall pay to Lessor an annual rent (“Temporary Rent”) which Temporary Rent shall be equal to the Fixed Basic Rent payable by Lessee for the last year of the Term immediately preceding the Renewal Term. Thereafter, if the parties shall agree upon a Fixed Basic Rent, or the Fixed Basic Rent shall be established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent (i) if such Fixed Basic Rent is greater than the Temporary Rent, Lessee shall promptly pay to Lessor the difference between the Fixed Basic Rent determined by agreement or the appraisal process and the Temporary Rent, or (ii) if such Fixed Basic Rent is less than the Temporary Rent, Lessor shall credit to Lessee’s subsequent monthly installments of Fixed Basic Rent the difference between the Temporary Rent and the Fixed Basic Rent determined by agreement or the appraisal process.

(h)                                 In describing the fair market rent during the Renewal Term, the appraiser or appraisers shall be required to take into account the rentals at which leases are then being concluded (as of the last day of the Term) (for five (5) year leases without renewal options with the lessor and lessee each acting prudently, with knowledge and for self-interest, and assuming that neither is under undue duress) for comparable space in the Building and incomparable office buildings in the County of Morris.

(i)                                     The option granted to Lessee under this Article 51 may be exercised only by Lessee, its permitted successors and assigns, and not by any subtenant or any successor to the interest of Lessee by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Lessee or substantially all of Lessee’s property. Lessee shall have no right to exercise this option subsequent to the date Lessor shall have the right to give the notice of termination referred to in Article 35 of the Lease unless Lessee cures the default within the applicable grace period. Notwithstanding the foregoing, Lessee shall have no right to extend the term if, at the time it gives notice of its election (i) Lessee shall not be in occupancy of substantially all of the Premises or (ii) the Premises (or any part thereof) shall be the subject of a sublease. If Lessee shall have elected to extend the term, such election shall be (at Lessor’s sole option) deemed withdrawn if, at any time after the giving of notice of such election and prior to the commencement of the Renewal Term, Lessee shall sublease (all or any portion of) the Premises or assign Lessee’s interest in this Lease.

3.12                           No later than thirty (30) days after the determination of the Expansion Premises Effective Date, the parties shall agree to memorialize the Expansion Premises Effective Date in writing.

3.13                           Tenant represents and warrants to Landlord that no broker brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from any and all claims of any broker arising out of or in connection with negotiations of, or entering into of, this Agreement.

3.14                           Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this Agreement, including the Minimum Rent and Additional Rent, to any person, corporation, partnership, association, newspaper, periodical or other entity, except to Tenant’s accountants or attorneys (who shall also be required to keep the terms of this Agreement confidential) or as required by law. This non-disclosure and confidentiality agreement will be binding upon Tenant without limitation as to time, and a breach of this paragraph will constitute a material breach under this Agreement and the Lease.

3.15                           Tenant hereby represents to Landlord that (i) there exists no default under the Lease either by Landlord or Tenant; (ii) Tenant is entitled to no credit, free rent or other offset or abatement of the rents due under the Lease; and (iii) there exists no offset, defense or counterclaim to Tenant’s obligation under the Lease.

3.16                           Except as expressly amended herein, the Lease dated July 14, 2004, as amended herein, shall remain in full force and effect as if the same had been set forth in full herein, and Landlord and Tenant hereby ratify and confirm all of the terms and conditions thereof.

3.17                           This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

3.18                           Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each parry hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written, and acknowledge one to the other that they possess the requisite authority to enter into this transaction and to sign this Agreement.

LANDLORD:

20 WATERVIEW SPE LLC

By:          Gale SLG NJ Mezz LLC, sole member

By:          Gale SLG NY Operating Partnership, sole member

By:          Gale SLG NY GP LLC, general partner

By:          Mack-Green-Gale LLC, sole member

By:          Mack-Cali Ventures L.L.C., managing member

By:          Mack-Cali Realty, L.P., sole member

By:          Mack-Cali Realty Corporation, its general partner

By:	/s/ Michael A. Grossman
Michael A. Grossman
Executive Vice President

TENANT:

TANGOE, INC.

By:	/s/ Gary R. Martino
	Name:	Gary R. Martino
	Title:	CFO

EXHIBIT A

LOCATION OF PREMISES
TANGOE, INC.

12/17/08

EXPANSION SPACE
EXISTING PREMISES

MACK-CALI CORPORATE CENTER - BE
THIRD FLOOR
20 WATERVIEW BLVD.
PARSIPPANY, NEW JERSEY 07054

MACK-CALI
Realty Corporation

EXHIBIT B

LANDLORD’S WORK

NOTES

RE:          Workletter Agreement for office space on the third (3rd) floor at 20 Waterview Boulevard, Parsippany, New Jersey.

, 2008

TENANT:

TANGOE. INC.

You (“Tenant”) and we (“Landlord”) are executing simultaneously with this Workletter Agreement a written lease amendment (“Amendment”), covering the space referred to above, as more particularly described in the Amendment (“Existing Premises and Expansion Premises”),

To induce Tenant to enter into the Lease (which is hereby incorporated by reference) and in consideration of the covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

1.             Landlord shall have its architect prepare the following architectural and mechanical drawings and specifications based upon the sketch layout supplied to Landlord by Tenant, attached hereto and made a part hereof, upon full execution of this Lease.

a.             Architectural drawings and specifications for Tenant’s partition layout, reflected ceiling, placement of electrical outlets and other installations for the work to be done by Landlord.

b.             Mechanical plans and specifications where necessary for installation of air conditioning systems, ductwork and heating.

All such plans and specifications are expressly subject to Landlord’s written approval, which Landlord covenants it will not unreasonably withhold.

2.             Landlord agrees to cause the partition plan, electrical plan and the reflected ceiling plan to be delivered to Tenant on or before the fifteenth (15th) day after Tenant’s approved sketch layout. Tenant agrees to approve said plans by initiating and returning same to Landlord within three (3) days of receipt of each plan. Upon approval of the plans initialed by Tenant, Landlord shall file said plans with the appropriate governmental agencies.

3.             Landlord agrees, at its expense and without charge to Tenant (unless otherwise provided), to do the work in the Existing Premises and Expansion Premises as shown on the plans attached hereto and described on the “Description of Materials” schedule attached hereto which shall hereinafter be referred to as “The Work”. The Work shall include Landlord’s general conditions and overhead amounts indicated on the Description of Materials. “Building Standard” shall mean the type and grade of material, equipment and/or device designated by Landlord as standard for the Building. All items are Building Standard unless otherwise noted. The provisions of Article 13 of the Lease shall apply to any alterations made to the Existing Premises and Expansion Premises after the initial work to be performed herein. The Work shall include four (4) additional 110 V 30A circuits in the computer room in the Existing Premises, the cleaning, waxing or replacing, where necessary, of the existing linoleum tile floor, a Greenfield Conduit will be installed per Tenant’s specification in order to allow Tenant to run communication cables to the cubicles, installation of outlets in new cubicles, combination door entry to entry door of Expansion Premises, removal of Plywood from the closet in the Expansion Premises, and removal of the demising wall in the Existing Premises and the storage room. The carpet, ceiling tiles and lighting shall match those existing in the Existing Premises. Tenant shall approve soffit design.

4.             Intentionally omitted.

5.             All low partitioning, workstation modules, bank screen partitions and prefabricated partition systems shall be furnished and installed by Tenant.

6.             The installation or wiring of telephone and computer (data) outlets is not part of The Work. Tenant shall bear the responsibility to provide its own telephone and data systems at Tenant’s sole cost and expense. Upon expiration or sooner termination of the Lease, Tenant shall remove all telephone and data equipment and wiring from the Existing Premises and Expansion Premises and the Building risers upon vacation of same.

7.             Changes in The Work, if necessary or requested by the Tenant, shall be accomplished after submission of Tenant’s final approved sketch layout, and without invalidating any part of the Lease or Workletter Agreement, by written agreement between Landlord and Tenant hereinafter referred to as a Change Order. Each Change Order shall be prepared by Landlord and signed by both Tenant and Landlord stating their agreement upon all of the following:

a.             The scope of the change in The Work; and

b.             The cost o f the change; and

c.             Manner in which the cost will be paid or credited; and

d.             The estimated extent of any adjustment to the Expansion Premises Effective Date (if any) as a result of the change in The Work.

Each and every Change Order shall be signed by Landlord’s and Tenant’s respective construction representatives. In no event shall any Change Order(s) be permitted without such authorizations. A 10% supervision plus 10% overhead charge will be added to the cost of any Change Order and to the cost of any other work to be performed by Landlord in the Existing Premises and Expansion Premises after Landlord’s completion of The Work. If Tenant shall fail to approve any such Change Order within one (1) week, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon. Any increase in the cost of The Work or the change in The Work stated in a Change Order which results from Tenant’s failure to timely approve and return said Change Order shall be paid by the Tenant. Tenant agrees to pay to Landlord the cost of any Change Order promptly upon receipt of an invoice for same.

8.             If Tenant elects to use the architect suggested by Landlord, this architect becomes the Tenant’s agent solely with respect to the plans, specifications and The Work. If any change is made after completion of schematic drawings and prior to completion of final construction documents which result in a Change Order and additional costs, such costs shall be the responsibility of the Tenant.

9.             Prior to Tenant’s occupancy of the Expansion Premises, Tenant shall identify and list any portion of The Work which does not conform to this Workletter Agreement (“Punch List”). The Landlord shall review with the Tenant all of the items so listed and correct or complete any portion of The Work which fails to conform to the requirements of this Workletter Agreement.

10.           The terms contained in the Amendment (which include all exhibits attached thereto) constitute Landlord’s agreement with Tenant with respect to the work to be performed by Landlord on Tenant’s behalf. If the architectural drawings are in conflict with the terms of the Amendment, then the Lease shall be deemed the controlling document.

11.           All materials and installations constructed for the Tenant within the Existing Premises and Expansion Premises shall become the property of the Landlord upon installation. No refund, credit or removal of said items is to be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (e.g. shelving, furniture, etc.).

12.           It is agreed that notwithstanding the date provided in the Lease for the Expansion Premises Effective Date, the term applicable to the Expansion Premises shall not commence until Landlord has “substantially completed” all work to be performed by Landlord in the Expansion Premises as hereinbefore set forth in Paragraph 3 above and as set forth in the Amendment; provided, however, that if Landlord shall be delayed in substantially completing said work as a result of:

a.             Tenant’s failure to approve the plans and specifications in accordance with Paragraph 2 hereof; or

b.             Tenant’s failure to furnish interior finish specifications, i.e., paint colors, carpet selection, etc., to Landlord by the fifth (5th) working day after Landlord has approved the plans and specifications submitted by Tenant referred to in Paragraph 2 hereof; or

c.             Tenant’s request for materials, finishes or installations other than Landlord’s Building Standard; or

d.             Tenant’s changes in The Work; or

e.             The performance of a person, firm, partnership or corporation employed by Tenant and the completion of the said work by said person, firm, partnership or corporation;

then the Expansion Premises Effective Date of the term of said Lease shall be accelerated by the number of days of such delay and Tenant’s obligation to pay Minimum Rent and Additional Rent shall commence as of such earlier date.

13.           Landlord shall permit Tenant and its agents to enter the Expansion Premises prior to the Expansion Premises Effective Date in order that Tenant may perform through its own non-union contractors (or union contractor if required by Landlord) such other work and decorations as Tenant may desire at the same time Landlord’s contractors are working in the Existing Premises and Expansion Premises. The foregoing license to enter prior to the Expansion Premises Effective Date, however, is conditioned upon:

a.             Tenant’s workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord’s mechanics or contractors or by any other Tenant or its mechanics or contractors; and

b.             Tenant providing Landlord with evidence of Tenant’s contractors and subcontractors carrying such worker’s compensation, general liability, personal and property insurance as required by law and in amounts no less than the amounts set forth in Article 30 of the Lease.  If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Such entry shall be deemed controlled by all of the terms, covenants, provisions and conditions of said Lease, except as to the covenant to pay Minimum Rent and Additional Rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s decorations or installations so made prior to the Expansion Premises Effective Date, the same being solely at Tenant’s risk.

14.           No part of the Existing Premises and Expansion Premises shall be deemed unavailable for occupancy by the tenant, or shall any work which the Landlord is obligated to perform in such part of the Existing Premises and Expansion Premises be deemed incomplete for the purpose of any adjustment of Minimum Rent payable hereunder, solely due to the non-completion of details of construction, decoration or mechanical adjustments which are minor in character and the non-completion of which does not materially interfere with the Tenant’s use of such part of the Existing Premises and Expansion Premises.

15.                                 Tenant is responsible for all costs related to the repairs and maintenance of any additional or supplemental HVAC systems, appliances and equipment installed to meet Tenant’s specific requirements.  Tenant shall purchase a service contract for this equipment so that the equipment is covered by such service contract each year of the term of the Lease and shall forward a copy of such contract to Landlord.

16.                                 If construction is to occur in a space occupied by Tenant’s employees, Tenant shall be liable for all costs associated with a delay if Tenant shall fail to comply with a submitted construction schedule to relocate personnel, furniture, or equipment. Tenant shall relocate such personnel, furniture and equipment at its sole cost and expense. These costs shall include, but not be limited to the following:

a.                                       cost of construction workers time wasted; and

b.                                      cost of any overtime work necessary to meet schedule deadlines; and

c.                                       any other costs associated with delays in final completion.

17.                                 This workletter is based on the quantities and specifications listed herein. Any change to these specifications shall require the recalculation of the construction costs.  Such recalculation shall not negate any other section of this Lease.

18.                                 All sums payable by Tenant to Landlord in connection with this Exhibit B and any other work to be performed by Landlord within the Existing Premises and Expansion Premises and billable to Tenant shall be deemed Additional Rent.

19.                                 With respect to the construction work being conducted in or about the Existing Premises and Expansion Premises, each party agrees to be bound by the approval and actions of their respective construction representatives. Unless changed by written notification, the parties hereby designate the following individuals as their respective construction representatives:

FOR LANDLORD:                                                               FOR TENANT:

c/o Mack-Cali Realty Corporation

12/23/08

EXHIBIT B

LANDLORD’S WORK

Tenant Improvements for office space consisting of 10,497 RSF on the third (3rd) floor at 20 Waterview Boulevard, Parsippany, NJ between 20 Waterview SPE LLC, as Landlord and Tangoe, Inc., as Tenant

DESCRIPTION OF MATERIALS

	Units	Quantity
DESIGN COSTS – 5502
Architect	SF
Printing Costs	EA	150

	Units	Quantity
GENERAL REQUIREMENTS - 5510
Dumpsters	EA	2
Permits, inspections, and Certificate of Occupancy	SF	4,193
Supervision	SF	14,690
Cutting and Patching	SF	4,193
Misc Tools and Equipment	SF	4,193
Temp. Services and Protection	SF	4,193
Construction Clean up	SF	4,193
Final Clean up, windows, floors	SF	14,690

	Units	Quantity
DEMOLITION- 5505
Remove Carpet	SF	3200
Remove Partitions	LF	90
Remove Ceiling Tile Only	SF	3200

	Units	Quantity
CABINETS & MILL WORK - 5561
Closet Shelf and Rod	LF	5

	Units	Quantity
DOORS, BUCKS, HARDWARE - 5540
Interior doors 3’0” x 7’0”_x1 3/4” SC stain grade	EA	3
* HMB	EA	3
* Doorstops	EA	1
* Coat hook

	Units	Quantity
PARTITIONS - 5530
* 2 1/2” metal studs 24” OC; 5/8” gypsum board to U/S Ceiling (with SAB)	LF	3
* 2 1/2” metal studs 24” OC; 5/8” gypsum board to
U/S Ceiling (w/No SAB)	LF	20
* Finish on Mullions	EA	1
* Soffit at demising partition to tie ceilings in	LF	90
* Scar Patch	MH	16

	Units	Quantity
ACOUSTICAL CEILINGS - 5542
* Patch grid at deck high partitions	LF	90
* Replace Second look II tile only	SF	3200
* Add sound attenuation blankets above ceilings	SF	120

Workletter Agreement

	Units	Quantity
PAINTING A VINYL WALL COVERING 5565
* Paint - 2 coats flat latex	SF	10000
* Repaint doors	EA	25
* Stain or paint new doors	EA	3
* Paint hollow metal frames	EA	24

	Units	Quantity
FLOORING & CARPET - 5564
* Floor preparation	SF	3200
* Vinyl cove base	LF	420
* Vinyl composition tile	SF	800
* Carpet to be building standard $15.00 allowance per yard, including a 10% waste factor	SY	300

	Units	Quantity
FIRE SUPPRESSION SYSTEM - 5574
Plans & Permits	EA	1
* Relocate existing heads	EA	35

	Units	Quantity
HVAC - 5535
* Bldg Std HVAC distribution system	SF	14,690
* Balance report	SF	14,690

	Units	Quantity
ELECTRICAL - 5533
DEMOLITION	SF	14,690
* Electrical Demolition
SWITCHES
* Install single pole switch	EA	4
EXIT AND EMERGENCY LIGHTS
* Install new exit light	EA	4
Install new “Low” exit light
* Install new emergency light	EA	4
CIRCUITS and RECEPTACLES
* Install wall duplex receptacle	EA	5
MISCELLANEOUS
Rewire electrical service	EA	1
* Install power feed for modular partition	EA	4
* Power Requirements for HVAC systems	SF	14,690

	Units	Quantity
ALARM- 5572
Install new Horn/Strobe	EA	3

ASSUMPTIONS AND CLARIFICATIONS:
* Asterisk (*) indicates Building Standard items.
+ Cross (+) indicates non-Building Standard items.
The following work b included:
Communications Work, Tele/Data
Security and Access Systems
Office furniture, Equipment, and Appliances
Modular Partitions and Work stations
Overtime except for work in adjacent tenant spaces or public areas of the building
Dishwashers are not allowed
Undercounter ice makers are not allowed
Existing window blinds to be cleaned and repaired as required
Existing space to be demolished as required
Estimate based on drawing SK-3 dated 11/3/08 prepared by Mack-Cali Realty

Corp
Millwork limited to new coat closet rod and shelf
New doors to be 7” high solid core stain grade birch in knock down hollow metal frames
Finish hardware to be ADA compliant building standard cylindrical
Partition at executive office to be ceiling high with sound insulation
All other new partitions to be ceiling high without sound insulation
Soffit to be constructed where demising partition removed to tie ceilings together
Existing ceiling tile to be removed and replaced with new to match the existing space
All wall surfaces to be painted. Vinyl wall covering is not included
Doors and frames to be finished to match the existing
Storage rooms receive vinyl composition tile and vinyl cove base
Remainder of the space receive building standard loop pile carpet and vinyl cove base
Fire sprinkler heads to be relocated as needed for new layout and ceiling tile replacement
No new plumbing work is included
Building HVAC system to be modified as needed for new tenant layout
No special or supplemental HVAC system is included
New electrical work limited to
New executive office
New storage rooms
Modular partitions where demising partition is removed
Exit and emergency lights to be installed as per code requirements
Fire alarm devices to be installed as per code requirements

ELEC. CLO.
NEW VCT & PAINT
NEW VCT & PAINT
NOTES:
1. NEW PAINT & CARPET TO MATCH ADJACENT EXISTING SPACE (BLD. STD.)
2. NEW 2X4 CEILING TILES TO MATCH ADJACENT EXISTING SPACE
3. PROVIDE POWER FOR NEW WORKSTATIONS (COORDINATE W/ TENANT).
EXECUTIVE OFFICE
EXPANSION SPACE
EXISTING SPACE

PROPOSED LAYOUT:
TANGOE - SK-3

20 WATERVIEW BLVD - BE
THIRD FLOOR
20 WATERVIEW BLVD.
PARSIPPANY, NJ
11/05/08

JOB#: 08-457

FOR MACK-CALI USE ONLY!

MACK-CALI
Realty Corporation